AMENDED AND RESTATED CREDIT AGREEMENT


                                     Among


                          TESORO PETROLEUM CORPORATION
                                 as the Company


                                      and


                                 BANQUE PARIBAS
         Individually, as an Issuing Bank and as Administrative Agent,


                            THE BANK OF NOVA SCOTIA
                    Individually and as Documentation Agent


                                      and


                             FINANCIAL INSTITUTIONS
                        NOW OR HEREAFTER PARTIES HERETO


                     $150,000,000 Revolving Credit Facility


                                  June 7, 1996



                               TABLE OF CONTENTS


                                   ARTICLE I

                                  DEFINITIONS

    Section 1.01   Definitions . . . . . . . . . . . . . . . . .1
    Section 1.02   Accounting Terms and Determinations . . . . 21
    Section 1.03   Other Definitional Terms. . . . . . . . . . 21

                                   ARTICLE II

                           AMOUNT AND TERMS OF LOANS

    Section 2.01   Commitments . . . . . . . . . . . . . . . . 21
    Section 2.02   Borrowing Requests. . . . . . . . . . . . . 22
    Section 2.03   Letters of Credit . . . . . . . . . . . . . 23
    Section 2.04   Disbursement of Funds . . . . . . . . . . . 27
    Section 2.05   Notes.. . . . . . . . . . . . . . . . . . . 27
    Section 2.06   Interest. . . . . . . . . . . . . . . . . . 28
    Section 2.07   Interest Periods. . . . . . . . . . . . . . 29
    Section 2.08   Repayment of Loans. . . . . . . . . . . . . 29
    Section 2.09   Termination or Reduction of  Revolving
                      Credit Commitments . . . . . . . . . . . 30
    Section 2.10   Prepayments . . . . . . . . . . . . . . . . 30
    Section 2.11   Continuation and Conversion Options . . . . 31
    Section 2.12   Fees. . . . . . . . . . . . . . . . . . . . 32
    Section 2.13   Payments, etc . . . . . . . . . . . . . . . 33
    Section 2.14   Interest Rate Not Ascertainable, etc. . . . 33
    Section 2.15   Illegality. . . . . . . . . . . . . . . . . 34
    Section 2.16   Increased Costs . . . . . . . . . . . . . . 34
    Section 2.17   Change of Lending Office. . . . . . . . . . 36
    Section 2.18   Funding Losses. . . . . . . . . . . . . . . 36
    Section 2.19   Sharing of Payments, etc. . . . . . . . . . 36
    Section 2.20   E&P Borrowing Base. . . . . . . . . . . . . 37
    Section 2.21   Taxes . . . . . . . . . . . . . . . . . . . 38
    Section 2.22   Pro Rata Treatment. . . . . . . . . . . . . 40
    Section 2.23   Disposition of Proceeds . . . . . . . . . . 41
    Section 2.24   Senior Debt . . . . . . . . . . . . . . . . 41

                                  ARTICLE III

            CONDITIONS TO BORROWINGS AND TOPURCHASE, RENEWAL AND RE

    Section 3.01   Closing . . . . . . . . . . . . . . . . . . 41

    Section 3.02   Conditions Precedent to Initial Loan. . . . 41
    Section 3.03   Conditions Precedent to Each Loan . . . . . 44
    Section 3.04   Recordings. . . . . . . . . . . . . . . . . 44

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

    Section 4.01   Corporate Existence . . . . . . . . . . . . 45
    Section 4.02   Corporate Power and Authorization . . . . . 45
    Section 4.03   Binding Obligations . . . . . . . . . . . . 45
    Section 4.04   No Legal Bar or Resultant Lien. . . . . . . 45
    Section 4.05   No Consent. . . . . . . . . . . . . . . . . 45
    Section 4.06   Financial Information . . . . . . . . . . . 45
    Section 4.07   Investments and Guaranties. . . . . . . . . 46
    Section 4.08   Litigation. . . . . . . . . . . . . . . . . 46
    Section 4.09   Use of Proceeds . . . . . . . . . . . . . . 46
    Section 4.10   Compliance with ERISA . . . . . . . . . . . 46
    Section 4.11   Taxes; Governmental Charges . . . . . . . . 46
    Section 4.12   Titles, etc . . . . . . . . . . . . . . . . 47
    Section 4.13   Defaults. . . . . . . . . . . . . . . . . . 47
    Section 4.14   Casualties; Taking of Properties. . . . . . 47
    Section 4.15   Compliance with the Law . . . . . . . . . . 47
    Section 4.16   No Material Misstatements . . . . . . . . . 47
    Section 4.17   Investment Company Act. . . . . . . . . . . 48
    Section 4.18   Public Utility Holding Company Act. . . . . 48
    Section 4.19   Subsidiaries. . . . . . . . . . . . . . . . 48
    Section 4.20   Insurance . . . . . . . . . . . . . . . . . 48
    Section 4.21   Mortgaged Property. . . . . . . . . . . . . 48
    Section 4.22   Gas Imbalances. . . . . . . . . . . . . . . 48
    Section 4.23   Environmental Matters . . . . . . . . . . . 48

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

    Section 5.01   Maintenance and Compliance, etc.. . . . . . 50
    Section 5.02   Payment of Taxes and Claims, etc. . . . . . 50
    Section 5.03   Further Assurances. . . . . . . . . . . . . 50
    Section 5.04   Performance of Obligations. . . . . . . . . 51
    Section 5.05   Insurance.. . . . . . . . . . . . . . . . . 51
    Section 5.06   Accounts and Records. . . . . . . . . . . . 51
    Section 5.07   Right of Inspection.. . . . . . . . . . . . 51
    Section 5.08   Operation and Maintenance of Mortgaged
                      Property and Compliance with Leases. . . 52

    Section 5.09   Stock of Subsidiaries.. . . . . . . . . . . 52
    Section 5.10   Certain Additional Assurances Regarding
                      Maintenance and Operation of Properties. 52
    Section 5.11   Designation of Subsidiaries as Additional
                      Guarantors . . . . . . . . . . . . . . . 52
    Section 5.12   Minimum Capital Expenditures. . . . . . . . 52
    Section 5.13   Payment of Charters and Tariffs.. . . . . . 52
    Section 5.14   Title Opinions. . . . . . . . . . . . . . . 52
    Section 5.15   Reporting Covenants . . . . . . . . . . . . 52

                                   ARTICLE V

                              INEGATIVE COVENANTS

    Section 6.01   Consolidated Tangible Net Worth.. . . . . . 56
    Section 6.02   Consolidated Current Ratio. . . . . . . . . 56
    Section 6.03   Consolidated Cash Flow Coverage Ratio.. . . 56
    Section 6.04   Consolidated Interest Coverage Ratio. . . . 57
    Section 6.05   Indebtedness. . . . . . . . . . . . . . . . 57
    Section 6.06   Liens.. . . . . . . . . . . . . . . . . . . 59
    Section 6.07   Mergers, Sales, etc.. . . . . . . . . . . . 61
    Section 6.08   Restricted Payments.. . . . . . . . . . . . 61
    Section 6.09   Investments, Loans, etc.. . . . . . . . . . 62
    Section 6.10   Lease Payments. . . . . . . . . . . . . . . 64
    Section 6.11   Sales and Leasebacks. . . . . . . . . . . . 64
    Section 6.12   Nature of Business. . . . . . . . . . . . . 64
    Section 6.13   ERISA Compliance. . . . . . . . . . . . . . 64
    Section 6.14   Sale or Discount of Receivables.. . . . . . 65
    Section 6.15   Negative Pledge Agreements. . . . . . . . . 65
    Section 6.16   Transactions with Affiliates. . . . . . . . 65
    Section 6.17   Unconditional Purchase Obligations. . . . . 66
    Section 6.18   Stock.. . . . . . . . . . . . . . . . . . . 66
    Section 6.19   Non-Recourse Indebtedness . . . . . . . . . 66

                                  ARTICLE VII

                               EVENTS OF DEFAULT

    Section 7.01   Payments. . . . . . . . . . . . . . . . . . 66
    Section 7.02   Covenants Without Notice. . . . . . . . . . 66
    Section 7.03   Other Covenants . . . . . . . . . . . . . . 66
    Section 7.04   Other Financing Document Obligations. . . . 67
    Section 7.05   Representations . . . . . . . . . . . . . . 67
    Section 7.06   Non-Payments of Other Indebtedness. . . . . 67
    Section 7.07   Defaults Under Other Agreements . . . . . . 67

    Section 7.08   Bankruptcy. . . . . . . . . . . . . . . . . 67
    Section 7.09   ERISA . . . . . . . . . . . . . . . . . . . 68
    Section 7.10   Money Judgment. . . . . . . . . . . . . . . 68
    Section 7.11   Discontinuance of Business. . . . . . . . . 68
    Section 7.12   Security Instruments. . . . . . . . . . . . 68
    Section 7.13   Change of Control . . . . . . . . . . . . . 68
    Section 7.14   Mandatory Prepayments . . . . . . . . . . . 68
    Section 7.15   Material Adverse Event. . . . . . . . . . . 68

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

    Section 8.01   Appointment of Administrative Agent . . . . 69
    Section 8.02   Nature of Duties of Administrative Agent
                      and Documentation Agent. . . . . . . . . 69
    Section 8.03   Lack of Reliance on the Administrative
                      Agent and the Documentation Agent. . . . 69
    Section 8.04   Certain Rights of the Administrative Agent. 70
    Section 8.05   Reliance by Administrative Agent. . . . . . 70
    Section 8.06   Indemnification of Administrative Agent
                      and the Documentation Agent. . . . . . . 70
    Section 8.07   The Administrative Agent and Documentation
                      Agent in their Individual Capacity . . . 70
    Section 8.08   Lender as Owner . . . . . . . . . . . . . . 71
    Section 8.09   Successor Administrative Agent. . . . . . . 71

                                   ARTICLE IX

                                 MISCELLANEOUS

    Section 9.01   Notices . . . . . . . . . . . . . . . . . . 71
    Section 9.02   Amendments, etc . . . . . . . . . . . . . . 72
    Section 9.03   No Waiver; Remedies Cumulative. . . . . . . 72
    Section 9.04   Payment of Expenses, Indemnities, etc . . . 72
    Section 9.05   Right of Setoff . . . . . . . . . . . . . . 74
    Section 9.06   Benefit of Agreement. . . . . . . . . . . . 75
    Section 9.07   Assignments and Participations. . . . . . . 75
    Section 9.08   Governing Law; Submission to Jurisdiction;
                      Etc. . . . . . . . . . . . . . . . . . . 77
    Section 9.09   Independent Nature of Lenders' Rights . . . 78
    Section 9.10   Invalidity. . . . . . . . . . . . . . . . . 78
    Section 9.11   Survival of Agreements. . . . . . . . . . . 78
    Section 9.12   Renewal, Extension or Rearrangement . . . . 78
    Section 9.13   Interest. . . . . . . . . . . . . . . . . . 78
    Section 9.14   Taxes, etc. . . . . . . . . . . . . . . . . 79
    Section 9.15   Confidential Information. . . . . . . . . . 79

    Section 9.16   Entire Agreement. . . . . . . . . . . . . . 80
    Section 9.17   Attachments . . . . . . . . . . . . . . . . 80
    Section 9.18   Counterparts. . . . . . . . . . . . . . . . 80
    Section 9.19   Survival of Indemnities . . . . . . . . . . 80
    Section 9.20   Headings Descriptive. . . . . . . . . . . . 80
    Section 9.21   Satisfaction Requirement. . . . . . . . . . 80
    Section 9.22   Effectiveness . . . . . . . . . . . . . . . 81
    Section 9.23   Conflict with E&P Mortgage. . . . . . . . . 81
    Section 9.24   Exculpation Provisions. . . . . . . . . . . 81

ANNEXES

Annex I - Commitments
Annex II - Eligible Inventory Valuation


SCHEDULES

Schedule 1.01 - Outstanding Letters of Credit
Schedule 4.05 - Consents
Schedule 4.07 - Investment and Guaranties
Schedule 4.08 - Litigation
Schedule 4.10 - ERISA
Schedule 4.12 - Titles
Schedule 4.13 - Defaults
Schedule 4.20 - Insurance
Schedule 4.22 - Gas Imbalances
Schedule 4.23 - Environmental Matters
Schedule 6.05 - Existing Indebtedness
Schedule 6.06 - Liens
Schedule 6.15 - Negative Pledge Agreements


EXHIBITS

Exhibit A - Form of Revolving Note
Exhibit B - Form of Borrowing Request
Exhibit C - Subsidiaries/Guarantors
Exhibit D - Form of Assignment and Acceptance
Exhibit E - Form of Borrowing Base Report
Exhibit F - Form of Letter to Hydrocarbon Purchasers

                                CREDIT AGREEMENT


    THIS AMENDED AND RESTATED CREDIT AGREEMENT is made and entered into as of the 7th day of June, 1996, among TESORO PETROLEUM CORPORATION, a Delaware corporation (the "Company"); BANQUE PARIBAS, individually, as an Issuing Bank and as Administrative Agent, THE BANK OF NOVA SCOTIA, individually and as Documentation Agent, and each of the lenders that is a signatory hereto or which becomes a party hereto as provided in Section 9.07 (individually, a "Lender" and, collectively, the "Lenders").


                                    RECITALS

    A. The Company has requested that the Lenders amend, extend and rearrange all of the Existing Indebtedness (as defined in Section 1.01) and provide certain loans to and extensions of credit on behalf of the Company; and

    B. The Lenders have agreed to amend, extend and rearrange the Existing Indebtedness and to make such loans and extensions of credit subject to the terms and conditions of this Agreement.

    C. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree to amend and restate the Existing Credit Agreement (as defined in Section 1.01) as follows:


                                   ARTICLE I

                                  DEFINITIONS

    Section 1.01 Definitions. As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

         "Account Borrowing Base Parties" shall mean Tesoro Alaska, KPL, Tesoro Vostok, Tesoro Coastwide and Tesoro R&M, and "Account Borrowing Base Party" shall mean any one of them.

         "Active Facility Amount" shall mean $100,000,000 or such other amount in excess thereof not to exceed the Aggregate Revolving Credit Commitments as the Company may from time to time request in writing pursuant to Section 2.01(d).

         "Administrative Agent" shall mean Banque Paribas, acting in the manner and to the extent described in Article VIII.

         "Advance Notice" shall mean written or telecopy notice (or telephonic notice promptly confirmed in writing), which in each case shall be irrevocable, from the Company to be received by the Administrative Agent before 11:00 a.m. (Houston time), by the number of Business Days in advance of any borrowing, conversion, continuation or prepayment of any Loan pursuant to this Agreement as respectively indicated below:

           (i)     Eurodollar Loans  - 3 Business Days; and

          (ii)     Base Rate Loans  -  same Business Day.

    For the purpose of determining the respectively applicable Loan in the case of the conversion from one type of Loan into another, the Loan into which there is to be a conversion shall control. The Administrative Agent, each Issuing Bank and each Lender are entitled to rely upon and act upon telecopy notice made or purportedly made by the Company, and the Company hereby waives the right to dispute the authenticity and validity of any such transaction once the Administrative Agent or any Lender has advanced funds or the Issuing Bank has issued Letters of Credit, absent manifest error.

         "Affiliate" of any Person shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Aggregate Revolving Credit Commitments" shall mean the sum of each Lender's Revolving Credit Commitment.

         "Aggregate Revolving Credit Exposure" shall mean the sum of each Lender's Revolving Credit Exposure.

         "Agreement" shall mean this Credit Agreement, as amended, supplemented or modified from time to time.

         "Alaska Deed of Trust" shall mean the Deed of Trust and Security Agreement covering the Kenai Refinery executed by Tesoro Alaska in favor of TransAlaska Title Insurance Agency, Inc., as trustee, recorded in Book 0441, Pages 848 through 873 of the Kenai Recording District, Third Judicial District, State of Alaska, as security for the Lender Indebtedness, as the same may be amended, modified or supplemented from time to time.

         "Applicable Margin" shall mean (i) .75% per annum with respect to Base Rate Loans, and (ii) 1.75% per annum with respect to Eurodollar Loans; provided, however, at any time (a) while the Company's senior unsecured debt (or implied senior unsecured debt) is rated BB- or better by Standard and Poors Corporation or Ba3 or better by Moody's Investors Service, Inc. or (b) from and after the occurrence of the Mandate Event, then the "Applicable Margin" shall be (i) .50% per annum for Base Rate Loans and (ii) 1.5% per annum for Eurodollar Loans; and, further provided, however, that during any Deficiency Period, the "Applicable Margin" as would otherwise be in effect shall be increased by 2.0% per annum for both Base Rate Loans and Eurodollar Loans.

         Application" shall mean an "Application and Agreement for Letters of Credit," or similar instruments or agreements, entered into between the Company and the Issuing Bank in connection with any Letter of Credit.

         "Assignment and Acceptance" shall have the meaning assigned such term in Section 9.07(b).

                                      -2-

         "BB Properties" shall mean at any time the Oil and Gas Properties and other assets of the Company or a Subsidiary of the Company evaluated by the Lenders and to which the Lenders gave loan value in determining the most recent E&P Borrowing Base.

         "Bankruptcy Code" shall have the meaning provided in Section 7.08.

         "Base Rate" shall have the meaning provided in Section 2.06(a).

         "Base Rate Loan" shall mean a Revolving Credit Loan bearing interest at the rate provided in Section 2.06(a).

         "Borrowing" shall mean a borrowing pursuant to a Borrowing Request or a continuation or a conversion pursuant to Section 2.11 consisting, in each case, of the same Type of Loans having, in the case of Eurodollar Loans, the same Interest Period (except as otherwise provided in Sections 2.16 and 2.18) and made previously or being made concurrently by all of the Lenders.

         "Borrowing  Base" shall mean at any time the amount equal to the sum of
    (i) eighty percent (80%) of Eligible Accounts plus (ii) sixty percent (60%) of the Loan Value of Eligible Inventory; plus (iii) one hundred percent (100%) of the E&P Borrowing Base.

         "Borrowing Base Report" shall mean the report of the Company concerning the amount of the Borrowing Base, to be delivered pursuant to Section 5.15(h), substantially in the form attached as Exhibit E.

         "Borrowing Request" shall mean  a  request  for a Borrowing pursuant to
    Section 2.02, substantially in the form attached as Exhibit B.

         "BP" shall mean Banque Paribas, in its individual capacity or as an Issuing Bank, as the case may be and not as Administrative Agent.

         "Business Day" shall mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in New York, New York or Houston, Texas and, if the applicable Business Day relates to Eurodollar Loans, on which trading is carried on by and between banks in Dollar deposits in the applicable interbank Eurodollar market.

         "Capital Expenditures" shall mean capital expenditures for capital or fixed assets, whether by way of acquisition or otherwise.

         "Capital Lease Obligations" shall mean, as to any Person, the obligations of such person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a liability for a capital lease on a balance sheet of such Person in accordance with GAAP.

         "Cash Flow" shall mean, as to any Person, the sum of the net income of such Person after taxes for any period plus, to the extent deducted from net income, all non-cash items, including, but not limited to, depreciation, depletion and impairment, amortization of leasehold and intangibles, deferred taxes and write-offs of exploration costs and producing lease abandonments and write-offs

                                      -3-

    of original issue discount and deferred financing costs on existing Indebtedness that has been retired or replaced by Indebtedness permitted by
    Section 6.05(b), minus, to the extent included in the net income of Tesoro E&P, revenues (net of deferred taxes) attributable to the supersedeas bond posted pursuant to the Memorandum of Binding Agreement relating to Lenape Resources Corp. v. Tennessee Gas Pipeline Company, 39 Tex Sup. Ct. J. 496 (April 18, 1996), as the same may be amended, supplemented, modified or replaced from time to time, provided that such revenues may be included in the net income of Tesoro E&P at the time of the Collection Event; in each case for such period and determined as to such Person.

         "Change of Control" shall mean either (i) a change resulting when any Unrelated Person or any Unrelated Persons acting together which would constitute a Group together with any Affiliates thereof (in each case also constituting Unrelated Persons) shall at any time Beneficially Own more than 40% of the aggregate voting power of all classes of Voting Stock of the Company. As used herein (a) "Beneficially Own" means "beneficially own" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, or any successor provision thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (b) "Group" means a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; (c) "Unrelated Person" means at any time any Person other than the Company or any Subsidiary and other than any trust for any employee benefit plan of the Company or any Subsidiary of the Company; and (d) "Voting Stock" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency or
    (ii) during any consecutive 12 month period, Continuing Directors cease to constitute a majority of the Board of Directors then in office.

         "Closing Date" shall mean the as of date of this Agreement set forth in the first paragraph hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

         "Collection Event" shall mean the receipt by the Company or Tesoro E&P from or on behalf of Tennessee Gas Pipeline Company (or its successor) of at least $59,000,000 cash (whether in one or more payments) in payment for past tenders, which funds the Company or Tesoro E&P should previously have received under the terms of the gas purchase agreement with Tennessee Gas Pipeline Company.

         "Commitment" shall mean, with respect to each Lender, the obligation of such Lender to make loans to the Company under Section 2.01, up to the maximum amount set forth opposite such Lender's name on Annex I under the caption "Revolving Credit Commitment."

         "Company"  shall  mean  Tesoro  Petroleum   Corporation,   a   Delaware
    corporation.

         "Continuing Directors" shall mean any member of the Board of Directors of the Company on the Closing Date, any director elected since the date thereof in an annual meeting of the

                                      -4-
    stockholders upon the recommendation of the Board of Directors of the Company and any other member of the Board of Directors of the Company who will be recommended or elected to succeed to a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors of the Company.

         "Consolidating Statement Entities" shall mean, for the purpose of identifying the Persons or groups of Persons for whom consolidating financial statements shall be prepared, all of the consolidated Subsidiaries of the Company reported as a single consolidated group.

         "Consolidated Tangible Net Worth" shall mean, at any time and from time to time, the sum of preferred or common stock not subject to a mandatory redemption obligation (other than a mandatory redemption obligation that can be satisfied by the tendering of common stock of the Company) as of the date of determination, par value of common stock, additional paid-in capital of common stock and retained earnings less treasury stock (if any), less goodwill, cost in excess of net assets acquired and all other assets as are properly classified as intangible assets, all as determined as to the Company and its Subsidiaries on a consolidated basis.

         "Cover" for Letter of Credit Liabilities shall be effected by paying to the Administrative Agent in immediately available funds, to be held by the Administrative Agent in a collateral account maintained by the Administrative Agent at its Payment Office and collaterally assigned as security pursuant to the Cash Collateral Account Agreement dated as of the Closing Date between the Company and the Administrative Agent, an amount equal to the maximum amount of each applicable Letter of Credit available for drawing at any time. Such amount shall be retained by the Administrative Agent in such collateral account until such time as the applicable Letter of Credit shall have expired and Reimburse- ment Obligations, if any, with respect thereto shall have been fully satisfied.

         "Cumulative Amount Available for Restricted Payments" shall mean:

              (i) prior to the occurrence of the Mandate Event the difference of (a) the sum, since December 31, 1995, of (A) $5,000,000, (B) ten percent of consolidated net income up to $25,000,000 and (C) twenty percent of consolidated net income in excess of $25,000,000 of the Company and its Subsidiaries in any calendar year (provided, however consolidated net income shall not include any revenues (net of deferred taxes) attributable to the supersedeas bond posted pursuant to the Memorandum of Binding Agreement relating to Lenape Resources Corp. v. Tennessee Gas Pipeline Company, 39 Tex Sup. Ct. J. 496 (April 18,
         1996), as the same may be amended, supplemented, modified or replaced from time to time, provided that such revenues may be included in the net income of Tesoro E&P at the time of the Collection Event) and (b) any amount previously paid, prepaid, redeemed or repurchased as permitted by the terms of clause (ii) and subclause (D) of clause (iii) of Section 6.08 since the Closing Date; or

              (ii)  after the occurrence of the Mandate Event, the difference of
         (a) the sum, since December 31, 1995, of (A) $5,000,000 and (B) fifty percent of consolidated net income of the Company and its Subsidiaries in any calendar year and (b) any amount previously paid, prepaid, redeemed or repurchased as permitted by the terms of clause (ii) and subclause (D) of clause (iii) of Section 6.08 since the Closing Date.

         "Default" shall mean an Event of Default or any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

         "Deficiency Period" shall have  the  meaning  assigned  to such term in
    Section 2.10(d).

         "Developed" shall mean Proved Hydrocarbon reserves recoverable through existing wells.

         "Documentary Letter of Credit" shall mean a letter of credit denominated in Dollars issued pursuant to this Credit Agreement (i) the terms of which are in the reasonable judgment of the Issuing Bank for such letter of credit, standard in the petroleum industry, and (ii) which supports payment or performance for a single identified purchase or exchange of crude oil, condensate and/or other petroleum products.

         "Documentation Agent" shall mean The Bank of Nova Scotia.

         "Dollar" and the sign "$" shall mean lawful money of the United States of America.

         "E&P Borrowing Base" shall mean at any time an amount equal to the amount determined, pursuant to Section 2.20.

         "E&P Mortgage" shall mean the Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of April 20, 1994 granted by Tesoro Exploration and Production Company, to Stephen H. Field, as trustee, recorded in Volume 0692, Page 523 of the Real Property Records of Starr County, Texas and Volume 497, Page 340 of the Real Property Records of Zapata County, Texas granting a Lien on the Oil and Gas Properties of Tesoro LP, as security for the indebtedness defined therein as "Indebtedness", as the same has been or may from time to time be amended, supplemented or otherwise modified and the Mortgage Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of the Closing Date granted by Tesoro LP, to Brian Malone as trustee, granting a Lien on the Oil and Gas Properties of Tesoro LP situated in the Lopeno Field and Tea Jay Field, as security for the indebtedness defined therein as "Indebtedness", as the same may from time to time be amended, supplemented or otherwise modified.

         "EBITDA" shall mean, as to the Company and its Subsidiaries on a consolidated basis and, for each Rolling Period, the amount equal to net income of the Company and its Subsidiaries, less any non-cash income included in net income to the extent the applicable cash was not received at any time during such Rolling Period, plus, to the extent deducted from net income, interest expense, depreciation, depletion and impairment, amortization of leasehold and intangibles, other non-cash expenses (including, but not limited to, write-offs of original issue discount and deferred financing costs on existing Indebtedness that has been retired or replaced by Indebtedness permitted by Section 6.05(b), and taxes (excluding Bolivian taxes paid in kind), provided, that, gains or losses on the disposition of assets shall not be included in EBITDA.

         "Effective Date" shall mean the date on which (i) each of the conditions precedent set forth in Article III have been satisfied or waived by each of the Lenders, (ii) the conditions to effectiveness set forth in
    Section 9.22 have been satisfied and (iii) the initial Loans have been made, the Outstanding Letters of Credit have been assumed, or the initial Letter of Credit has been issued. Subject to Section 3.01, the Effective Date and Closing Date may be the same date.

         "Eligible Account" shall mean at any time the net invoice or ledger amount owing on each account (which shall mean any "account" as such term is defined in Section 9-106 of the UCC and any "chattel paper" as such term is defined in Section 9-105(b) of the UCC) of any Account Borrowing Base Party (net of any credit balance, returns, trade discounts, or unbilled amounts or retention) for which each of the following statements is accurate and complete (and the Company by including such account in any computation of the Borrowing Base shall be deemed to represent and warrant to the Administrative Agent, the Issuing Banks and the Lenders the accuracy and completeness of such statements):

              (a) Said account is a binding and valid obligation of the obligor thereon in full force and effect;

              (b) Said account is genuine as appearing on its face or as represented in the books and records of the applicable Account Borrowing Base Party;

              (c) Said account is free from claims regarding rescission, cancellation or avoidance, whether by operation of law or otherwise;

              (d) Payment of said account is not more than 90 days past the invoice date thereof and is less than 60 days past due;

              (e)  Said account is net of  concessions,  offset  (excluding  any
         accounts   payable   offset   supported  by  a  Letter  of  Credit)  or
         understandings with the obligor thereon of any kind;

              (f) Said account is, and at all times will be, free and clear of all Liens, except in favor of the Administrative Agent, and the Administrative Agent has a first priority, perfected security interest in such account;

              (g) Said account is derived from goods sold or leased or services rendered to the obligor in the ordinary course of the applicable Account Borrowing Base Party's business (other than the sale of minerals or the like, including oil and gas, at the wellhead or minehead);

              (h) Said account is not (i) carried on the books of such Account Borrowing Base Party as an "exchange account receivable" or (ii) subject to an exchange agreement with another Person except for cash exchange account receivables net of any corresponding payables;

              (i) Said account is not payable by an obligor who is more than 60 days past due with regard to 20% or more of the total accounts owed by such obligor;

              (j) The account debtor has sent an invoice within 10 days after said account has been entered on the financial records of the appropriate Account Borrowing Base Party;

              (k) All consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the execution, delivery and performance of said account by each party obligated thereunder have been duly obtained, effected or given and are in full force and effect;

              (l) The obligor on said account (i) is not the subject of any bankruptcy or insolvency proceeding, has not had a trustee or receiver appointed for all or a substantial part of its property, has not made an assignment for the benefit of creditors, admitted its inability to pay its debts as they mature or suspended its business; and (ii) is not affiliated, directly or indirectly, with the Company, as a Subsidiary or other Affiliate, employee or otherwise;

              (m) The obligor on said account may be the United States of America or any branch or agency thereof; provided that no Default has occurred and is continuing and the Administrative Agent, in its sole discretion, has determined that said account has been properly assigned to the Administrative Agent pursuant to the Federal Assignment of Claims Act;

              (n) The goods sold or leased or services rendered resulting in the right to payment in connection with said account were sold, leased or rendered in a state or territory of the United States of America (excluding however, such goods which are sold or leased for export outside of the United States of America), which is payable in the United States of America, and the obligor of which is subject to the jurisdiction of federal or state courts in the United States of America, unless said account is backed by a letter of credit in form and substance, and issued by an issuer, acceptable to the Administrative Agent;

              (o) If said account, when added to all other accounts that are obligations of the same obligor, results in a total sum that exceeds 10% of the total balance then due on all of the applicable Account Borrowing Base Party's accounts, the amount of said account in excess of 10% of such total balance then due shall be excluded from Eligible Accounts; provided, however, if the obligor of said account is Texaco Inc., Exxon Corporation, Chevron U.S.A. Inc. Shell, Amoco, Arco, Unocal, Federal Express and Mapco or any wholly owned Subsidiary of any one of them, or other obligors approved for such purpose by the Administrative Agent and Documentation Agent in writing (with such approval being reported to the Lenders), and so long as such obligor maintains a rating of Baa3 or better with Moody's Investor Services, Inc., or BBB- or better with Standard & Poors Corporation, then said account shall be included as an Eligible Account; provided, however, with respect to any such obligor whose rating drops below the limits stated above, then during such time, said account shall be included as an Eligible Account to the extent that the total sum due to any of such obligors is less than 15% of the total balance then due on all applicable Account Borrowing Base Party's accounts, and the amount of said account in excess of 15% of such total balance then due shall be excluded from Eligible Accounts; and

              (p) Said account has not been otherwise determined by the Administrative Agent or Documentation Agent, in its good faith discretion, to be unacceptable in accordance with its customary practices for facilities of this nature.

         "Eligible Inventory" shall mean, at any time, all inventory (as such term is defined in Section 9-109(4) of the UCC) of the Inventory Borrowing Base Parties, including, without limitation, but without duplication, the In Transit Inventory, inventory in the Tesoro Terminals, and inventory at the KPL Facility (as defined in clause (x) below) for which each of the following statements is accurate and complete (and the Company by including such inventory in any computation of the Borrowing Base shall be deemed to represent and warrant to the Administrative Agent, each Issuing Bank and each Lender the accuracy and completeness of such statements):

              (a) Said inventory is, and at all times will be, free and clear of all Liens (except for perfected Liens in favor of the Administrative Agent and, in the case of In Transit Inventory described in the definition of In Transit Inventory below, Liens securing the payment of tariffs owed by Tesoro Alaska to a common carrier transporting feedstocks or blendstocks through the Trans-Alaska Pipeline System or the KPL Facility, as defined below), and the Administrative Agent has a first priority, perfected security interest in such inventory;

              (b) Said inventory does not include capitalized goods which are part of inventory of any Inventory Borrowing Base Party;

              (c) Said inventory is located in Alaska, California, Texas, Louisiana or Washington, or to the extent that it qualifies as In
         Transit Inventory, is located in the territorial waters of Alaska, California, Oregon, Texas, Louisiana, Washington or British Columbia, Canada (and not in international waters); and

              (d) Said inventory is not stored at any terminal other than a Tesoro Terminal.

    For purposes of this definition, "In Transit Inventory" shall mean, at any time, feedstocks, blendstocks or refined products, including asphalt, solely owned by an Inventory Borrowing Base Party that are in transit:

              (x) to the Kenai Refinery (i) from Pump Station No. 1 on the Trans-Alaska Pipeline System, including feedstocks or blendstocks in storage at the Valdez Terminal in Valdez, Alaska, (ii) in a tanker or barge located within Alaska, California, Washington or British Columbia, Canada or their respective territorial waters (and not in international waters) that has been time chartered by any Inventory Borrowing Base Party, (iii) in or on any pipeline, terminal, dock or storage tank of the KPL in the area of Cook Inlet, Alaska (the "KPL Facility"), or (iv) in the Cook Inlet Pipeline Company System in the area of Cook Inlet, Alaska, including feedstocks or blendstocks in storage at the Drift River Terminal in Drift River, Alaska;

              (y) from the Kenai Refinery (i) in a tanker or barge located within Alaska, California, Oregon, Washington or British Columbia, Canada or their respective territorial waters (and not in international waters) that has been time chartered by any Inventory Borrowing Base Party, (ii) in the Anchorage Pipeline owned by Tesoro Alaska Pipeline Company (formerly known as the Nikiski Alaska Pipeline), or (iii) in the KPL Facility (as defined in Clause (x) above); or

              (z) between Alaska, California, Washington, Texas, Louisiana Oregon or British Columbia, Canada and in their respective territorial waters (and not in international waters) and is inventory in which the Administrative Agent has been granted a first priority perfected Lien which is in effect at such time.

         "Eligible Transferee" shall mean any financial institution which is a Lender as of the Effective Date or which is a commercial bank, a financial institution or an "accredited investor" (as defined in Regulation D) which makes loans in the ordinary course of its business and that makes or acquires Loans for its own account in the ordinary course of its business and which has capital, surplus and undivided profits aggregating at least $250,000,000 (as of the date of its most recent financial statements).

         "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to health or the environment in effect in any and all jurisdictions in which the Company or its Subsidiaries are conducting or at any time have conducted business, or where any Property of the Company or its Subsidiaries is located, or where any hazardous substances generated by or disposed of by the Company or its Subsidiaries are located, including but not limited to the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA; the terms "hazardous substance," "release" and "threatened release" have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and provided, further, that, to the extent the laws of the state in which any Property of the Company or its Subsidiaries is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

         "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Company or a Subsidiary of the Company would be deemed to be a "single employer" within the meaning of Section 4001(b)(1) of ERISA or Subsections 414(b), (c), (m) or (o) of the Code.

         "ERISA Termination Event" shall mean (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the PBGC under Subsections .14, .18, .19 or .20 of Part 2615 of the PBGC regulations), (ii) the withdrawal of the Company, a Subsidiary of the Company or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA,
    (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "Eurodollar Loan" shall mean a Revolving Credit Loan bearing interest at the rate provided in Subsection 2.06(b).

         "Eurodollar Rate" shall mean the offered quotation, if any, to first-class banks in the Eurodollar market by the Administrative Agent for Dollar deposits of amounts in funds comparable to the principal amount of the Eurodollar Loan to which such Eurodollar Rate is to be applicable with maturities comparable to the Interest Period for which such Eurodollar Rate will apply as of approximately 10:00 a.m. (Houston time) two Business Days prior to the commencement of such Interest Period.

         "Event of Default" shall have the meaning provided in Article VII.

         "Exchange Notes" shall mean the 13% Exchange Notes due December 1, 2000, issued by the Company.

         "Existing Credit Agreement" shall mean the Credit Agreement dated as of April 20, 1994 among the Company, Texas Commerce Bank National Association, as agent, Banque Paribas, as co-agent, and the lenders party thereto, as amended.

         "Existing Indebtedness" shall mean the outstanding Indebtedness under the Existing Credit Agreement.

         "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Financial Statements" shall mean the consolidated financial statements of the Company and its Subsidiaries described or referred to in Section 4.06.

         "Financing Documents" shall mean this Agreement, the Notes, the Guaranty Agreement, the Security Instruments, the Applications, the Letters of Credit, Borrowing Requests, Borrowing Base Reports, and the other documents, instruments or agreements described in Subsection 3.02(d), together with any other document, instrument or agreement (other than participation, agency or similar agreements among the Lenders or between any Lender and any other bank or creditor with respect to any indebtedness or obligations of the Company hereunder) now or hereafter entered into in connection with the Loans, the Indebtedness or the Mortgaged Properties, as such documents, instruments or agreements may be amended, modified or supplemented from time to time.

         "Form 1001 Certification" shall have the meaning provided in Section 2.21(f).

         "Form 4224 Certification" shall have the meaning provided in Section 2.21(f).

         "Funded Indebtedness" shall mean all Indebtedness for borrowed money, any Capital Lease Obligations and any guaranty with respect to Funded Indebtedness of another Person, excluding any intercompany Indebtedness between Consolidating Statement Entities.

         "GAAP" shall mean generally accepted accounting principles as applied in accordance with Section 1.02.

         "Governmental Authority" shall mean any (domestic or foreign) federal, state, province, county, city, municipal or other political subdivision or government, department, commission, board, bureau, court, agency or any other instrumentality of any of them, which exercises jurisdiction over the Company or any of its Property or any Subsidiary of the Company or any of such Subsidiary's Property.

         "Governmental Requirement" shall mean any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including but not limited to any of the foregoing which relate to Environmental Laws, energy regulations and occupational, safety and health standards or controls) of any Governmental Authority.

         "Guaranty Agreement" shall mean the Amended and Restated Guaranty Agreement dated as of even date herewith executed by the Guarantors.

         "Guarantors" shall mean those Subsidiaries designated as Guarantors on Exhibit C and any other Subsidiary of the Company, other than a Non-Guarantor Subsidiary, designated as a Guarantor by (i) the Company with the approval of the Administrative Agent or (ii) the Majority Lenders, in each case pursuant to Section 5.11.

         "Hedge Agreement" shall mean (i) any Hydrocarbon Swap Agreement or (ii) any Interest Rate Swap Agreement.

         "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Lender Indebtedness, as the case may be, owed to it under the law of any jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding other provisions of this Agreement, or law of the United States of America applicable to such Lender and the Transactions which would permit such Lender to contract for, charge, take, reserve or receive a greater amount of interest than under such jurisdiction's law.

         "Hydrocarbon Interests" shall mean all rights, titles, leasehold and other interests and estates in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserve or residual interest of whatever nature.

         "Hydrocarbon Swap Agreement" shall mean any contract for sale for future delivery of Hydrocarbons (whether or not the subject Hydrocarbons are to be delivered), hedging contract, forward contract, swap agreement, futures contract or other hydrocarbon pricing protection agreement or option with respect to any such transaction, designed to hedge against fluctuations in Hydrocarbon prices.

         "Hydrocarbons"  shall  mean  oil,   gas,  casinghead  gas,  condensate,
    distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom.

         "Improvements" shall mean all improvements owned by Tesoro Alaska now or hereafter attached to or placed, erected, constructed or developed on the Refinery Premises (excluding the Property leased pursuant to the Solar Turbine Lease).

         "Indebtedness" of any Person shall mean:

              (i) all obligations of such Person which, in accordance with GAAP, are or should be shown on the balance sheet of such Person as a liability (including, but not limited to, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments);

              (ii)   all Capital Lease Obligations;

              (iii) all guaranties (direct or indirect), all contingent reimbursement obligations under undrawn letters of credit and other contingent obligations of such Person in respect of, or obligations to purchase or otherwise acquire or to assure payment of, Indebtedness of others;

              (iv) Indebtedness of others secured by any Lien upon Property owned by such Person, whether or not assumed; and

              (v) obligations of such Person under agreements of the types described in the definitions of Hydrocarbon Swap Agreement and Interest Rate Swap Agreement.

         "Interest Period" shall mean, with respect to each Borrowing of Eurodollar Loans, an interest period complying with the terms and provisions of Section 2.07.

         "Interest Rate Swap Agreement" shall mean any rate swap, rate cap, rate floor, rate collar, forward rate agreement or other rate protection agreement or option with respect to any such transaction, designed to hedge against fluctuations in interest rates.

         "Interior  Fuels"  shall  mean  Interior  Fuels  Company,   an   Alaska
    corporation.

         "Inventory Borrowing Base Parties" shall mean Tesoro Alaska, KPL, Tesoro Coastwide and Tesoro R&M, and "Inventory Borrowing Base Party" shall mean any one of them.

         "Issuing Bank" shall mean, for each Letter of Credit, BP or The First National Bank of Chicago as the issuing bank for such Letter of Credit at the option of the Company.

         "Kenai Refinery" shall mean the refinery of Tesoro Alaska located in the area of Kenai, Alaska, consisting of the Refinery Premises and the Kenai Refinery Related Property.

         "Kenai Refinery Related Property" shall mean (i) all Improvements; (ii) all Refinery Personal Property; (iii) all water and water rights pertaining to the Refinery Premises; (iv) all building materials and equipment now or hereafter delivered to and intended to be installed in or on the Refinery Premises or on the Improvements; (v) all plans and specifications for the Improvements; (vi) all rights of Tesoro Alaska (but not its obligations) under any contracts relating to the Refinery Premises, the Improvements or the Refinery Personal Property, including without limitation, the Solar Turbine Lease, but excluding contract rights under contracts containing prohibitions against assignment of or the granting of a security interest in the rights of a party thereunder; (vii) all rights of Tesoro Alaska (but not its obligations) under any accounts, construction contracts, architectural agreements and general intangibles, other than contract rights under contracts containing prohibitions against assignment of or the granting of a security interest in the rights of a party thereunder, (but excluding trademarks, trade names and symbols) arising from or by virtue of any transactions related to the Refinery Premises, Improvements or Refinery Personal Property; (viii) all permits, licenses, franchises, certificates, and other rights and privileges obtained in connection with the Refinery Premises, the Improvements and the Refinery Personal Property; (ix) all proceeds arising from or by virtue of the sale, lease or other disposition of the Refinery Premises, the Improvements or the Refinery Personal Property; (x) all proceeds of each policy of insurance relating to the Refinery Premises, the Improvements or the Refinery Personal Property; (xi) all proceeds from the taking of any of the Refinery Premises, the
    Improvements, the Refinery Personal Property or any rights appurtenant thereto by right of eminent domain or by private or other purchase in lieu thereof, including change of grade of streets, curb cuts or other rights of access, for any public or quasi-public use under any Governmental Requirement; (xii) all right, title and interest of Tesoro Alaska in and to all streets, roads, public places, easements and rights-of-way, existing or proposed, public or private, adjacent to or used in connection with, belonging or pertaining to the Refinery Premises; (xiii) all of the leases, rents, royalties, bonuses, issues, profits, revenues or other benefits of the Refinery Premises, the Improvements or the Refinery Personal Property, including without limitation, cash or securities deposited pursuant to leases to secure performance by the lessees of their obligations thereunder;
    (xiv) all consumer goods located in, on or about the Refinery Premises or the Improvements or used in connection with the use or operation thereof;
    (xv) all rights, hereditaments and appurtenances pertaining to the foregoing; and (xvi) all other interests of every kind and character that Tesoro Alaska now has or at any time hereafter acquires in and to the Refinery Premises, Improvements and Refinery Personal Property described herein and all Property that is used or useful in connection therewith, including, without limitation, rights of ingress and egress and all reversionary rights or interests of Tesoro Alaska with respect to such Refinery Premises, Improvements or Refinery Personal Property.

         "KPL" shall mean Kenai Pipe Line Company, a Delaware corporation.

         "Lender Indebtedness" shall mean any and all amounts owing or to be owing by the Company to the Administrative Agent, the Issuing Banks or the Lenders with respect to or in connection with the Loans, any Letter of Credit Liabilities, the Notes, Hedge Agreements permitted hereby with any Lenders or their Affiliates, this Agreement, or any other Financing Document.

         "Lender" shall have the meaning assigned such term in the opening paragraph of this Agreement.

         "Lending Office" shall mean for each Lender the office specified opposite such Lender's name on the signature pages hereof, or in the Assignment and Acceptance pursuant to which it became a Lender, with respect to each Type of Loan, or such other office as such Lender may designate in writing from time to time to the Company and the Administrative Agent with respect to such Type of Loan.

         "Letters of Credit" shall  have  the  meaning  assigned  such  term  in
    Section 2.03(a) and shall include the Outstanding Letters of Credit which are hereby deemed to be issued under this Agreement.

         "Letter of Credit Liabilities" shall mean, at any time and in respect of any Letter of Credit, the sum of (i) the amount available for drawings under such Letter of Credit as of the date of determination plus (ii) the aggregate unpaid amount of all Reimbursement Obligations due and payable as of the date of determination in respect of previous drawings made under such Letter of Credit.

         "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Company or any Subsidiary of the Company shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

         "Loan" shall mean a Revolving Credit Loan.

         "Loan Parties" shall mean the Company and the Guarantors and "Loan Party" shall mean any one of them.

         "Loan Value of Eligible Inventory" shall mean, at a particular date, an amount equal to the Eligible Inventory at such date, valued at current market as described on Annex II of the Credit Agreement or valued at current market as may otherwise be mutually agreed upon from time to time between the Company and the Administrative Agent.

         "Majority Lenders" shall mean at any time (a) prior to the Commitments expiring or being terminated in full, Lenders holding at least 66-2/3% of the Commitments in effect at such time, or (b) thereafter, Lenders holding at least 66-2/3% of the then Aggregate Revolving Credit Exposure.

         "Mandate Event" shall mean the issuance of a mandate favorable to the Company by the Texas Supreme Court in the case of Lenape Resources Corp. v. Tennessee Gas Pipeline Company, 39 Tex Sup. Ct. J. 496 (April 18, 1996) after denying the request, if any, for rehearing requested by Tennessee Gas Pipeline Company.

         "Margin Stock" shall have the meaning provided in Regulation U and Regulation X.

         "Material Adverse Effect" shall mean any material and adverse effect on the business, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole.

         "Maximum Available Amount" shall mean, at any date, an amount equal to the lesser of (a) the Borrowing Base as of such date or (b) the Active Facility Amount as of such date.

         "Maximum Revolving Credit Loan Available Amount" shall mean:

              (i) prior to the occurrence of both the Mandate Event and the Collection Event, at any date, an amount equal to the lesser of (a) fifty percent (50%) of the Active Facility Amount as of such date and
         (b) the E&P Borrowing Base as of such date plus $10,000,000; or

              (ii) from and after the occurrence of both the Mandate Event and the Collection Event, $100,000,000.

         "Mortgaged Property" shall mean the Company's and the Guarantors' Properties described in and subject to the Liens, privileges, priorities and security interests existing and to exist under the terms of the Security Instruments, including but not limited to the Kenai Refinery and the Oil and Gas Properties owned by the Company or the Guarantors which have been or are hereafter mortgaged to the Administrative Agent for the benefit of the Lenders pursuant to the Security Instruments.

         "Non-Guarantor Subsidiary" shall mean a Subsidiary of the Company that is not indicated as a Guarantor on Exhibit C.

         "Non-Recourse Indebtedness" shall mean Indebtedness of a Subsidiary which is non-recourse to the Company and the other Subsidiaries on terms satisfactory to the Majority Lenders.

         "Notes" shall mean the Revolving Credit Notes.

         "Oil and Gas Properties" shall mean Hydrocarbon Interests; the properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including, but not limited to, units created under orders, regulations and rules of any Governmental Authority having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or

                                      -16-
    attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in anywise appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

         "Other Taxes" shall have the meaning provided in Subsection 2.21(b).

         "Outstanding Letters of Credit" shall mean the Letters of Credit set forth on Schedule 1.01.

         "Payment Office" shall mean the Administrative Agent's office located at 1200 Smith, Suite 3100, Houston, Texas, 77002; Attention: Ms. Leah Evans-Hughes.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Percentage Share" shall mean, as to any Lender, the fraction, expressed as a percentage, the numerator of which is the amount of such Lender's Revolving Credit Commitment and the denominator of which is the amount of the Aggregate Revolving Credit Commitments.

         "Permitted Dividends" shall mean those dividends that the Company is permitted to declare and pay pursuant to Section 6.08.

         "Person" shall mean any individual, partnership, firm, corporation (including, but not limited to the Company), association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof; provided, however, for the purpose of the definition of "Change of Control," "Person" shall mean a "person" or group of persons within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

         "Plan"  shall  mean  any  employee  pension benefit plan, as defined in
    Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Company, a Subsidiary or an ERISA Affiliate, or (ii) was at any time during the six calendar years preceding the date of this Agreement sponsored, maintained or contributed to by the Company, a Subsidiary or an ERISA Affiliate.

         "Prime Rate" shall mean the rate which the Documentation Agent announces from time to time as its prime rate. Without notice to the Company or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which such prime rate shall fluctuate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Documentation Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Proved"  shall  mean  Hydrocarbon  reserves   which   geological   and
    engineering data demonstrate with reasonable certainty to be economically recoverable in future years with present operating methods and expenses.

         "Proved Undeveloped Hydrocarbon Reserves" shall mean Proved Hydrocarbon reserves which are not Developed.

         "Quarterly Dates" shall mean the last day of each March, June, September, and December, in each year, the first of which shall be June 30, 1996; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

         "Refinery Personal Property" shall mean all equipment, fixtures, furnishings, inventory and articles of personal property of Tesoro Alaska (excluding from the foregoing the Property leased pursuant to the Solar Turbine Lease) now or hereafter attached to or used in or about the Improvements or that are necessary or useful for the complete and comfortable use and occupancy of the Improvements for the purposes for which they were or are to be attached, placed, erected, constructed or developed, or which are or may be used in or related to the planning, development, financing or operation of the Improvements, and all renewals of or replacements or substitutions for any of the foregoing, whether or not the same are or shall be attached to the Refinery Premises or the Improvements.

         "Refinery Premises" shall mean the real property owned by Tesoro Alaska described on Exhibit A attached to the Alaska Deed of Trust.

         "Register" shall mean the register maintained by the Administrative Agent at its Payment Office showing the name and address of each Lender, its Commitment, and the principal amount of the Loans owing to each Lender from time to time.

         "Regulation D", "Regulation U" and "Regulation X" shall mean Regulation D, Regulation U, and Regulation X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto.

         "Reimbursement Obligations" shall mean, at any date, the obligations of the Company then outstanding in respect of the Letters of Credit, to reimburse the Administrative Agent for the account of the Issuing Bank for the amount paid by the Issuing Bank in respect of any drawings under the Letters of Credit.

         "Reserve Report" shall mean an engineering report meeting the requirements set forth in Subsection 5.15(e) (and as to scheduled redeterminations, provided on the dates set forth in such Subsection) and such other reports, data and supplemental information as may from time to time be reasonably requested by the Administrative Agent in connection with any redetermination of the E&P Borrowing Base.

         "Responsible Officer" shall mean the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Controller, the Secretary or the Assistant Treasurer in each case of the Company.

         "Revolving Credit Commitment" shall mean for any Lender, the amount set forth opposite such Lender's name on Annex I under the caption "Revolving Credit Commitment", as such amount may be reduced pursuant to Section 2.09 or otherwise from time to time modified pursuant to Section 9.07(b).

         "Revolving Credit Exposure" shall mean, at any time and as to each Lender, the sum of (a) the aggregate principal amount of the Revolving Credit Loans made by such Lender as of such date plus (b) such Lender's Percentage Share of the aggregate amount of all Letter of Credit Liabilities as of such date.

         "Revolving Credit Loan" shall have the meaning provided in Subsection 2.01(a); the Revolving Credit Loans shall not include any Letter of Credit Liabilities.

         "Revolving Credit Maturity Date" shall mean June 30, 1999; provided, however, upon the occurrence of the Mandate Event, it shall mean April 30, 2000.

         "Revolving Credit Note" shall mean a promissory note of the Company described in Section 2.05(a) payable to any Lender and being substantially in the form of Exhibit A, evidencing the aggregate Indebtedness of the Company to such Lender resulting from Revolving Credit Loans made by such Lender.

         "Rolling Period" shall mean for each calendar quarter, such quarter and the three preceding calendar quarters.

         "Scheduled Redetermination Date" shall have the meaning assigned to such term in Section 2.20(d).

         "Scotiabank" shall mean The Bank of Nova Scotia, in its individual capacity and not as Documentation Agent.

         "Security Instruments" shall mean the agreements or instruments described or referred to in Subsections 3.02(d)(ii) through (vii) and any and all other agreements or instruments now or hereafter executed and delivered by the Company, any Subsidiary of the Company or any other Person as security for the payment or performance of the Lender Indebtedness or previously executed in connection with the Existing Indebtedness.

         "Simple Majority Lenders" shall mean at any time (a) prior to the Commitments expiring or being terminated in full, Lenders holding at least 51% of the Commitments in effect at such time, or (b) thereafter, Lenders holding at least 51% of the then Aggregate Revolving Credit Exposure.

         "Solar Turbine Lease" shall mean that certain Lease Agreement dated as of October 1, 1987, from Solar Turbines Incorporated, as lessor, to the Company, as lessee.

         "Standby Letter of Credit" shall mean a letter of credit denominated in Dollars (i) the terms of which are in the reasonable judgment of the Issuing Bank for such Letter of Credit standard in the petroleum industry, (ii)
    which is used in lieu or in support of performance guarantees or performance, surety or other similar bonds (but expressly excluding stay and appeal bonds) arising in the ordinary course of business, (iii) which is used in lieu or in support of stay or appeal bonds; provided all such letters of credit used in lieu or in support of stay or appeal bonds shall not exceed $5,000,000 in aggregate amount at any time outstanding, (iv) which supports the payment of insurance premiums for reasonably necessary casualty insurance carried by the Company or any of its consolidated Subsidiaries, or (v) which supports payment or performance for identified purchases or exchanges of crude oil, condensate and/or petroleum products.

         "Subordinated Debentures" shall mean the 12 % Subordinated Debentures due March 15, 2001, issued by the Company.

         "Subsidiary" of any Person shall mean (a) a corporation of which a majority of the outstanding shares of stock of each class having ordinary voting power is owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries and (b) Tesoro LP.

         "TAPL"  shall  mean  Tesoro  Alaska  Pipeline   Company,   a   Delaware
    corporation.

         "Taxes" shall have the meaning provided in Subsection 2.21(a).

         "Tesoro Alaska" shall mean Tesoro Alaska Petroleum Company, a Delaware corporation.

         "Tesoro Bolivia" shall mean Tesoro Bolivia Petroleum Company, a Texas corporation.

         "Tesoro Coastwide" shall mean collectively, Tesoro Coastwide Services Company, a Delaware corporation and Coastwide Marine Services, Inc., a Texas corporation.

         "Tesoro E&P" shall mean Tesoro Exploration and Production Company, Tesoro LP and Tesoro Gas Resources Company, Inc., a Delaware corporation, as a single consolidated group.

         "Tesoro  Environmental"  shall   mean  Tesoro  Environmental  Resources
    Company, a Delaware corporation.

         "Tesoro LP" shall mean Tesoro E&P Company, L.P., a Delaware limited partnership.

         "Tesoro Northstore" shall mean Tesoro Northstore Company, an Alaska corporation.

         "Tesoro R&M" shall mean Tesoro Refining, Marketing & Supply Company, a Delaware corporation.

         "Tesoro Terminals" shall mean the Vancouver Terminal located in the area of Vancouver, Washington, the Sacramento Terminal located in the area of Sacramento, California, the Stockton Terminal located in the area of Stockton, California, the Port Hueneme Terminal located in the area of Port Hueneme, California and such other terminals which Tesoro Alaska or any other Inventory Borrowing Base Party owns or has possession of pursuant to a long-term lease.

         "Tesoro  Vostok"  shall   mean   Tesoro   Vostok  Company,  a  Delaware
    corporation.

         "Transactions"  shall  mean  the  transactions  provided  for  in   and
    contemplated by this Agreement and the other Financing Documents.

         "Type" of Loan shall mean a Base Rate Loan or Eurodollar Loan.

         "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of Texas or, where applicable as to specific Mortgaged Property, any other relevant state.

    Section 1.02 Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared and all financial records shall be maintained in accordance with GAAP applied on a basis consistent with the financial statements referred to in Subsection 4.06(a).

    Section 1.03 Other Definitional Terms. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule, exhibit and like references are to this Agreement unless otherwise specified.


                                   ARTICLE II

                           AMOUNT AND TERMS OF LOANS

    Section 2.01   Commitments.

         (a) Loans. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees on any Business Day prior to the Revolving Credit Maturity Date, to make Revolving Credit Loans (each a "Revolving Credit Loan") to the Company.

         (b) Types of Loans. The Revolving Credit Loans made pursuant hereto by each Lender shall, at the option of the Company, be either Base Rate Loans or Eurodollar Loans and may be continued or converted pursuant to
    Section 2.11, provided that, except as otherwise specifically provided herein, all Loans made pursuant to the same Borrowing shall be of the same Type.

         (c) Revolving Credit Commitments. Each Lender's Revolving Credit Exposure shall not exceed at any one time its Revolving Credit Commitment; provided, however, that the Aggregate Revolving Credit Exposure at any one time outstanding shall not exceed the Maximum Available Amount in effect at such time; and, provided, further, the aggregate principal amount of all

    Revolving Credit Loans at any one time outstanding shall not exceed the Maximum Revolving Credit Loan Available Amount in effect at such time. There may be more than one Borrowing with respect to Revolving Credit Loans on any day. Within the foregoing limits and subject to the conditions set out in Article III, the Company may obtain Borrowings of Revolving Credit Loans, repay or prepay such Revolving Credit Loans, and reborrow such Revolving Credit Loans.

         (d) Active Facility Amount. The Company may from time to time, by written notice to the Administrative Agent, the Issuing Bank and each Lender, designate the Active Facility Amount as any amount (in integral multiples of $1,000,000) not less than $100,000,000 and not in excess of the Aggregate Revolving Credit Commitments. As of the Closing Date, the Active Facility Amount shall be $100,000,000 until such time as a new Active Facility Amount is designated pursuant to the terms of this Section.

         (e) Amounts of Borrowings, etc. The aggregate principal amount of each Borrowing (i) of Eurodollar Loans shall be not less than $5,000,000 and shall be in an integral multiple of $1,000,000, and (ii) of Base Rate Loans hereunder shall be not less than $1,000,000 and shall be in an integral multiple of $100,000, except that any Borrowing of Revolving Credit Loans that are Base Rate Loans may be in the aggregate amount of the unused Maximum Revolving Credit Loan Amount in effect at such time. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Company shall not be entitled to request any Borrowing that, if made, would result in an aggregate of more than four separate Borrowings of Eurodollar Loans being outstanding at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

    Section 2.02   Borrowing Requests.

         (a) Borrowing Requests. Whenever the Company desires to make a Borrowing hereunder, it shall give Advance Notice in the form of a Borrowing Request, specifying, subject to the provisions hereof, (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of Borrowing (which shall be a Business Day), (iii) whether the Loans being made pursuant to such Borrowing are to be Base Rate Loans or Eurodollar Loans, and (iv) in the case of Eurodollar Loans, the Interest Period to be applicable thereto.

         (b) Notice by Administrative Agent. The Administrative Agent shall promptly give each Lender telecopy or telephonic notice (and, in the case of telephonic notices, confirmed by telecopy or otherwise in writing) of the proposed Borrowing, of such Lender's proportionate share thereof and of the other matters covered by the Advance Notice. Without in any way limiting the Company's obligation to confirm in writing any telephonic notice, the Administrative Agent may act without liability upon the basis of telephonic notice believed by the Administrative Agent in good faith to be from the Company prior to receipt of written confirmation. In each such case, the Company hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice, absent manifest error.

    Section 2.03   Letters of Credit.

         (a) Issuance of Letters of Credit. Subject to the terms and conditions hereof, the Company shall have the right, in addition to
    Revolving Credit Loans provided for in Section 2.01, to utilize the Revolving Credit Commitments from time to time prior to the Revolving Credit Maturity Date by obtaining the issuance of either Documentary Letters of Credit or Standby Letters of Credit for the account of any Loan Party by the Issuing Bank if the Company shall so request in the notice referred to in Subsection 2.03(b)(i) (such letters of credit being collectively referred to as the "Letters of Credit"); provided, however, that the Aggregate Revolving Credit Exposure at any one time outstanding shall not exceed the Maximum Available Amount in effect at such time. The Letters of Credit may be issued to support the obligations of the Company or any of its Subsidiaries. Upon the date of the issuance of a Letter of Credit, the applicable Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation, to the extent of such Lender's Percentage Share, in such Letter of Credit and the related Letter of Credit Liabilities. No Letter of Credit issued pursuant to this Agreement shall have an expiry date later than one year from date of issuance (except for Letters of Credit issued to support performance bonds on behalf of Tesoro Bolivia), provided that any Letter of Credit having an expiry date after the Revolving Credit Maturity Date shall have been fully Covered or shall be backed by a letter of credit in form and substance, and issued by an issuer, acceptable to each of the Administrative Agent and the Issuing Bank in their sole discretion, provided, further, that, subject to the immediately preceding proviso, any Letter of Credit may give the beneficiary thereof the right to draw such Letter of Credit unless the expiry date thereof is extended for periods of up to one year per extension. The Company and the Lenders agree that, as of the Effective Date, the Outstanding Letters of Credit shall for all purposes of this Agreement be deemed to be Letters of Credit issued under and pursuant to the terms of this Agreement.

         (b) Additional Letter of Credit Provisions. The following additional provisions shall apply to each Letter of Credit:

         (i) The Company shall give the Administrative Agent and the Issuing Bank at least one Business Days' prior notice (effective upon receipt), or in each case, such shorter period as may be agreed to by the Issuing Bank, specifying the date such Letter of Credit is to be issued (which shall be a Business Day) and the Issuing Bank and describing: (A) the face amount of the Letter of Credit, (B) the expiration date of the Letter of Credit, (C) the name and address of the beneficiary, (D) information concerning the transaction proposed to be supported by such Letter of Credit as the Administrative Agent or the Issuing Bank may reasonably request, (E) such other information and documents relating to the Letter of Credit as the Administrative Agent or the Issuing Bank may reasonably request, and (F) a precise description of documents and the verbatim text of any certificate to be presented by the beneficiary, which, if presented prior to the expiry date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit; provided that the Issuing Bank, in its reasonable judgment, may require changes in such documents and certificates; and provided further that the Issuing Bank shall not be required to issue any Letter of Credit that on its terms requires payment thereunder prior to the next Business Day following receipt by the Issuing Bank of such documents and certificates. Each such notice shall be accompanied by the Issuing Bank's Application and by a certificate executed by a Responsible Officer setting forth calculations evidencing availability for such Letter of Credit pursuant to

    Subsection 2.03(b)(ii) and stating that all conditions precedent to such issuance have been satisfied. Each Letter of Credit shall, to the extent not inconsistent with the express terms hereof or the applicable Application, be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (together with any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Lender, the "UCP"), and shall, as to matters not governed by the UCP, be governed by, and construed and interpreted in accordance with, the laws of the State of Texas. In determining whether to pay any Letter of Credit, the Issuing Bank shall be responsible only to use reasonable care to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

         (ii) No Letter of Credit may be issued if after giving effect thereto the Aggregate Revolving Credit Exposure would exceed the Maximum Available Amount. On each day during the period commencing with the issuance of any Letter of Credit and until such Letter of Credit shall have expired or have been terminated, the Revolving Credit Commitment of each Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender's Percentage Share of the amount of the Letter of Credit Liabilities related to such Letter of Credit.

         (iii) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment thereunder, the Issuing Bank shall promptly notify the Company and the Administrative Agent of such demand (provided that the failure of an Issuing Bank to give such notice shall not affect the Reimbursement Obligations of the Company hereunder) and the Company shall immediately, and in any event no later than 11:00 a.m. (Houston, Texas time) on the date of such drawing, reimburse the Administrative Agent for the account of the Issuing Bank for any amount paid by the Issuing Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind in an amount, in same day funds, equal to the amount of such drawing. Unless prior to 11:00 a.m. (Houston, Texas time) on the date of such drawing, the Company shall have either notified the Issuing Bank and the Administrative Agent that the Company intends to reimburse the Administrative Agent for the account of the Issuing Bank for the amount of such drawing with funds other than the proceeds of a Revolving Credit Loan or delivered to the Administrative Agent a Borrowing Request for Revolving Credit Loans in an amount equal to such drawing, the Company will be deemed to have given a Borrowing Request to the Administrative Agent requesting that the Lenders make Revolving Credit Loans which shall be Base Rate Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing. Such Loans shall be subject to satisfaction of the conditions in Article III and to existence of Maximum Revolving Credit Loan Available Amount. Subject to the preceding sentence, if so requested by the Administrative Agent, the Lenders shall, on the date of such drawing, make such Revolving Credit Loans in an amount equal to such Lender's Percentage Share of such drawing, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for the amount of such drawing.

         (iv) If the Company fails to reimburse the Issuing Bank as provided in clause (iii) above, the Issuing Bank shall promptly notify the Administrative Agent and the Administrative Agent shall notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein based on such Lender's Percentage Share. Each Lender will pay to the Administrative Agent for the account of the applicable Issuing Bank on the date of such notice an amount equal to such Lender's Percentage Share of such unreimbursed drawing (or, if such notice is made after 11:00 a.m. (Houston, Texas time) on such date, on the next succeeding Business Day). If any Lender fails to make available to the Issuing Bank the amount of such Lender's participation in such Letter of Credit as provided in this clause (iv), the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Rate for one Business Day and thereafter at the Base Rate. Nothing in this clause (iv) shall be deemed to prejudice the right of any Lender to recover from the Issuing Bank any amounts made available by such Lender to the Issuing Bank pursuant to this clause (iv) if it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Issuing Bank was wrongful and such wrongful payment was the result of gross negligence or willful misconduct on the part of the Issuing Bank. The Issuing Bank shall pay to the Administrative Agent and the Administrative Agent to each Lender such Lender's Percentage Share of all amounts received from the Company for payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to the Issuing Bank in respect of such Letter of Credit pursuant to this clause
    (iv).

         (v) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article III, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank, and that the Company shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Issuing Bank shall have reasonably requested and that are not inconsistent with the terms of this Agreement including the Issuing Bank's Application therefor. In the event of a conflict between the terms of this Agreement and the terms of any Application, the terms of this Agreement shall control.

         (vi) As between the Company and the Issuing Bank, the Company assumes all risks of the acts and omissions of or misuse of the Letters of Credit issued by the Issuing Bank by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for or issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, which failure is not the result of gross negligence or willful misconduct of the Issuing Bank as determined by a court of competent jurisdiction; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they are in cipher; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (G) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (H) for any consequences arising from causes beyond the control of the Issuing Bank, including, without limitation, the actions of any governmental authority. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers hereunder. Notwithstanding anything to the contrary contained in this clause (vi), the Company shall have no obligation to indemnify an Issuing Bank in respect of any liability incurred by the Issuing Bank arising solely out of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction.

         (vii) The Issuing Bank will send to the Company and the Administrative Agent immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto. Upon issuance of any Letter of Credit or an amendment thereto, the Administrative Agent shall promptly notify each Lender of the terms of such Letter of Credit or amendment thereto, the Issuing Bank for such Letter of Credit or amendment thereto, and of such Lender's Percentage Share of the amount of such Letter of Credit or amendment thereto, and the Administrative Agent shall provide to each Lender a copy of such Letter of Credit or such amendment thereto. Upon cancellation or termination of any Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent and the Company, and the Administrative Agent will then promptly notify each Lender, of such cancellation or termination.

         (viii) The obligation of the Company to reimburse each Issuing Bank for Reimbursement Obligations with regard to the Letters of Credit issued by it and the obligations of Lenders under clause (iv) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and under all circumstances including, without limitation, the following circumstances:

              (A) any lack of validity or enforceability of any Letter of Credit;

              (B) the existence of any claim, set-off, defense or other right that the Company may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Company or one of its Subsidiaries and the beneficiary for which the Letter of Credit was procured) other than a defense based on the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction;

              (C)  any  draft,  demand,   certificate   or  any  other  document
    presented under any Letter of Credit is proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein is untrue or inaccurate in any respect;

              (D) payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit, provided that such payment does not occur as a result of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction;

              (E) any adverse change in the condition (financial or otherwise) of the Company;

              (F) any breach of this Agreement or any other Financing Document by the Company, Administrative Agent or any Lender (other than the Issuing
    Bank);

              (G) any other circumstance or happening whatsoever which is similar to any of the foregoing; provided that such other occurrence or happening is not the result of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction; or

              (H)  the  fact  that  a   Default   shall  have  occurred  and  be
    continuing.

    Section 2.04   Disbursement of Funds.

         (a) Availability. No later than 2:00 p.m. (Houston time) on the date of each Borrowing, each Lender will make available its pro rata portion of the amount (if any) by which the principal amount of the Borrowing requested to be made on such date exceeds the principal amount of Loans (if any) maturing or Reimbursement Obligations (if any) due and owing on such date, in Dollars and in immediately available funds at the Payment Office. The Administrative Agent will make available to the Company at the Payment Office the aggregate of the amounts (if any) so made available by the Lenders by depositing the same, in immediately available funds, to an account of the Company at the Administrative Agent designated by the Company for such purpose. To the extent that Loans mature or Reimbursement
    Obligations are due and owing on the date of a requested Borrowing of Revolving Credit Loans, the Lenders shall apply the proceeds of the Revolving Credit Loans then being made, to the extent thereof, to the repayment of such maturing Loans or Reimbursement Obligations, such Revolving Credit Loans and repayments intended to be a contemporaneous exchange.

         (b) Funds to the Administrative Agent. Unless the Administrative Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of the Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent may make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of a Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Company, and the Company shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for the Borrowing which includes such amount paid. Nothing in this Section shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Company may have against any Lender as a result of any default by such Lender hereunder.

         (c) Lenders' Responsibilities. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commit- ment hereunder.

    Section 2.05   Notes.

         (a) Revolving Credit Notes. The Company's obligation to pay the principal of, and interest on, the Revolving Credit Loans made by each Lender shall be further evidenced by the Company's issuance, execution and delivery of a Revolving Credit Note payable to the order of each such Lender in the amount of the sum of such Lender's Revolving Credit Commitment and shall be dated as of the date of issuance of such Revolving Credit Note. The principal amount of each Revolving Credit Note shall be payable on or before the Revolving Credit Maturity Date.


         (b) Right to Collect on the Notes. The Company and the Guarantors are personally obligated and fully liable for the amounts due under the Notes. The Lenders have the right to sue on the Notes and obtain a personal judgment against the Company and the Guarantors for satisfaction of the amounts due under the Notes either before or after a judicial foreclosure of the Alaska Deed of Trust under Alaska Statute 09.45.170 - 09.45.220.

    Section 2.06   Interest.  In all cases subject to Section 9.13:

         (a) Base Rate Loans. Subject to Section 2.06(c), the Company agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date thereof until payment in full thereof at a rate per annum which shall be, for any day, equal to the sum of the Applicable Margin plus the Base Rate in effect on such day, but in no event to exceed the Highest Lawful Rate. The term "Base Rate" shall mean the higher of (i) the Prime Rate in effect on such day or (ii) one-half of one percent (1/2%) plus the Federal Funds Rate in effect for such day (rounded upwards, if necessary, to the nearest 1/16th of 1%), but in no event to exceed the Highest Lawful Rate. For purposes of this Agreement, any change in the Base Rate due to a change in the Federal Funds Rate or the Prime Rate shall be effective on the effective date of such change in the Federal Funds Rate or the Prime Rate, as the case may be. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including but not limited to the inability of the Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

         (b) Eurodollar Loans. Subject to Section 2.06(c), the Company agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date thereof until payment in full thereof at a rate per annum which shall be the sum of the Applicable Margin plus the relevant Eurodollar Rate, but in no event to exceed the Highest Lawful Rate.

         (c) Default Interest. Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and all other amounts owing hereunder shall bear interest for each day that such amounts are overdue at a rate per annum equal to three percent (3%) in excess of the Base Rate in effect for each such day.

         (d) Miscellaneous. Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of payment in full thereof. Interest on each Eurodollar Loan shall be payable on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on any prepayment (on the amount prepaid), at maturity

    (whether by acceleration or otherwise) and, after maturity, on demand. Interest on Base Rate Loans shall be payable on each Quarterly Date, commencing on the first of such days to occur after such Loan is made, at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

         (e) Notice by the Administrative Agent. The Administrative Agent, upon determining the Eurodollar Rate for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing the Company and the Lenders thereof.

    Section 2.07 Interest Periods. In connection with each Borrowing of Eurodollar Loans, the Company shall elect an Interest Period to be applicable to such Borrowing, which Interest Period shall begin on and include, as the case may be, the date selected by the Company pursuant to Section 2.02(a), the conversion date or the date of expiration of the then current Interest Period applicable thereto, and end on but exclude the date which is either one, two, three or six months thereafter, as selected by the Company; provided that:

         (a) Business Days. If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, further, that if any Interest Period (other than in respect of a Borrowing of Eurodollar Loans the Interest Period of which is expiring pursuant to Section 2.15(b) hereof) would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

         (b) Month End. Any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to Subsection (c) below, end on the last Business Day of a calendar month;

         (c) Payment Limitations. No Interest Period shall extend beyond any date that any principal payment or prepayment is scheduled to be due unless the aggregate principal amount of Borrowings which are Borrowings of Base Rate Loans or which have Interest Periods which will expire on or before such date, less the aggregate amount of any other principal payments or prepayments due during such Interest Period, is equal to or in excess of the amount of such principal payment or prepayment; and

         (d)  Maturity Dates.   No  Interest  Period  shall  extend  beyond  the
    Revolving Credit Maturity Date.

    Section 2.08 Repayment of Loans. Subject to the provisions of Sections 2.09, 2.10 and 2.11, the Company shall pay to the Administrative Agent for the ratable benefit of the Lenders the unpaid principal amount of (i) each Eurodollar Loan made by such Lender hereunder on the last day of the Interest Period in respect of such Loan and (ii) each Base Rate Loan on or before the Revolving Credit Maturity Date.

    Section 2.09 Termination or Reduction of Revolving Credit Commitments. The Company may, upon at least three Business Days' notice to the Administrative Agent, terminate entirely at any time, or proportionately reduce from time to time by an aggregate amount of $5,000,000 or any larger multiple of $1,000,000, the unused portions of the Revolving Credit Commitments, provided that any such reduction shall apply proportionately to the Revolving Credit Commitment of each Lender. If the Revolving Credit Commitments are terminated in their entirety, all accrued commitment fees with respect thereto shall be payable on the effective date of such termination.

    Section 2.10   Prepayments.

         (a) Mandatory Revolving Credit Loan Prepayments. If, after giving effect to any reduction of the Maximum Revolving Credit Loan Available Amount as a result of a redetermination of the E&P Borrowing Base as provided in Section 2.20 or decrease in the Active Facility Amount, the outstanding aggregate principal amount of the Revolving Credit Loans exceeds the amount of the Maximum Revolving Credit Loan Available Amount as so reduced, the Company shall pay or prepay the Revolving Credit Loans in the amount of such excess, together with interest on the principal amount paid accrued to the date of such prepayment, pursuant to Section 2.10(d).

         (b) Mandatory Borrowing Base Prepayments. If at any time the Aggregate Revolving Credit Exposure is in excess of the Maximum Available Amount, the Company shall make a prepayment of Revolving Credit Loans or provide Cover for Letter of Credit Liabilities, or a combination thereof, in an amount equal to such excess. Any such Cover shall be provided in full within five Business Days of the earlier of (i) the date of the Borrowing Base Report first reporting such excess or (ii) the date on which the Administrative Agent provides notice thereof to the Company and any such prepayment, together with interest on the principal amount paid accrued to the date of such prepayment, shall be made pursuant to Section 2.10(d).

         (c) Voluntary Prepayments. The Company may, at its option, at any time and from time to time, prepay Loans, in whole or in part, without premium or penalty (other than funding losses, if any, resulting from such prepayment being made other than on the last day of an Interest Period with respect to any Eurodollar Loan as provided in Section 2.18), upon giving, in the case of a Eurodollar Loan, three Business Days' prior written notice to the Administrative Agent, and, in the case of a Base Rate Loan, on the same Business Day's with prior written notice by 11:00 a.m. of such day to the Administrative Agent. Such notice shall specify the date and amount of prepayment and the Loan or Loans (including the Type thereof) to which such prepayment is to be applicable. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment. The payment amount specified in the such notice shall be due and payable on the date specified. Each prepayment of Base Rate Loans shall be in the minimum principal amount of $1,000,000 and in integral multiples of $100,000 and each prepayment of Eurodollar Loans shall be in the minimum principal amount of $5,000,000 and in integral multiples of $1,000,000 or, in the case of either Base Rate Loans or Eurodollar Loans, or the aggregate balance outstanding on the applicable Notes. Each prepayment of Term Loans made pursuant to this Section shall be accompanied by any funding losses resulting from such prepayment being made other than on the last day of an Interest Period with respect to any Eurodollar Loan as provided in Section
    2.18. Each prepayment shall be applied ratably to prepay the Loans of the several Lenders.

         (d) Payment Procedure. Any prepayment required pursuant to Sections 2.10(a) or (b) other than as a result of elections by the Company to decrease the Active Facility Amount or the Aggregate Revolving Credit Commitments, if not otherwise paid promptly upon determination of such required prepayment, shall be paid in full from cash flow available during the six month period from and after the date that the deficiency requiring such prepayment is determined (the "Deficiency Period"). All prepayments pursuant to this Section 2.10 shall be applied first to such Base Rate Loans which are Revolving Credit Loans as the Company may designate and second to such Eurodollar Loans which are Revolving Credit Loans as the Company may designate.

         (e) Notice by Administrative Agent. Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment.

    Section 2.11   Continuation and Conversion Options.

         (a) Continuation. The Company may elect to continue all or any part of any Borrowing of Eurodollar Loans beyond the expiration of the then current Interest Period relating thereto by giving Advance Notice to the Administrative Agent of such election, specifying the Eurodollar Loan or portion thereof to be continued and the Interest Period therefor. In the absence of such a timely and proper election with regard to Eurodollar Loans, the Company shall be deemed to have elected to convert such Eurodollar Loan to a Base Rate Loan pursuant to Subsection 2.11(d).

         (b) Amounts of Continuations. All or part of any Eurodollar Loan may be continued as provided herein, provided that any continuation of such Loan shall not be (as to each Loan as continued for an applicable Interest
    Period) less than $5,000,000 and shall be in an integral multiple of $1,000,000.

         (c) Continuation or Conversion Upon Default. If no Default shall have occurred and be continuing, each Eurodollar Loan may be continued or converted as provided in this Section. If a Default shall have occurred and be continuing, the Company shall not have the option to elect to continue any such Eurodollar Loan pursuant to Subsection 2.11(a) or to convert Base Rate Loans pursuant to Subsection 2.11(e).

         (d) Conversion to Base Rate. The Company may elect to convert any Eurodollar Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving Advance Notice to the Administrative Agent of such election.

         (e) Conversion to Eurodollar Rate. The Company may elect to convert any Base Rate Loan at any time or from time to time to a Eurodollar Loan by giving Advance Notice to the Administrative Agent of such election, specifying each Interest Period therefor.

         (f) Amounts of Conversions. All or any part of the outstanding Loans may be converted as provided herein, provided that any conversion of such Loans shall not result in a Borrowing of Eurodollar Loans in an amount less than $5,000,000 and in integral multiples of $1,000,000.

    Section 2.12   Fees.

         (a) Revolving Credit Commitments. The Company shall pay to the Administrative Agent for the account of and distribution to each Lender in accordance with its Percentage Share a commitment fee for the period commencing on the Closing Date to and including the Revolving Credit Maturity Date (or such earlier date as the Revolving Credit Commitments shall have been terminated entirely) computed at a rate equal to .375% per annum on the average daily unused amount of the Active Facility Amount, payable in arrears on the Quarterly Dates, commencing on the first Quarterly Date to occur after the Closing Date.

         (b) Commitments. The Company shall pay to the Administrative Agent for the account of and distribution to each Lender in accordance with its Percentage Share a commitment fee for the period commencing on the Closing Date to and including the Revolving Credit Maturity Date computed at a rate equal to .1875% per annum on the average daily amount by which the Aggregate Revolving Credit Commitments exceed the Active Facility Amount, payable in arrears on the Quarterly Dates, commencing on the first Quarterly Date to occur after the Closing Date. In the event that the Company elects, at any time, to increase the Active Facility Amount pursuant to Section 2.01(d), the Company shall pay to the Administrative Agent for the account of and distribution to each Lender in accordance with its Percentage Share an additional commitment fee for the period commencing on the date six months prior to the date such increase is designated (but in no event earlier than the later to have occurred of the Closing Date or the date of the last increase of the Active Facility Amount) to and including such date of designation computed at a rate equal to .375% per annum on the amount of the increase so designated. Payment of such additional commitment fee shall be due and payable upon delivery of the notice of designating the increase as provided to the Administrative Agent pursuant to Section 2.01(d).

         (c) Letters of Credit. (i) As consideration for the issuance of any Letter of Credit, the Company will pay to the Issuing Bank the greater of
    (A) $300 or (B) a fee on the daily average amount available for drawings under each Letter of Credit, in each case for the period from and including the date of issuance of such Letter of Credit (or in the case of the Outstanding Letters of Credit, from and including the Effective Date) to and excluding the date of expiration or termination thereof computed at a rate equal to one-fourth of one percent (1/4%) per annum, payable in arrears on each Quarterly Date. The Company shall pay to the Issuing Bank in arrears on each Quarterly Date, with respect to any amendment or transfer of any Letter of Credit and for each drawing made thereunder, documentary and processing charges in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of such amendment, transfer or drawing, as the case may be. All fees payable pursuant to this clause (i) shall be retained by the applicable Issuing Bank.

         (ii) The Company will pay to the Administrative Agent for the account of and pro rata distribution to each Lender a fee on the daily average amount available for drawings under each Letter of Credit, in each case for the period from and including the date of issuance of such Letter of Credit (or in the case of the Outstanding Letters of Credit, from and including the Effective Date) to and excluding the date of expiration or termination thereof computed at a per annum rate for each day equal to the Applicable Margin for Eurodollar Loans in effect from time to time less one-fourth of one percent (1/4%) per annum, payable in arrears on each Quarterly Date.

         (d) Administrative Agent and Documentation Agent Fees. The Company shall pay to the Administrative Agent such fees as are set forth in the letter agreement between the Administrative Agent and the Company dated as of March 15, 1996, as the same has been or may be hereafter amended or supplemented, on the dates specified therein. The Company shall pay to the Administrative Agent and Documentation Agent such fees as are set forth in the letter agreement, dated as of March 18, 1996, among the Administrative Agent, the Documentation Agent and the Company as the same has been or may be hereafter amended or supplemented, on the dates specified therein.

    Section 2.13   Payments, etc.

         (a) Without Setoff, etc. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent on behalf of the Lenders without defense, set-off or counterclaim to the Administrative Agent not later than 11:00 a.m. Houston time on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. The Administrative Agent will promptly thereafter distribute funds in the form received relating to the payment of principal or interest or commitment fees ratably to the Lenders for the account of their respective Lending Offices, and funds in the form received relating to the payment of any other amount payable to any Lender to such Lender for the account of its Lending Office.

         (b) Non-Business Days. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (except as otherwise provided in Section 2.07 hereof) and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

         (c) Computations. All computations of interest shall be made on the basis of a year of 360 days (unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be) in the case of Eurodollar Loans, and 365 or 366 days (as the case may be) in the case of Base Rate Loans, and all computations of fees shall be made on the basis of a year of 360 days (unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate or fee hereunder shall, except for manifest error, be final, conclusive and binding for all purposes, provided that such determination shall be made in good faith in a manner generally consistent with the Administrative Agent's standard practice. If the Administrative Agent and the Company determine that manifest error exists, said parties shall correct such error by way of an adjustment to the payment due on the next Quarterly Date.

    Section 2.14 Interest Rate Not Ascertainable, etc. In the event that the Administrative Agent shall have determined (which determination shall be reasonably exercised and shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Eurodollar Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, or any Lender's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate, then, and in any such event, the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to the Company and to the Lenders of such determination. Until the Administrative Agent notifies the Company that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make Eurodollar Loans shall be immediately suspended; any Eurodollar Loan that is requested (by continuation, conversion or otherwise) shall instead be made as a Base Rate Loan, and any outstanding Eurodollar Loan shall be converted, on the last day of the then current Interest Period applicable thereto, to a Base Rate Loan.

    Section 2.15   Illegality.

         (a) Determinations of Illegality. In the event that any Lender shall have determined (which determination shall be reasonably exercised and shall, absent manifest error, be final, conclusive and binding upon all parties) at any time that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to the Company and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to the other Lenders).

         (b) Eurodollar Loans Suspended. Upon the giving of the notice to the Company referred to in Subsection (a) above, (i) the Company's right to request (by continuation, conversion or otherwise) and such Lender's obligation to make Eurodollar Loans shall be immediately suspended, and any such requested Eurodollar Loan shall instead be made as a Base Rate Loan, and (ii) if the affected Eurodollar Loan or Loans are then outstanding, the Company shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Administrative Agent and the affected Lender, convert each such Eurodollar Loan into a Base Rate Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Subsection.

    Section 2.16   Increased Costs.

         (a) Eurodollar Regulations, etc. If, by reason of (x) after the date hereof, the introduction of or any change (including, but not limited to, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

              (i) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Loans or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income or gross receipts of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

              (ii) any reserve (including, but not limited to, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Loans or its obligations to make Eurodollar Loans shall be imposed on any Lender or its applicable Lending Office or the interbank Eurodollar market or the secondary certificate of deposit market;

    and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Loans (except to the extent already included in the determination of the applicable Eurodollar Rate) or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then the Company shall from time to time, upon written notice from and demand by such Lender (with a copy of such notice and demand to the Administrative Agent), pay to such Lender, within 30 days after the date specified in such notice and demand, additional amounts determined by such Lender in a reasonable manner to be sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost and the calculation thereof, submitted to the Company and the Administrative Agent by such Lender, shall, except for manifest error, be final, conclusive and binding for all purposes, provided that the determination of such amount shall be made in good faith in a manner generally consistent with such Lender's standard practice.

         (b) Costs. If any Lender shall advise the Administrative Agent that at any time, because of the circumstances described in clauses (x) or (y) in Subsection 2.16(a) or any other circumstances arising after the Effective Date affecting such Lender or the interbank Eurodollar market or such Lender's position in such market, the Eurodollar Rate, as determined in good faith by the Administrative Agent, will not adequately and fairly reflect the cost to such Lender of funding its Eurodollar Loans, then, and in any such event:

              (i) the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to the Company and to the Lenders of such advice;

              (ii) the Company's right to request and such Lender's obligation to make Eurodollar Loans shall be immediately suspended, any such Eurodollar Loan that is requested (by continuation, conversion or otherwise) shall instead be made as a Base Rate Loan, and any such outstanding Eurodollar Loan shall be converted, on the last day of the then current Interest Period applicable thereto, to a Base Rate Loan.

         (c) Capital Adequacy. If, by reason of (i) after the date hereof, the introduction of or any change (including, but not limited to, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law) affects or would affect the amount of capital required to be maintained by any Lender or any corporation controlling such Lender, and the amount of such capital is increased by or based upon the existence of such Lender's Commitment to lend hereunder and other commitments of this Type or of the Letters of Credit (or similar contingent obligations), then, within 30 days after written request therefor by such Lender (with a copy of such request to the Administrative Agent), the

    Company shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for the increased cost of such additional capital in light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's Commitment to lend hereunder or to the issuance or maintenance of the Letters of Credit. A certificate as to such amounts and the calculation thereof, submitted to the Company and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error, provided that the determination of such amount shall be made in good faith in a manner generally consistent with such Lender's standard practice.

         (d)  Issuing  Bank.   The rights and benefits of the Lenders under this
    Section 2.16 shall also apply to the Issuing Bank in its capacity as such.

         (e) Notice. The Company shall not be obligated to compensate any Lender pursuant to this Section 2.16 for any amounts attributable to a period more than 90 days prior to the giving of notice by such Lender to the Company of its intention to seek compensation under this Section 2.16.

    Section 2.17 Change of Lending Office. Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Eurodollar Loans affected by the matters or circumstances described in Sections 2.14, 2.15 or 2.16 to reduce the liability of the Company or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion; provided that such Lender shall have no obligation to so designate an alternate Lending Office located in the United States.

    Section 2.18 Funding Losses. The Company shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such amounts and which request shall be reasonably exercised and shall, absent manifest error, be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, but not limited to, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Loans to the extent not recovered by the Lender in connection with the re-employment of such funds and including loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a Borrowing of Eurodollar Loans does not occur on the date specified therefor in a Borrowing Request (whether or not withdrawn), (ii) if any repayment (or conversion pursuant to Section 2.16) of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii) if, for any reason, the Company defaults in its obligation to repay its Eurodollar Loans when required by the terms of this Agreement.

    Section 2.19 Sharing of Payments, etc. If any Lender shall obtain any payment or reduction (including, but not limited to, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy
Code) of any obligation of the Company hereunder (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share of payments or reductions on account of such obligations obtained by all the Lenders, such Lender shall forthwith (i) notify each of the other Lenders and the Administrative Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation.

    Section 2.20   E&P Borrowing Base.

         (a) Redetermination Date; Initial E&P Borrowing Base. The E&P Borrowing Base shall be determined in accordance with Section 2.20(b) by the Administrative Agent with the concurrence of the Majority Lenders and is subject to redetermination in accordance with Section 2.20(d). Upon any redetermination of the E&P Borrowing Base, such redetermination shall remain in effect until the next successive Redetermination Date. "Redetermination Date" shall mean the date that the redetermined E&P Borrowing Base becomes effective subject to the notice requirements specified in Section 2.20(e) both for scheduled redeterminations and unscheduled redeterminations. During the period from and after the Closing Date until the next Redetermination Date, unless redetermined pursuant to any unscheduled redeterminations, the amount of the E&P Borrowing Base shall be $45,000,000; provided, however, if both the Mandate Event and the Collection Event occur prior to the next Redetermination Date, the amount of the E&P Borrowing Base shall be increased to $70,000,000.

         (b) Redetermination. Upon receipt of the Reserve Reports by the Administrative Agent, the Administrative Agent will redetermine the E&P Borrowing Base. Such redetermination by the Administrative Agent, in its sole discretion, will be in accordance with its normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time. The Administrative Agent shall propose to the Lenders a new E&P Borrowing Base within 15 days following receipt by the Administrative Agent and the Lenders of the complete Reserve Reports. After having received notice of such proposal by the Administrative Agent, the Majority Lenders shall have 15 days to agree or disagree with such proposal. If at the end of the 15 days, the Majority Lenders have not communicated their approval or disapproval, such silence shall be deemed to be an approval and the Administrative Agent's proposal shall be the new E&P Borrowing Base. If however, the Majority Lenders notify Administrative Agent within 15 days of their disapproval, the Majority Lenders shall, within a reasonable period of time, agree on a new E&P Borrowing Base.

         (c) Exclusion of Certain Property. The Administrative Agent in its reasonable discretion, may exclude any Oil and Gas Property or portion of production therefrom or any income from any other Property from the E&P Borrowing Base, at any time and for any reason, including, but not limited to, the following: the title information for such Property is not satisfactory, such Property is not Mortgaged Property, such Property is located outside of the United States of America, or such Property is not assignable.

         (d) Time of Redetermination, etc. So long as any of the Commitments are in effect and so long as there remains any Revolving Credit Exposure as to any Lender, on or around the first Business Day of each October 1 and April 1, commencing October 1, 1996 (each being a "Scheduled Redetermi-nation Date"), the Administrative Agent, the Documentation Agent and the Lenders shall redetermine the amount of the E&P Borrowing Base in accordance with Section 2.20(b). In addition, the Simple Majority Lenders may elect to initiate, at any other time as they so elect, one unscheduled redetermi- nation of the E&P Borrowing Base during any consecutive twelve (12) month period by specifying in writing to the Company the date on which the Company is to furnish a Reserve Report and the date on which such redetermination is to occur. The Company may initiate up to two additional redeterminations of the E&P Borrowing Base in any calendar year. Each such request shall be accompanied by a Reserve Report and a $10,000 redetermination fee for the account of the Administrative Agent. In the event of any such unscheduled redetermination, the Administrative Agent, the Documentation Agent and the Lenders shall redetermine the amount of the E&P Borrowing Base in accordance with Section 2.20(b).

         (e)  Notice by Administrative  Agent.   The  Administrative Agent shall
    promptly notify in writing the Company and the Lenders of the new E&P Borrowing Base. Any redetermination of the E&P Borrowing Base shall not be in effect until written notice is received by the Company.

    Section 2.21   Taxes.

         (a) Payments Free and Clear. Any and all payments by the Company under this Agreement or any other Financing Document shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the Administrative Agent and each Issuing Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Administrative Agent, the Issuing Bank or such Lender, as the case may be, is a citizen or resident or in which such Lender has a permanent establishment (or is otherwise engaged in the active conduct of its banking business through an office or a branch) which is such Lender's applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Administrative Agent, the Issuing Bank or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Lender, the Issuing Bank or the Administrative Agent is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities so arising out of payments by the Company being hereinafter referred to as "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders, the Issuing Banks or the Administrative Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.21) such Lender, the Issuing Bank or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

         (b) Other Taxes. In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment and Acceptance or any other Financing Document (hereinafter referred to as "Other Taxes").

         (c) Indemnification. The Company will indemnify each Lender, each Issuing Bank and the Administrative Agent for the full amount of Taxes and Other Taxes (including, but not limited to, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.21) paid by such Lender or the Issuing Bank or the Administrative Agent (on their behalf or on behalf of any Lender), as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Any payment pursuant to such indemnification shall be made within 30 days after the date any Lender, the Issuing Bank or the Administrative Agent, as the case may be, makes written demand therefor. If any Lender, the Issuing Bank or the Administrative Agent receives a refund or credit in respect of any Taxes or Other Taxes for which such Lender, the Issuing Bank or the Administrative Agent has received payment from the Company hereunder it shall promptly notify the Company of such refund or credit and shall, within 30 days after receipt of a request by the Company (or promptly upon receipt, if the Company has requested application for such refund or credit pursuant hereto), pay an amount equal to such refund or credit to the Company without interest (but with any interest so refunded or credited), provided that the Company, upon the request of such Lender, the Issuing Bank or the Administrative Agent, agrees to return such refund or credit (plus penalties, interest or other charges) to such Lender, the Issuing Bank or the Administrative Agent in the event such Lender, the Issuing Bank or the Administrative Agent is required to repay such refund or credit.

         (d) Receipts. Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Company in respect of any payment to any Lender, the Issuing Bank or the Administrative Agent, the Company will furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

         (e) Survival. Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this
    Section 2.21 shall survive the payment in full of principal and interest hereunder.

         (f)  Lender  Representations.  Each Lender represents that it is either
    (i) a corporation organized under the laws of the United States of America or any state thereof or (ii) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a corporation organized under the laws of the United States of America or any state thereof agrees to provide to the Company and the Administrative Agent on the Effective Date, or on the date of its delivery of the Assignment and Acceptance pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Company or the Administrative Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form 4224 (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "Form 4224 Certification") or (B) Internal Revenue Service Form 1001 (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "Form 1001 Certification"). In addition, each Lender agrees that if it previously filed a Form 4224 Certification it will deliver to the Company and the Administrative Agent a new Form 4224 Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form 1001 Certification, it will deliver to the Company and the Administrative Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Each Lender also agrees to deliver to the Company and the Administrative Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, provided that the circumstances of the Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either (i) applicable law, regulation or treaty, or in any official application thereof or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Company and the Administrative Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Company and the Administrative Agent have received a Form 1001 Certification or Form 4224 Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Company shall withhold taxes from such payments at the applicable statutory rate, provided that such withholding shall not increase the amount of payments for the account of such Lender to be made by the Company pursuant to Subsection 2.21(a). Each Lender agrees to indemnify and hold harmless from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (i) the Administrative Agent as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section or
    (ii) the Company or the Administrative Agent as a result of their reliance on any such form or certificate which it has provided to them pursuant to this Section.

         (g) Efforts to Avoid or Reduce. Any Lender claiming any additional amounts payable pursuant to this Section 2.21 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or the Administrative Agent or to change the jurisdiction of its applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

    Section 2.22 Pro Rata Treatment. Except as required under Section 2.15 or 2.16, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the fees, each reduction of the Commitments, and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated ratably and pro rata among the Lenders in accordance with their respective Percentage Share. Each Lender agrees that in com- puting such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's portion of such Borrowing to the next higher or lower whole dollar amount.

    Section 2.23 Disposition of Proceeds. The E&P Mortgage contains an assignment by Tesoro E&P to the Administrative Agent of all production and all proceeds attributable thereto which may be produced from or allocated to the Oil and Gas Properties described therein, and the E&P Mortgage further provides in general for the application of such proceeds to the satisfaction of the indebtedness, liabilities and obligations described therein and secured thereby. Notwithstanding such assignment in such E&P Mortgage, the Administrative Agent, the Issuing Banks and the Lenders hereby grant to Tesoro E&P a license to receive, collect and use the proceeds attributable to such production and agree not to notify the purchaser or purchasers of such production and not to take any other action to cause such proceeds to be remitted to the Administrative Agent, the Issuing Banks or the Lenders, in each case unless and until an Event of Default has occurred and is continuing; provided that so long as no Default has occurred and is continuing, the Administrative Agent shall execute and deliver a letter in the form of Exhibit F to such Persons as the Company may direct; provided, further, if the Administrative Agent, the Issuing Bank or any Lender shall receive any such proceeds directly from any such purchaser prior to the occurrence and continuation of a Default, then such Person so receiving such proceeds shall notify the Company thereof and upon request of the Company and pursuant to its written instructions shall promptly remit such proceeds to the Company for the account of Tesoro E&P.

    Section 2.24 Senior Debt. The Lender Indebtedness is Senior Debt as such term is defined in that certain Subordination Agreement dated December 15, 1993, among the Company, Tesoro Alaska, and the State of Alaska, attached as Exhibit 7 to the Settlement Agreement dated December 15, 1992, among the Company, Tesoro Alaska, and the State of Alaska.


                                  ARTICLE III

                        CONDITIONS TO BORROWINGS AND TO
                      PURCHASE, RENEWAL AND REARRANGEMENT

    The obligation of each Lender to make a Loan or an Issuing Bank to issue a Letter of Credit hereunder is subject to the satisfaction of the following conditions:

    Section  3.01   Closing.   The   Company   shall   have   delivered  to  the
Administrative Agent on or before the Closing Date all instruments, certificates and opinions referred to in Section 3.02 not theretofore delivered.

    Section 3.02 Conditions Precedent to Initial Loan. At the time of the making by such Lender of its initial Loan hereunder or the issuance by the Issuing Bank of the initial Letter of Credit (including, but not limited to, the assumption by the Lenders of the Outstanding Letters of Credit), all obligations of the Company hereunder to the Administrative Agent or any Lender incurred prior to such initial Loan or Letter of Credit (including, but not limited to, the Company's obligation to reimburse the reasonable fees and disbursements of counsel to the Administrative Agent for which the Company has been provided an invoice and any fees payable to the Lenders or the Administrative Agent on or before the Effective Date), shall have been paid in full, and the Administrative Agent shall have received the following, each dated as of the Closing Date, in form and substance satisfactory to the Administrative Agent, with an original thereof for the Administrative Agent and with sufficient copies thereof for each Lender (except that in the case of the Notes, the originals thereof will be delivered to the respective Lenders):

         (a) Notes - A duly completed and executed Revolving Credit Note for each Lender and in each case payable to the order of the Administrative Agent for the benefit of such Lender.

         (b)  Resolutions and Incumbency Certificates -

              (i) certified copies of the resolutions of the Board of Directors of the Company and its Subsidiaries that are parties to any Financing Document approving, as appropriate, the Loans, the Notes, this Agreement and the other Financing Documents, and all other documents, if any, to which the Company or such Subsidiary is a party evidencing corporate authorization with respect to such documents;

              (ii) a certificate of the Secretary or an Assistant Secretary of the Company certifying (A) the name, title and true signature of each officer of such Person authorized to execute the Notes, this Agreement, Applications and the other Financing Documents to which it is a party,
         (B) the name, title and true signature of each officer of such Person authorized to provide the certifications required pursuant to this Agreement including, but not limited to, certifications required pursuant to Section 5.15, Borrowing Requests, and Borrowing Base Reports, and (C) that attached thereto is a true and complete copy of the articles of incorporation and bylaws of the Company, as amended to date, and a recent good standing certificate; and

              (iii) a certificate of the Secretary or an Assistant Secretary of each Subsidiary that is a party to any Financing Document certifying
         (x) the name, title and true signature of each officer of each Subsidiary authorized to execute each such Financing Document to which it is a party, and (y) that attached thereto is a true and complete copy of the articles of incorporation and bylaws of such Subsidiary, as amended to date, and a recent good standing certificate.

         (c) Opinions of Counsel - Favorable written opinions of Fulbright & Jaworski L.L.P., counsel to the Company and its Subsidiaries, James C. Reed, Jr., special counsel to the Company, and Groh, Eggers & Price, local Alaska counsel to the Company, in each case addressed to the Administrative Agent, the Issuing Bank and each of the Lenders, in form and substance satisfactory to the Administrative Agent, as to such matters incident to the Transactions as any Lender through the Administrative Agent, the Issuing Bank or the Administrative Agent may reasonably request.

         (d)  The Security Instruments -

              (i)   Guaranty Agreement;

              (ii) Security Agreements or Amended and Restated Security Agreements, as applicable, dated as of the Closing Date executed by each of the Company, Tesoro Alaska, Tesoro R&M, KPL, Tesoro Coastwide and Tesoro Vostok, granting to the Administrative Agent a first priority security interest in all personal Property described therein of each such Person, as security for the indebtedness respectively defined therein as the "Obligations;"

              (iii) Pledge Agreements dated as of the Closing Date executed by the Company granting to the Administrative Agent a first priority security interest in 100% of the capital stock of Tesoro Alaska, Tesoro R&M, Tesoro Exploration and Production Company, Tesoro Gas Resources Company, Inc., Tesoro Natural Gas Company and TAPL, as security for the Lender Indebtedness;

              (iv)   Amendment of the Alaska Deed of Trust;

              (v)    the E&P Mortgage and any amendments thereto;

              (vi)   Financing  Statements,  as   appropriate,  to  perfect  the
         security interests created by the instruments delivered  under  clauses
         (ii) through (v) above;

              (vii)  Stock   certificates  and  corresponding  stock  powers  to
         perfect the Administrative Agent's security in the stock pledged by the instrument delivered under clause (iv) above;

              (viii) all Property in which the Administrative Agent shall, at such time, be entitled to have a Lien pursuant to this Agreement or any other Financing Document shall have been physically delivered to the possession of the Administrative Agent or any bailee accepted by the Administrative Agent to the extent that such possession is necessary for the purpose of perfecting the Administrative Agent's Lien in such collateral security;

              (ix) the Cash Collateral Account Agreement described in the definition of "Cover";

              (x) Assignment and Acceptance Agreement from each of the lenders in the Existing Credit Agreement to the Lenders;

              (xi)   Assignment of Liens;

              (xii)  Confirmation  letter  acknowledged   by   State  of  Alaska
         regarding subordinate states; and

              (xiii) Notice to National Bank of Alaska in connection with intercreditor agreement.

         (e) Insurance. A certificate of insurance coverage of the Company and its Subsidiaries evidencing that the Company is carrying insurance in accordance with Section 5.05 hereof. In addition, the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Kenai Refinery and Tesoro Terminals are not situated in an area that has been identified by the Director of the Federal Emergency Management Agency or any other Governmental Authority as an area having special flood hazards. Should it be determined, however, that the Kenai Refinery is situated in an area identified as having special flood hazards, the Administrative Agent shall have received a copy of the applicable flood insurance policy (or policy applications), in form and substance satisfactory to the Administrative Agent, indicating that the maximum limits of coverage have been obtained and that the full premium therefor has been paid in full.

         (f) Title Opinions. Title opinions as the Administrative Agent may require from attorneys satisfactory to the Administrative Agent setting forth the status of title to the Oil and Gas Properties that constitute a part of the Mortgaged Property.

         (g) Title Insurance; Survey. An endorsement to the existing Mortgagee's Policy of Title Insurance, in form and substance satisfactory to the Administrative Agent, insuring the lien granted pursuant to the Alaska Deed of Trust and the most recent survey covering the Refinery Premises.

         (h) Miscellaneous. Such other documents or conditions precedent which the Administrative Agent may reasonably have requested or require in its sole discretion.

    Section 3.03 Conditions Precedent to Each Loan. At the time of the making by such Lender of each Loan, including the initial Loan but not including continuations or conversions pursuant to Section 2.11 (before as well as after giving effect to such Loan and to the proposed use of the proceeds thereof):

         (a) Notes. The Company shall have issued, executed and delivered the Notes;

         (b)  No Default.  There shall exist no Default or Event of Default;

         (c) Representations and Warranties. Except for facts timely disclosed to the Administrative Agent from time to time in writing, not materially more adverse to the Company and its Subsidiaries than those existing on the Effective Date, all representations and warranties contained herein and in the other Financing Documents executed and delivered on or after the date hereof shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan; and

         (d) Documentation. The Administrative Agent shall have received such other documents as the Administrative Agent or any Lender or special counsel to the Administrative Agent may reasonably request, all in form and substance satisfactory to the Administrative Agent.

    Each Borrowing Request submitted by the Company, and the acceptance by the Company of the proceeds of such Borrowing (but not including continuations or conversions pursuant to Section 2.11), shall constitute a representation and warranty by the Company, as of the date of the Loans comprising such Borrowing, that the conditions specified in Subsections 3.03(b) and (c) have been satisfied.

    Section 3.04 Recordings. The Security Instruments and accompanying financing statements covering the Mortgaged Property, or other notices related thereto if necessary or appropriate, shall have been duly delivered by the Administrative Agent to the appropriate offices for filing or recording.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

    In order to induce the Lenders to enter into this Agreement, the Company represents and warrants to the Lenders (which representations and warranties will survive the delivery of the Notes) that:

    Section 4.01 Corporate Existence. The Company and each of its Subsidiaries are corporations duly organized, legally existing and in good standing under the laws of the jurisdictions in which they are incorporated and are duly qualified as foreign corporations in all jurisdictions wherein the Property owned or the business transacted by them makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

    Section 4.02 Corporate Power and Authorization. The Company is authorized and empowered to create and issue the Notes; the Company and each of its Subsidiaries are duly authorized and empowered to execute, deliver and perform the Financing Documents, including this Agreement, to which they respectively are parties; and all corporate action on the Company's part requisite for the due creation and issuance of the Notes on the Company's and each of its Subsidiaries' respective part requisite for the due execution, delivery and performance of the Financing Documents, including this Agreement, to which the Company and each of its Subsidiaries respectively are parties has been duly and effectively taken.

    Section 4.03 Binding Obligations. This Agreement does, and the Notes and other Financing Documents to which the Company and each of its Subsidiaries respectively are parties upon their creation, issuance, execution and delivery will, when issued and delivered under this Agreement, constitute valid and binding obligations of the Company and each such Subsidiary that is a party thereto, respectively, and will be enforceable in accordance with their respective terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights and subject to the availability of equitable remedies).

    Section 4.04 No Legal Bar or Resultant Lien. The Notes and the other Financing Documents, including this Agreement, to which the Company or any of its Subsidiaries is a party do not and will not violate or create a default under any provisions of the articles or certificate of incorporation or bylaws of the Company or any of its Subsidiaries, or any contract, agreement, instrument or Governmental Requirement to which the Company or any of its Subsidiaries is subject, or result in the creation or imposition of any Lien upon any Properties of the Company or any of its Subsidiaries, other than those violations and defaults that would not affect the Company's or such Subsidiaries' use of such Properties or those permitted by this Agreement.

    Section 4.05 No Consent. Except as set forth on Schedule 4.05, the Company's and each of its Subsidiaries' respective execution, delivery and performance of the Notes and the other Financing Documents, including this Agreement, to which the Company and each such Subsidiary respectively are parties do not require notice to or filing or registration with, or the authorization, consent or approval of or other action by any other Person, including, but not limited to, any Governmental Authority.

    Section 4.06   Financial Information.

         (a) Annual Financial Statements. The consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1995, and the related consolidated statements of income, retained earnings and cash flows for the 12-month period then ended, including in each case the related schedules and notes, reported on by Deloitte & Touche, true copies of which have been previously delivered to each of the Lenders, fairly present the consolidated financial condition of the Company and its Subsidiaries as at the date thereof and the consolidated results of operations and the cash flows for such period, in accordance with generally accepted accounting principles applied on a consistent basis. The unaudited consolidating balance sheet of the Consolidating

    Statement Entities as of December 31, 1995, and the related unaudited consolidating statements of income and cash flows, form the basis of the Company's consolidated financial statements and are fairly stated in all material respects when considered in relation thereto.

         (b)  No Material Adverse Effect.   Since  December  31, 1995, there has
    been no event or occurrence that could reasonably be expected to have a Material Adverse Effect.

    Section 4.07 Investments and Guaranties. At the date of this Agreement, neither the Company nor any of its Subsidiaries has made investments in or advances to any Person or guaranties of the obligations of any Person that is not a Subsidiary of the Company, except those permitted by Subsections 6.09(b) through (f), those reflected in the Financial Statements or described in
Schedule 4.07.

    Section 4.08 Litigation. Except as set forth in Schedule 4.08, there is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any material Property of any thereof before any court or arbitrator or any Governmental Authority which (i) challenges the validity of this Agreement, any Note, any Application, the Guaranty Agreement, or any of the other Financing Documents or
(ii) if adversely determined would have a Material Adverse Effect.

    Section 4.09 Use of Proceeds. The proceeds of the Revolving Credit Loans will be used only to refinance the Existing Indebtedness, provide working capital and for general corporate purposes of the Loan Parties, and to the extent specifically permitted hereunder, Non-Guarantors and after the occurrence of both the Mandate Event and the Collection Event pay-off up to $15,000,000 of principal outstanding under the Subordinated Debentures and the Exchange Notes in the aggregate. The Letters of Credit shall be used only for the purposes provided in Section 2.03. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock (within the meaning of Regulation U or X) and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock. Neither the Company nor any Person acting on behalf of the Company has taken or will take any action which might cause the Notes or any of the Financing Documents, including this Agreement, to violate Regulation U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities and Exchange Commission (or any successor thereto) or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

    Section 4.10 Compliance with ERISA. Neither the Company, any of its Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date of this Agreement sponsored, maintained or contributed to, any Plan, including, but not limited to, any Plan which is a "multi-employer plan" as such term is defined in Section 3(37) or 4001(a)(3) of ERISA. Except as set forth in Schedule 4.10, each Plan described in such schedule has been terminated with no resulting liability to the PBGC. No act, omission or transaction has occurred which could result in imposition on the Company, any of its Subsidiaries or any ERISA Affiliate (whether directly or directly) of (i) either a civil penalty assessed pursuant to Sections 502(c) or 502(i) of ERISA or a tax imposed pursuant to Section 4975 of the Code, or (ii) breach of fiduciary duty liability damages under Section 409 of ERISA, which in each case would have a Material Adverse Effect.

    Section 4.11 Taxes; Governmental Charges. The Company and its Subsidiaries have filed all tax returns and reports required to be filed and have paid all taxes, assessments, fees and other governmental charges levied upon any of them or upon any of their respective Properties or income which are due and payable, including interest and penalties, or have provided adequate reserves for the payment thereof if required in accordance with generally accepted accounting principles for the payment thereof, except such interest and penalties as are being contested in good faith by appropriate actions or proceedings and for which adequate reserves for the payment thereof as required by general accepted accounting principles have been provided.

    Section 4.12 Titles, etc. The Company and its Subsidiaries have indefeasible title to their respective material (individually or in the aggregate) Properties, free and clear of all Liens except (i) Liens referred to in the Financial Statements, (ii) Liens disclosed to the Lenders in Schedule 4.12, (iii) Liens and minor irregularities in title which do not materially interfere with the occupation, use and enjoyment by the Company or any Subsidiary of the Company of any of their respective Properties in the normal course of business as presently conducted or materially impair the value thereof for such business, or (iv) Liens otherwise permitted or contemplated by this Agreement or the other Financing Documents.

    Section 4.13 Defaults. Neither the Company nor any of its Subsidiaries is in default nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default (in any respect that would have a Material Adverse Effect) under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other instrument or agreement evidencing or pertaining to any Indebtedness of the Company or any of its Subsidiaries, or under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, except as disclosed to the Lenders in Schedule 4.13. No Default hereunder has occurred and is continuing.

    Section 4.14 Casualties; Taking of Properties. Since the date of the Financial Statements, neither the business nor the Properties of the Company or any of its Subsidiaries have been affected in a manner that has had or would have a Material Adverse Effect as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

    Section 4.15   Compliance with the Law. Neither the Company nor any  of  its
Subsidiaries:

         (a)  is in violation of any Governmental Requirement; or

         (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of their respective Properties or the conduct of their respective business;

which violation or failure would have (in the event that such a violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

    Section 4.16 No Material Misstatements. No information, exhibit or report furnished to the Administrative Agent or the Lenders by or at the direction of the Company or any of its Subsidiaries in connection with the negotiation of this Agreement contained any material misstatement of fact or, when such statement is considered with all other written statements furnished to the Lenders in that connection, omitted to state a material fact or any fact necessary to make the statement contained therein not misleading.

    Section 4.17 Investment Company Act. The Company is not an "investment company" or a company "controlled" by an "investment company" that is incorporated in or organized under the laws of the United States or any "State," as those terms are defined in the Investment Company Act of 1940, as amended. The execution and delivery by the Company and its Subsidiaries of this Agreement and the other Financing Documents to which they respectively are parties and their respective performance of the obligations provided for therein, will not result in a violation of the Investment Company Act of 1940, as amended.

    Section 4.18 Public Utility Holding Company Act. The Company is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

    Section 4.19 Subsidiaries. The Company has no Subsidiaries except those shown in Exhibit C hereto, which exhibit is complete and accurate. The Company owns 100% of all stock of the Subsidiaries listed in such Exhibit, except as set forth therein.

    Section 4.20 Insurance. Schedule 4.20 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen's compensation, casualty, flood, business interruption and other forms of insurance owned or held by the Company and each of its Subsidiaries. All such policies are in full force and effect, all premiums with respect thereto have been paid in accordance with their respective terms, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Company or any of its Subsidiaries is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Company and each of its Subsidiaries; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 4.20 identifies all material risks, if any, which the Company and its Subsidiaries and their respective Board of Directors or officers have designated as being self insured. Neither the Company nor any of its Subsidiaries has been unable to obtain any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits during the last three years.

    Section 4.21 Mortgaged Property. Substantially all of the Mortgaged Property is described in and covered by the engineering or other written reports which have previously been delivered to and relied upon by the Lenders in connection with this Agreement.

    Section 4.22 Gas Imbalances. Except as disclosed to the Administrative Agent in Schedule 4.22, there are no gas imbalances, take or pay or other prepayments owed by the Company in excess of $5,000,000 in the aggregate with respect to the Mortgaged Property (or in the case of any of the Mortgaged Property operated by a Person other than the Company or its Subsidiaries, to the best of the Company's knowledge) which would require the Company or its Subsidiaries to deliver Hydrocarbons produced from any of the Mortgaged Property at some future time without then or thereafter receiving full payment therefor.

    Section 4.23   Environmental Matters.

         (a) Environmental Laws, etc. Neither any Property of the Company or its Subsidiaries nor the operations conducted thereon violate any applicable order of any court or Governmental Authority or Environmental Laws, which violation could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

         (b) No Litigation. Without limitation of Subsection (a) above, except as set forth on Schedule 4.23, no Property of the Company or its Subsidiaries nor the operations currently conducted thereon or by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws, which violation, action, suit, investigation, inquiry or proceeding could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

         (c) Notices, Permits, etc. All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by the Company or its Subsidiaries in connection with the operation or use of any and all Property of the Company or its Subsidiaries, including but not limited to past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed except to the extent the failure to obtain or file such notices, permits, licenses or similar authorizations could not reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

         (d) Hazardous Substances Carriers. All hazardous substances or solid waste generated at any and all Property of the Company or its Subsidiaries have in the past been transported, treated and disposed of only by carriers maintaining valid permits under RCRA and any other Environmental Law, except to the extent the failure to have such substances or waste transported, treated or disposed by such carriers could not reasonably be expected to have a Material Adverse Effect, and only at treatment, storage and disposal facilities maintaining valid permits under RCRA and any other Environmental Law, which carriers and facilities have been and are operating in compliance with such permits, except to the extent the failure to have such substances or waste treated, stored or disposed at such facilities, or the failure of such carriers or facilities to so operate, could not reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

         (e) Hazardous Substances Disposal. The Company and its Subsidiaries have taken all reasonable steps necessary to determine and have determined that no hazardous substances or solid waste have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Company or its Subsidiaries except in compliance with Environmental Laws, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

         (f) OPA Requirements. Except to the extent the failure to so comply would not have a Material Adverse Effect, to the extent applicable, the Company and its Subsidiaries have complied with all design, operation and equipment requirements imposed by OPA or scheduled to be imposed by OPA during the term of this Agreement, and the Company does not have reason to believe that either it or its Subsidiaries will not be able to maintain such compliance with OPA requirements during the term of this Agreement.

         (g) No Contingent Liability. The Company and its Subsidiaries have no material contingent liability in connection with any release or threatened release of any hazardous substance or solid waste into the environment other than such contingent liabilities at any one time and from time to time which could reasonably be expected to exceed $1,500,000 in excess of applicable insurance coverage and for which adequate reserves for the payment thereof as required by GAAP have not been provided, or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such release or threatened release.


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

    So long as any Lender has any Commitment hereunder or any Loan remains unpaid or any Revolving Credit Exposure remains outstanding, the Company will at all times comply with the following covenants:

    Section 5.01 Maintenance and Compliance, etc. The Company will and will cause each of its Subsidiaries to observe and comply in all material respects with all Governmental Requirements, except where failure to do so could not reasonably be expected to have a Material Adverse Effect. The Company will and will cause each Guarantor to, except as permitted by Section 6.07(c), preserve and maintain its corporate existence, rights and franchises.

    Section 5.02 Payment of Taxes and Claims, etc. The Company will pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and governmental charges imposed upon it or upon its Property, and (ii) all claims (including, but not limited to, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its Property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate action or proceedings and the Company has established adequate reserves in accordance with GAAP with respect thereto.

    Section 5.03 Further Assurances. The Company will and will cause each Guarantor to cure promptly any defects in the creation and issuance of the Notes, and the execution and delivery of the Financing Documents, including this Agreement, to which it is a party. The Company at its expense will, as promptly as practical, execute and deliver to the Administrative Agent or the applicable Issuing Bank upon request all such other and further documents, agreements and instruments (or cause any of its Subsidiaries to take such action) in compliance with or performance of the covenants and agreements of the Company or any of its Subsidiaries in the Financing Documents, including this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes or other Lender Indebtedness, or to correct any omissions in the Financing Documents, or more fully to state the security obligations set out herein or in any of the Financing Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Financing Documents, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

    Section 5.04 Performance of Obligations. The Company will pay the Notes according to the reading, tenor and effect thereof; and the Company will do and perform every act and discharge all of the obligations provided to be performed and discharged by the Company under the Financing Documents, including this Agreement, at the time or times and in the manner specified, and cause each of the Guarantors to take such action with respect to their obligations to be performed and discharged under the Financing Documents to which they respectively are parties.

    Section 5.05 Insurance. The Company and its Subsidiaries will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to their respective Properties and business against such liabilities, casualties, risks and contingencies and in such types (including business interruption insurance and flood insurance) and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated or in accordance with any Governmental Requirement. Upon request of the Administrative Agent, the Company will furnish or cause to be furnished to the Administrative Agent from time to time a summary of the insurance coverage of the Company and its Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent and if requested will furnish the Administrative Agent copies of the applicable policies. In the case of any fire, accident or other casualty causing loss or damage to any Properties of the Company or its Subsidiaries (other than Tesoro Coastwide), the proceeds of such policies shall be used, in the Company's sole discretion, (i) to reasonably promptly repair or replace the damaged Property, or (ii) to prepay the Lender Indebtedness. The Company will obtain endorsements to the policies pertaining to all physical Properties in which the Administrative Agent or the Lenders shall have a Lien under the Financing Documents, naming the Administrative Agent as a loss payee and containing provisions that such policies will not be canceled without 30 days prior written notice having been given by the insurance company to the Administrative Agent.

    Section 5.06 Accounts and Records. The Company will keep and will cause each of its Subsidiaries to keep proper books of record and account in which full, true and correct entries will be made of all financial or business dealings or transactions in relation to their respective business and activities.

    Section 5.07 Right of Inspection. The Company will permit and will cause each of its Subsidiaries to permit any officer, employee or agent of the
Administrative Agent or any of the Lenders to visit and inspect any of the Properties of the Company or any of its Subsidiaries, examine the Company's or any such Subsidiary's books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with the Company's or such Subsidiary's officers, accountants and auditors, as often and all at such reasonable times during normal business hours as may be reasonably requested by the Administrative Agent or any of the Lenders.

    Section 5.08 Operation and Maintenance of Mortgaged Property and Compliance with Leases. Subject to Section 5.10, the Company will, and will cause each of its Subsidiaries to, operate its Properties or cause its Properties to be operated in accordance with prudent industry practice and in compliance with all material terms and provisions of all applicable leases, contracts and agreements and in compliance with all applicable proration and conservation laws of the jurisdiction in which such Properties may be situated, and all applicable laws, rules and regulations of every other agency and authority from time to time constituted to regulate the development and operation of such Properties, and as to any Oil and Gas Properties, the production and sale of Hydrocarbons and other minerals therefrom.

    Section 5.09 Stock of Subsidiaries. The Company will at all times own, directly or indirectly, 100% of all stock of all Guarantors, except as otherwise permitted pursuant to Section 6.07.

    Section 5.10 Certain Additional Assurances Regarding Maintenance and Operation of Properties. With respect to those Properties of the Company or a Subsidiary of the Company which are being operated by operators other than the Company or such Subsidiary, the Company or such Subsidiary shall not be obligated, itself, to perform any undertakings contemplated by the covenants and agreements contained in Sections 5.02, 5.05, and 5.08 which are performable only by such operators and are beyond the control of the Company or such Subsidiary; however, the Company agrees to promptly take and to cause such Subsidiary to promptly take all reasonable actions available under any operating agreements or otherwise to bring about the performance of any such undertakings required to be performed under such Subsections.

    Section 5.11 Designation of Subsidiaries as Additional Guarantors. If at any time the Majority Lenders, in their sole discretion, or the Company, with the approval of the Administrative Agent, designate any one or more Subsidiaries of the Company (other than a Non-Guarantor Subsidiary) to be additional Guarantors, the Company shall cause any such newly designated Guarantor to execute, within 30 days of such designation, a guaranty agreement in substantially the same form as the Guaranty Agreement executed by the Guarantors in connection with this Agreement.

    Section 5.12 Minimum Capital Expenditures. The Company and each of its Subsidiaries shall make capital expenditures in accordance with prudent industry practice for the development of their Proved Undeveloped Hydrocarbon Reserves.

    Section 5.13 Payment of Charters and Tariffs. The Company will pay, and will cause each of its Subsidiaries to pay before or when due (i) the amount owed for the time charter of any tanker or barge used to transport feedstocks, blendstocks or refined products and (ii) the tariff owed by any Inventory Borrowing Base party for the transport or storage of any inventory, including but not limited to, the tariff owed by Tesoro Alaska to the Trans-Alaska Pipeline System, unless in each case, the validity or amount thereof is being contested in good faith by appropriate action or proceedings and the Company has established appropriate reserves in accordance with GAAP.

    Section 5.14 Title Opinions. Within 90 days after the Closing Date, the attorneys who furnished the title opinions required pursuant to Section 3.02(f) will provide to the Administrative Agent a supplemental opinion stating that there has been no change in the status of title from that reflected in such opinions through the filing and recordation of the E&P Mortgage and that, subject only to the liens referenced in such earlier title opinions, the Liens granted by the E&P Mortgage are first priority.

    Section  5.15   Reporting  Covenants.   The  Company  will  furnish  to each
Lender:

         (a) Annual Financial Statements. As soon as available and in any event within 105 days after the end of each calendar year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such calendar year, setting forth in each case in comparative form the figures for the previous calendar year, all in reasonable detail and accompanied by a report thereon of Deloitte & Touche or other independent public accountants of comparable recognized national standing, which such report shall state that such consolidated financial statements present fairly the consolidated financial condition as at the end of such calendar year, and the consolidated results of operations and cash flow for such calendar year, of the Company and its Subsidiaries in accordance with GAAP, applied on a consistent basis. At the same time, a consolidating balance sheet of the Consolidating Statement Entities as at the end of such year and related consolidating statements of income and a schedule of consolidating EBITDA for such calendar year, accompanied by a certification thereon of a Responsible Officer, stating that such consolidating financial statements and EBITDA schedule form the basis of the Company's consolidated financial statements and EBITDA calculations, and are fairly stated in all material respects when considered in relation thereto.

         (b) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each of the first three calendar quarters of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such calendar quarter and for the portion of the Company's calendar year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous calendar year and, in the case of the balance sheet only, the last day of the immediately preceding fiscal year, all in reasonable detail and certified by a Responsible Officer that such financial statements are complete and correct and fairly present the consolidated financial condition as at the end of such calendar quarter, and the consolidated results of operations and cash flows for such calendar quarter and such portion of the Company's calendar year, of the Company and its Subsidiaries in accordance with GAAP (subject to normal, year-end adjustments). At the same time, a consolidating balance sheet of the Consolidating Statement Entities at the end of such calendar quarter and related consolidating statements of income and a schedule of consolidating EBITDA, for the portion of the Company's calendar year ended at such quarter accompanied by a certification from a Responsible Officer that such consolidating financial statements and EBITDA schedule form the basis of the Company's consolidated financial statements and EBITDA calculations, and are fairly stated in all material respects when considered in relation thereto.

         (c) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsections (a) and (b) above, a certificate of a Responsible Officer (i) stating that a review of such financial statements during the period covered thereby and of the activities of the Company and its Subsidiaries has been made under such Responsible Officer's supervision with a view to determining whether the Company and its Subsidiaries have fulfilled all of their obligations under this Agreement, the other Financing Documents, and the Notes; (ii) stating that the Company and its Subsidiaries have fulfilled their obligations under such instruments and that all representations made in this Agreement continue to be true and correct (or specifying the nature of any change), or if there shall be a Default or Event of Default, specifying the nature and status thereof and the Company's proposed response thereto; (iii) demonstrating in reasonable detail

                                      -53-
    compliance (including, but not limited to, showing all material calculations) as at the end of such calendar year or such calendar quarter with Sections 6.01, 6.02, 6.03 and 6.04; and (iv) containing or accompanied by such financial or other details, information and material as the Administrative Agent may reasonably request to evidence such compliance.

         (d) Auditors' No Default Certificate; Management Letters. Together with the financial statements required pursuant to subsection (a) above, a certificate of the independent public accountants who audited the annual report referred to therein to the effect that their audit has not disclosed the existence of an Event of Default or a Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof; and if there exists an Event of Default or Default hereunder, copies of each management letter issued to the Company by such accountants promptly following consideration or review by the Board of Directors of the Company, or any committee thereof (together with any response thereto prepared by the Company).

         (e) Engineering Reports. Promptly after December 31st and June 30th of each year, but in no event later than 60 days after such date, a report (the "Reserve Report") in form and substance satisfactory to the Majority Lenders and in the case of the December 31 Reserve Report prepared by Netherland, Sewell & Associates or other independent petroleum consultant(s) acceptable to the Majority Lenders (the previous acceptability of an independent petroleum consultant satisfactory to the Majority Lenders shall have no bearing on such consultant's present or future acceptability), which Reserve Report shall evaluate the Hydrocarbon reserves included in the Mortgaged Property as of each such date and which shall, together with any other information reasonably requested by any Lender, set forth the total Proved Hydrocarbon reserves by accepted and customary reserve category attributable to such Mortgaged Property, together with a projection of the rate of production and future net income with respect thereto as of each such date. The June 30 Reserve Report shall be prepared by the engineering staff of the Company and shall update the most recent Reserve Report.

         (f) Title Information. Within a reasonable time after a request by the Administrative Agent, additional title information in form and substance acceptable to the Majority Lenders as is reasonably necessary covering the Mortgaged Property so that the Lenders shall have received, together with the title information previously received by the Lenders, satisfactory title information covering all of the Mortgaged Property.

         (g)  Events  or  Circumstances  with  respect  to  Mortgaged  Property.
    Promptly after the occurrence of any event or circumstance (other than as known to affect oil and gas prices generally) concerning or changing any of the Mortgaged Property that would have a Material Adverse Effect, notice of such event or circumstance in reasonable detail.

         (h)  Bi-Weekly Borrowing Base Reports.

              (i) As soon as available and in any event by the Thursday following the close of each two calendar week period, a Borrowing Base Report dated and reflecting amounts as of the close of business on Thursday of the preceding calendar week.

              (ii) As soon as available and in any event by the 105th day after the end of the fourth calendar quarter of each year and the 60th day after the end of each of the first three calendar quarters of each year of the Company, a quarterly Borrowing Base Report dated and reflecting amounts as of the last day of such calendar year or quarter, as the case may be, which have been reconciled to the financial statements delivered pursuant to Subsection 5.15(a) or (b), as the case may be.

         (i) Notice of Certain Events. Promptly after the Company learns of the receipt or occurrence of any of the following, a certificate of a Responsible Officer specifying (i) any official notice of any violation, possible violation, non-compliance or possible non-compliance, or claim made by any Governmental Authority pertaining to all or any part of the Properties of the Company or any of its Subsidiaries which, if adversely determined, would have a Material Adverse Effect; (ii) any event which constitutes a Default or Event of Default, together with a detailed statement specifying the nature thereof and the steps being taken to cure such Default or Event of Default; (iii) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of indebtedness in excess of $1,000,000 of the Company or any of its Subsidiaries with respect to a claimed default, together with a detailed statement specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Company or its Subsidiary is taking or proposes to take with respect thereto; (iv) any default or noncompliance of any party to any of the Financing Documents with any of the terms and conditions thereof or any notice of termination or other proceedings or actions which could reasonably be expected to adversely affect any of the Financing Documents; (v) the creation, dissolution, merger or acquisition of any Subsidiary of the Company with material operations; (vi) any event or condition which violates any Environmental Law and which could potentially have a Material Adverse Effect or which could potentially result in remedial obligations having a Material Adverse Effect, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such event or condition; or (vii) any event or condition which may reasonably be expected to have a Material Adverse Effect.

         (j) Shareholder Communications, Filings, etc. Promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the Company's shareholders, and copies of all registration statements, periodic reports and other documents (excluding the related exhibits except to the extent expressly requested by the Administrative Agent) filed with or received by the Company in connection therewith from the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

         (k) Litigation. Promptly after (i) the occurrence thereof, notice of the institution of or any material adverse development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against the Company, any Guarantor or any material Property of any thereof; or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration, in either case in which the amount involved is material and is not covered by insurance or which, if adversely determined, would have a Material Adverse Effect.

         (l) ERISA. Promptly after (i) the Company's obtaining knowledge of the occurrence thereof, notice that an ERISA Termination Event or a "prohibited transaction," as such term is defined in Section 406 of ERISA or
    Section 4975 of the Code, with respect to any Plan has occurred, which such notice shall specify the nature thereof, the Company's proposed response thereto and, where known, any action taken or proposed by the Internal Revenue Service, the Department of

    Labor or the PBGC with respect thereto, and (ii) the Company's obtaining knowledge thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan.

         (m) Borrowing Base Audit. Each calendar year, as of a date to be designated by the Agent, at the cost of the Company, a report of an independent collateral field examiner approved by the Administrative Agent in writing and reasonably acceptable to the Company (which may be the Administrative Agent or an affiliate thereof) with respect to the Eligible Accounts and Eligible Inventory components included in the Borrowing Base, and the Administrative Agent shall have the option to receive such additional reports as the Administrative Agent or the Majority Lenders shall reasonably request; provided, however, that so long as no Default has occurred and is continuing, neither the Administrative Agent nor the Majority Lenders shall request more than one such additional report (for a total of two such reports) per calendar year.

         (n) Other Information. With reasonable promptness, such other information about the business and affairs and financial condition of the Company or its Subsidiaries as any Lender may reasonably request from time to time.

                                   ARTICLE VI

                               NEGATIVE COVENANTS


So long as any Lender has any Commitment hereunder or any Loan remains unpaid or any Revolving Credit Exposure remains outstanding, the Company will not:

    Section 6.01 Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth as of the end of any calendar quarter to be less than $125,000,000 plus 75% of the Company's consolidated net income aggregated for each of the calendar quarters from and after April 1, 1996 in which consolidated net income is positive; provided if at any time the Company issues equity securities of any kind, such minimum amount of Consolidated Tangible Net Worth shall be permanently increased by an amount equal to 75% of the net cash proceeds from the issuance of such equity securities, except that to the extent such proceeds are used as permitted in clause (iii) of Section 6.08, such amount shall not so increase the minimum Consolidated Tangible Net Worth; and provided further, that such amount of minimum Consolidated Tangible Net Worth shall be adjusted so as to remove the effect of any accounting adjustments that would otherwise result from the retirement of the Subordinated Debentures and Exchange Notes due to write-offs of original issue discount or deferred financing costs.

    Section 6.02 Consolidated Current Ratio. Permit the ratio of (i) consolidated current assets to (ii) consolidated current liabilities (excluding current maturities of the Notes) to be less than 1.3 to 1.0 at any time. As used in this Section 6.02 "consolidated current assets" shall mean assets which would, in accordance with GAAP, be included as current assets on a consolidated balance sheet of the Company and its Subsidiaries and "consolidated current liabilities" shall mean liabilities which would, in accordance with GAAP, be included as current liabilities on a consolidated balance sheet of the Company and its Subsidiaries.

    Section 6.03 Consolidated Cash Flow Coverage Ratio. Permit a cash flow coverage ratio for itself and its Subsidiaries on a consolidated basis as of any Quarterly Date to be less than 1.10 to 1.00 for the Rolling Period ending on the applicable Quarterly Date. As used in this
Section 6.03, "cash flow coverage ratio" shall mean, as to the Company, and for the Rolling Period ending on such Quarterly Date, the ratio of (i) the sum of
(A) Cash Flow of the Company and  its Subsidiaries on a consolidated basis, plus
(B) the difference between the Maximum Revolving Credit Loan Available Amount on the last day of the applicable Rolling Period and the outstanding principal amount of the Revolving Credit Loans on the first day of the last calendar quarter of such Rolling Period, plus (C) interest expense of the Company and its Subsidiaries on a consolidated basis to (ii) the sum of (A) regularly scheduled principal payments of Funded Indebtedness paid in cash, plus (B) cash interest expense of the Company and its Subsidiaries on a consolidated basis, plus (C) capital expenditures by the Company and its Subsidiaries on a consolidated basis, excluding capital expenditures made by way of exchanges of equity, plus
(D) cash dividends actually paid by the Company and its Subsidiaries on a consolidated basis.

    Section 6.04 Consolidated Interest Coverage Ratio. Permit its consolidated interest coverage ratio as of the end of any Rolling Period to be less than 2.5 to 1.0. As used in this Section 6.04, "consolidated interest coverage ratio" shall mean the ratio of (i) EBITDA for the Rolling Period to
(ii) cash payments made by the Company and its Subsidiaries for interest for such Rolling Period.

    Section 6.05 Indebtedness. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Indebtedness, other than:

         (a)  the Lender Indebtedness;

         (b) Indebtedness outstanding on the date hereof which is set out in the Company's financial statements referred to in Section 4.06(a) or on
    Schedule 6.05 and any renewal, extension, refinancing or refunding of such Indebtedness; provided that (A) the principal amount of such Indebtedness that renews, extends, refinances or refunds any such Indebtedness shall not exceed the principal amount of such renewed, extended, refunded or refinanced Indebtedness, plus up to 5% to cover the costs associated with such renewal, extension, refinancing or refunding of such Indebtedness and
    (B) the Indebtedness that renews, extends, refinances or refunds such Indebtedness is scheduled to mature no earlier and shall be upon substantially the same or no less favorable terms than the Indebtedness being renewed, extended, refinanced or refunded; provided further, that for purposes of this Section 6.05(b) only, if the Subordinated Debentures and/or the Exchange Notes are prepaid in full, the Borrower may issue subordinated notes upon substantially the same or no less favorable terms than the Subordinated Debentures or Exchange Notes and in an aggregate amount not to exceed $100,000,000 less the amount, if any, on either the Subordinated Debentures or Exchange Notes, if both are not prepaid;

         (c) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business and which are not in excess of 90 days past the invoice or billing date, or if in excess of 90 days past the invoice or billing date are being currently contested in good faith by appropriate actions or proceedings diligently conducted;

         (d) guaranties issued by the Company or any Subsidiary in the ordinary course of its business of obligations of others (other than for borrowed money) incurred in oil and gas drilling, oil and gas production, oil and gas transportation, crude oil and refined products purchasing, oil and gas exploration or other similar programs or operations;

         (e) obligations whether current or long term incurred in the normal course of business under or pursuant to customary oil, gas and mineral leases, royalties and oil and gas operating agreements, farm-out and farm-in agreements, development agreements and other agreements which are customary in the oil and gas industry;

         (f) Indebtedness created, incurred, assumed or guaranteed after the date hereof not otherwise permitted pursuant to this Section 6.05, provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed $10,000,000 at any one time outstanding;

         (g) Indebtedness owing by (A) the Company to Non-Guarantor Subsidiaries not to exceed $5,000,000 in the aggregate, (B) any Subsidiary of the Company to the Company, (C) the Company to any Guarantor, and (D) any Guarantor to any other Guarantor;

         (h) obligations for current taxes, assessments and other governmental charges and taxes, assessments or other governmental charges which are not yet due or are being contested in good faith by appropriate action or proceeding promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor;

         (i) Capital Lease Obligations not to exceed $7,500,000 at any one time;

         (j) Indebtedness relating to personal injury or property claims against the Company or any of its Subsidiaries in an amount not to exceed $5,000,000 in the aggregate unless and to the extent such claims are covered by insurance;

         (k) Indebtedness, not to exceed (i) $15,000,000 in the aggregate outstanding at any one time, in respect of letters of credit (other than the Letters of Credit) or bank guaranties provided by the Company or any of its Subsidiaries in the ordinary course of business and used in lieu or in support of performance guarantees, performance, surety or other similar bonds, or bankers acceptances, and (ii) $5,000,000 in the aggregate outstanding at any one time, in respect of letters of credit (other than Letters of Credit) or bank guaranties provided by the Company or any of its Subsidiaries used in lieu or in support of stay or appeal bonds; provided, however, to the extent Letters of Credit are used in lieu or in support of stay or appeal bonds, such $5,000,000 maximum amount shall be reduced by an amount equal to the aggregate amount of any such Letters of Credit used in lieu or support of stay or appeal bonds;

         (l) Indebtedness existing in connection with Hedge Agreements, provided that such Hedge Agreements are entered into by the Company or its Subsidiaries in the ordinary course of business and for the purpose of hedging against fluctuations in price or interest rates.

         (m)  Non-Recourse Indebtedness of Tesoro Bolivia; and

         (n) Indebtedness, not to exceed $15,000,000, incurred by Tesoro Northstore, to be used for the purchase (in fee or leasehold), construction, and/or upgrading of retail outlet stores, subject, however, to the execution of an intercreditor agreement satisfactory in form and substance to the Administrative Agent and Documentation Agent.

    Section 6.06 Liens. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on any of its Property now owned or hereafter acquired to secure any Indebtedness of any Person, other than:

         (a)  Liens existing on the date hereof and set out on Schedule 6.06;

         (b)  Liens securing the Lender Indebtedness;

         (c) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action or proceedings and with respect to which adequate reserves are being maintained;

         (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen, workmen, and other Liens imposed by law created in the ordinary course of business for amounts which are not past due for more than 30 days or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves in accordance with GAAP are being maintained;

         (e) Liens (other than any inchoate Lien imposed by ERISA) incurred or deposits or pledges made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, old age or other similar obligations, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (f) easements, rights-of-way, restrictions, servitudes, permits, reservations, exceptions, conditions, covenants and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries;

         (g) any Lien securing Indebtedness, neither assumed nor guaranteed by the Company or any of its Subsidiaries nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Company for substation, metering station, pump station, storage, gathering line, transmission line, transportation line, distribution line or for right-of-way purposes, and any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause (vii) does not materially impair the use of the Property covered by such Lien for the purposes of which such Property is held by the Company or any of its Subsidiaries;

         (h)  inchoate Liens arising under ERISA;

         (i) any Lien on any Property securing Indebtedness incurred, assumed or guaranteed as permitted by Section 6.05(f);

         (j) Liens reserved in customary oil, gas and/or mineral leases for bonus or rental payments and for compliance with the terms of such leases and Liens reserved in customary operating agreements, farm-out and farm-in agreements, exploration agreements, development agreements and other similar agreements for compliance with the terms of such agreements;

         (k) any obligations or duties affecting any of the Property of the Company or its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property for the purposes for which it is held;

         (l) defects, irregularities and deficiencies in title of any rights of way or other Property of the Company or any Subsidiary which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes for which such rights of way and other Property are held by the Company or any Subsidiary, and defects, irregularities and deficiencies in title to any Property of the Company or its Subsidiaries, which defects, irregularities or deficiencies have been cured by possession under applicable statutes of limitation;

         (m) royalties, overriding royalties, revenue interests, net revenue interests, production payments (other than production payments granted or created by the Company in connection with the borrowing of money), advance payment obligations (other than obligations in respect of advance payment received by the Company in connection with the borrowing of money) and other similar burdens now existing on Oil and Gas Properties now owned or, as to Properties hereafter acquired, at the time of acquisition by the Company or any of its Subsidiaries;

         (n) Liens arising out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, drilling contracts, injection or repressuring agreements, cycling agreements, construction agreements, salt water or other disposal agreements, leases or rental agreements (but only as otherwise permitted by this Agreement), farm-out and farm-in agreements, exploration and development agreements, and any and all other contracts or agreements covering, arising out of, used or useful in connection with or pertaining to the exploration, development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of any Property of the Company or its Subsidiaries, provided such agreements are entered into in the ordinary course of business and contain terms customary for such agreements in the industry;

         (o)  Liens  securing up to $15,000,000 of the Indebtedness permitted by
    Section 6.05(k) to the extent such Indebtedness is issued in support of the Company's (or its Subsidiaries') Bolivian operations;

         (p)  Liens securing up to  $15,000,000  of  Indebtedness  permitted  by
    Section 6.05(n);

         (q) Liens securing the Indebtedness permitted by Section 6.05(i) and Liens of equipment lessors, but only covering the Property under lease; and

         (r) extensions, renewals or replacements of any Lien referred to in Subsections 6.06(a) through (q), provided that the principal amount of the Indebtedness or obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the Property originally encumbered thereby.

    Section 6.07 Mergers, Sales, etc. Merge into or with or consolidate with, or permit any of its Subsidiaries to merge into or with or consolidate with, any other Person, or sell, lease or otherwise dispose of, or permit any of its Subsidiaries to sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or any part of its Property to any other Person, other than (i) (A) a merger of any Guarantor into the Company or into another Guarantor other than Tesoro Bolivia, Tesoro Environmental, or any Subsidiary thereof, (B) a merger of any Guarantor with any Person other than the Company or another Guarantor if immediately thereafter and giving effect thereto the Company or a Guarantor, other than Tesoro Bolivia, Tesoro Environmental, or any Subsidiary thereof, shall own 100% of the stock of the surviving corporation and (C) a merger of the Company with any other Person if the Company is the surviving corporation, provided, however, that in each such case, immediately thereafter and giving effect thereto, no event shall have occurred and be continuing which constitutes a Default, (ii) a sale, lease or other disposition of all or any part of its Property by any Guarantor to the Company or another Guarantor other than Tesoro Bolivia, Tesoro Environmental, or any Subsidiary thereof, (iii) sales, leases or other dispositions of all or any part of its Property by the Company or any of its Subsidiaries to any other Person not in excess of $2,000,000 in any 12-month period and not to exceed $5,000,000 cumulatively from the Closing Date and provided further, that the Company or any such Subsidiary of the Company receives fair market consideration for any such sale, lease or disposition of such Properties, or (iv) a sale, lease or other disposition of Tesoro R&M's interest in the Tesoro Terminals, the proceeds of which will not be included in the limitation amounts set forth in clause (iii) above. Notwithstanding the foregoing limitations, the Company and its Subsidiaries may (A) sell inventory, Hydrocarbon production and other similar assets in the ordinary course of business, (B) sell, transfer or otherwise dispose of personal property (including, but not limited to, pipe, equipment, machinery and vehicles) in the ordinary course of business or when, in the reasonable judgment of the Company, such property is no longer used or useful in the conduct of its business or the business of its Subsidiaries, (C) farm-out in the ordinary course of business any Oil and Gas Properties owned by the Company or its Subsidiaries which do not constitute a portion of the Mortgaged Property,
(D) sell Properties of the Non-Guarantor Subsidiaries, and (E) sell the Property of or stock issued by Tesoro Bolivia, Tesoro Environmental, or any of their respective Subsidiaries, provided, that, in connection with any sale of property or stock pursuant to this clause (E), any Letter of Credit issued for the account of, or to support the assets or operations of the Guarantor whose Properties or stock is being sold, shall be terminated or backed by a letter of credit in form and substance, and issued by an issuer, acceptable to each of the Administrative Agent and the applicable Issuing Bank in their sole discretion.

    Section 6.08 Restricted Payments. Declare or pay any dividend on its capital stock, make any payment to purchase, redeem, retire or acquire any of its capital stock or any option, warrant, or other right to acquire such capital stock, return any capital to its stockholders, make any distribution of its assets to its stockholders as such, or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of the Company, or pay, prepay, repurchase or redeem the Subordinated Debentures or Exchange Notes, except that the Company may

         (i)    declare and deliver stock dividends,

         (ii) declare and pay cash dividends on common stock or preferred stock issued by the Company or repurchase its common stock, in amounts not to exceed the Cumulative Amount Available for Restricted Payments; provided, however, after the occurrence of the Mandate Event, any payments made pursuant to this clause (ii) shall not, on an annual basis, exceed an amount equal to $5,000,000 less the amount used pursuant to clause (vi) to purchase outstanding stock of the Company,

         (iii) redeem the Subordinated Debentures and/or Exchange Notes with the proceeds from (A) equity offerings, (B) Indebtedness permitted by Sections 6.05(b) and (f) and (C) cash proceeds received in connection with Lenape Resources Corp. v. Tennessee Gas Pipeline Company, 39 Tex Sup. Ct.
    J. 496 (April 18, 1996), (D) the Cumulative Amount Available for Restricted Payments, (E) after the occurrence of the Collection Event, cash on hand and
    (F) after the occurrence of [both the Mandate Event and] the Collection Event, Loans not to exceed $15,000,000 in the aggregate,

         (iv)   purchase stock as permitted by Section 6.09(i),

         (v) after the occurrence of the Mandate Event and in an aggregate amount not to exceed $5,000,000, repurchase the common stock issued by the Company from (A) shareholders owning 100 shares or less pursuant to an oddlot buyback program and (B) the open market for employee benefit plans, and

         (vi) after the occurrence of the Mandate Event, repurchase common stock (other than as permitted in Section 6.08(v)) issued by the Company in an annual amount not to exceed $5,000,000 less the amount of any dividends paid pursuant to clause (ii);

provided that both before and after giving effect to any such restricted payment permitted by clauses (i) through (vi) above, a Default shall not have occurred and be continuing and the Aggregate Revolving Credit Exposure shall not exceed the Maximum Available Amount.

    Section 6.09 Investments, Loans, etc. Make or permit any loans to or investments in any Person, or permit any of its Subsidiaries to make or permit any loans to or investments in any Person, other than:

         (a) investments, loans or advances, the material details of which have been set forth in the Financial Statements or are disclosed to the Administrative Agent in Schedule 4.07 hereto;

         (b) investments in direct obligations of the United States of America or any agency thereof;

         (c) investments in certificates of deposit of maturities less than one year, issued by commercial banks in the United States having capital and surplus in excess of $500,000,000; provided, however, the Company may, with the written approval of the Administrative Agent, invest in such certificates of deposit issued by commercial banks in the United States having capital and surplus in excess of $200,000,000 and a Thomson's Bank Watch rating of B or better;

         (d) investments in commercial paper of maturities less than one year rated A1 or P1 by Standard & Poors Corporation or Moody's Investors Services, Inc., respectively, or any equivalent rating from any other rating agency satisfactory to the Administrative Agent;

         (e) routine loans or advances to employees made in the ordinary course of business not to exceed (A) $250,000 at any one time outstanding to any one employee and (B) $1,500,000 in the aggregate;

         (f) investments in securities purchased by the Company or any Subsidiary of the Company under repurchase obligations pursuant to which arrangements are made with selling financial institutions (being (A) a financial institution having unimpaired capital and surplus of not less than $500,000,000 and with a rating of A1 or P1 by Standard & Poors Corporation or Moody's Investors Services, Inc., respectively; or (B) with the written approval of the Administrative Agent, a financial institution having unimpaired capital and surplus of not less than $200,000,000 and a Thomson's Bank Watch rating of B or better) for such financial institutions to repurchase such securities within 30 days from the date of purchase by the Company or such Subsidiary, and other similar short-term investments made in connection with the Company's or any of its Subsidiary's cash management practices;

         (g) the purchase, redemption or acquisition of capital stock of the Company as permitted by Section 6.08;

         (h) entering into a joint venture or partnership in connection with the sale to such joint venture or partnership of the assets of Tesoro Bolivia or Tesoro Environmental;

         (i) the purchase of stock issued by the Company from participants in the incentive stock plans of the Company made for the purpose of satisfying federal withholding tax obligations of such participants as provided for under the terms of such incentive stock plans or stock incentive grants thereunder;

         (j) investments in eurodollar obligations with maturities not exceeding three (3) months, issued by (and supported by the full faith and credit and representing direct obligations of) any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $500,000,000.00 (as of the date of such Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A1 or P1, as such rating is set forth from time to time, by Standard & Poors Corporation or Moody's Investors Service, Inc., respectively; provided, however, the Company may, with the written approval of the Administrative Agent, invest in such eurodollar obligations issued by (and supported by the full faith and credit and representing direct obligations of) any bank or trust company with an office located in the United States having capital, surplus and undivided profits aggregating at least $200,000,000 and a Thomson's Bank Watch rating of B or better;

         (k) purchases, in the aggregate not to exceed $10,000,000, of all or substantially all of the stock of corporations principally in the business of exploration and production of oil and gas as a means of acquiring any such corporation, but in no event in contravention of Section 4.09; and

         (l) purchases, in the aggregate not to exceed $10,000,000, of all or substantially all of the stock of corporations principally in the business of marine services as a means of acquiring any such corporation, but in no event in contravention of Section 4.09.

         (m) investments, loans or advances to Guarantors and to Tesoro Environmental Resources Company; provided, however, the aggregate amount of all investments, loans or advances after the Closing Date directly or indirectly by the Company in Tesoro Environmental Resources Company shall not exceed $1,500,000; provided further, however, that the Company may settle claims against Non-Guarantor Subsidiaries in an amount not to exceed $3,000,000, in the aggregate.

    Section 6.10 Lease Payments. Except for (i) oil and gas lease obligations permitted under Section 6.05, (ii) lease obligations (excluding Capital Lease Obligations) existing under leases for oil field equipment and tools rented in the ordinary course of business for a duration of less than one year and (iii) time charter payments with regard to barges or tankers used to transport feedstocks, blendstocks or refined products in the ordinary course of business; create, incur, assume or suffer to exist, nor permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal), whether directly or as a guarantor, if, after giving effect thereto, the aggregate amount of all payments required to be made by the Company and its Subsidiaries on a consolidated basis pursuant to such leases or lease agreements (excluding Capital Lease Obligations) would exceed $8,000,000 in any calendar year.

    Section 6.11 Sales and Leasebacks. Enter into, or permit any of its Subsidiaries to enter into, any arrangement, directly or indirectly, with any Person whereby the Company or any such Subsidiary shall sell or transfer any Property, whether now owned or hereafter acquired, and whereby the Company or any such Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Company or any such Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

    Section 6.12 Nature of Business. Permit any material change to be made in the character of its business or the business of any Guarantor as carried on at the date hereof, except as may be permitted pursuant to this Agreement.

    Section 6.13   ERISA Compliance.

         (a) Engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Company, a Subsidiary of the Company or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to Sections 502(c) or 502(i) of ERISA or a tax imposed by
    Section 4975 of the Code, except where such assessment or imposition would not have Material Adverse Effect;

         (b) Terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability of the Company, a Subsidiary of the Company or any ERISA Affiliate to the PBGC, except where such termination would not have a Material Adverse Effect;

         (c) Fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Company, a Subsidiary of the Company or any ERISA Affiliate is required to pay as contributions thereto, except where the failure to make such payments would not have Material Adverse Effect;

         (d) Permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code, whether or not waived, with respect to any Plan, except where the existence of such a deficiency would not have a Material Adverse Effect;

         (e) Contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any "multiemployer plan" as such term is defined in Section 3(37) or 4001(a)(3) of ERISA;

         (f) Acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Company or a Subsidiary of the Company or with respect to any ERISA Affiliate of the Company or a Subsidiary of the Company if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any "multiemployer plan" as such term is defined in Section 3(37) or 4001(a)(3) of ERISA, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

         (g) Fail to pay, or cause to be paid, to the PBGC in a timely manner, and without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to Sections 4006 and 4007 of ERISA, except where such failure would not have a Material Adverse Effect; or

         (h) Amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Company, a Subsidiary of the Company or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Code.

    Section 6.14 Sale or Discount of Receivables. Discount or sell (with or without recourse), or permit any of its Subsidiaries to discount or sell (with or without recourse), any of its or its Subsidiaries' notes receivable or accounts receivable; provided that the Company may discount or sell (with or without recourse) up to $3,000,000 in the aggregate of its accounts receivables that are more than 60 days past due.

    Section 6.15 Negative Pledge Agreements. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any contract, agreement or understanding (other than this Agreement, the other Financing Documents or as set forth on Schedule 6.15 hereof) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any Property of the Company or its Subsidiaries, or which requires the consent of or notice to other Persons in connection therewith.

    Section 6.16 Transactions with Affiliates. Enter into any transaction or series of transactions, or permit any of its Subsidiaries to enter into any transaction or series of transactions, with Affiliates of the Company or its Subsidiaries which involve an outflow of money or other Property from the Company or its Subsidiaries to an Affiliate of the Company or its Subsidiaries, including but not limited to repayment of Indebtedness, management fees, compensation, salaries, asset purchase payments or any other type of fees or payments similar in nature, other than on terms and conditions substantially as favorable to the Company and its Subsidiaries as would be obtainable by the Company and its Subsidiaries in a reasonably comparable arm's-length transaction with a Person other than such an Affiliate of the Company or its Subsidiaries. Notwithstanding the foregoing, the restrictions set forth in this Section 6.16 shall not apply to: (i) the payment of reasonable and customary fees to directors of the Company who are not employees of the Company, (ii) routine loans or advances to employees made in the ordinary course of business not to exceed $250,000 at any one time outstanding to any one employee, or (iii) any other transaction with any employee, officer or director of the Company or any of its Subsidiaries pursuant to employee benefit plans and compensation arrangements in amounts customary for corporations similarly situated to the Company or any such Subsidiary and entered into the ordinary course of business and approved by the Board of Directors of the Company or any committee thereof or the Board of Directors of such Subsidiary.

    Section 6.17 Unconditional Purchase Obligations. Enter into or be a party to, or permit any of its Subsidiaries to enter into or be a party to, any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

    Section 6.18 Stock. Authorize or issue any preferred stock (except for the issuance of non-redeemable preferred stock to replace one or more of the Company's outstanding issues of preferred stock, provided, that the issuance of such preferred stock does not otherwise result in a Default under this Agreement) or permit any of its Subsidiaries to authorize or issue any preferred or common stock to be held by any Person other than the Company or any of its wholly-owned Subsidiaries.

    Section 6.19 Non-Recourse Indebtedness. The Company shall not permit any Subsidiary to incur any Non-Recourse Indebtedness otherwise permitted hereunder except upon terms and conditions and pursuant to documentation, in form and substance, reasonably satisfactory to the Administrative Agent and Documentation Agent.

                                  ARTICLE VII


                               EVENTS OF DEFAULT

    Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

    Section 7.01 Payments. (a) The Company shall fail to pay when due (including, but not limited to, by mandatory prepayment) any principal of any Loan or any Note, or any Reimbursement Obligation; or (b) the Company shall fail to pay when due any interest on any Loan or Note, any fee or any other amount payable hereunder, and such failure to pay shall continue unremedied for a period of three Business Days;

    Section 7.02 Covenants Without Notice. The Company shall fail to observe or perform any covenant or agreement contained in Sections 5.05, 5.09 and
Article VI (excluding Subsections 6.05(c) and (h), and Section 6.16 hereof);

    Section  7.03   Other  Covenants.   The  Company  shall  fail  to observe or
perform any covenant or agreement contained in (a) Section 5.11, Section 5.15(a), (b), (c), (d), (g), (h), (i), or (k), Subsections 6.05(c) or (h) or
Section 6.16 and, if capable of being remedied, such failure shall remain unremedied for 10 days after the earlier of (i) the Company's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to the Company by any Lender, the Issuing Bank or the Administrative Agent; and (b) this Agreement, other than those referred to in Sections 7.01, 7.02, or clause
(a) of this Section 7.03, and, if capable of being remedied, such failure shall remain unremedied for 30 days after the earlier of (i) the Company's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to the Company by any Lender, the Issuing Bank or the Administrative Agent;

    Section 7.04 Other Financing Document Obligations. Default is made in the due observance or performance by the Company or any Subsidiary of the Company of any of the covenants or agreements contained in any Financing Document other than this Agreement, and such default continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under such Financing Document;

    Section 7.05 Representations. Any representation, warranty or statement made or deemed to be made by the Company or any Subsidiary of the Company or any of such Company's, or Subsidiary's officers herein or in any other Financing Document, or in any certificate, request or other document furnished pursuant to or under this Agreement or any other Financing Document, shall have been incorrect in any material respect as of the date when made or deemed to be made;

    Section 7.06 Non-Payments of Other Indebtedness. The Company or any of its Subsidiaries shall fail to make any payment or payments of principal of or interest on any Indebtedness of the Company or such Subsidiary in excess of $3,000,000 in the aggregate (other than (i) the Lender Indebtedness and (ii) any trade account subject to a bona fide dispute and the trade creditor has neither filed a lawsuit nor caused a Lien to be placed upon any Property of the Company or such Subsidiary) when due (whether at stated maturity, by acceleration, on demand or otherwise) after giving effect to any applicable grace period;

    Section 7.07 Defaults Under Other Agreements. The Company or any of its Subsidiaries shall fail to observe or perform any covenant or agreement contained in any agreement(s) or instrument(s) relating to Indebtedness of $3,000,000 or more in the aggregate within any applicable grace period, or any other event shall occur, if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of $3,000,000 or more in the aggregate of such Indebtedness; or $3,000,000 or more in the aggregate of any such Indebtedness shall be, or if as a result of such failure or other event may be, required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

    Section 7.08 Bankruptcy. The Company or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company or any of its Subsidiaries and the petition is not controverted within 10 days, or is not stayed or dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or any of its Subsidiaries; or the Company or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or such Subsidiary or there is commenced against the Company or any of its Subsidiaries any such proceeding which remains unstayed or undismissed for a period of 60 days; or the Company or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its Property to continue undischarged or unstayed for a period of 60 days; or the Company or any of its Subsidiaries makes a general assignment for the benefit of creditors; or the Company or any of its Subsidiaries shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any of its Subsidiaries shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by the Company or any of its Subsidiaries for the purpose of effecting any of the foregoing;

    Section 7.09 ERISA. A Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(d), or a Plan is, shall have been or is likely to be, terminated or the subject of termination proceedings under ERISA, or the Company or an ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA, and there shall result from any such event or events either a liability or a material risk of incurring a liability to the PBGC or a Plan, which will have a Material Adverse Effect;

    Section 7.10 Money Judgment. A judgment or order for the payment of money in excess of $3,000,000 or that would otherwise have a Material Adverse Effect shall be rendered against the Company or any of it Subsidiaries and such judgment or order shall continue unsatisfied in accordance with the terms of such judgment or order (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

    Section 7.11   Discontinuance of  Business.   The  Company  or any Guarantor
shall cease to carry on its business as currently conducted or as contemplated to be conducted, except for the discontinuance of Tesoro R&M;

    Section 7.12 Security Instruments. The material terms of the Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable (except as enforceability may be limited as stated in Section 4.03) in accordance with their terms, or cease to create a valid and perfected Lien of the priority contemplated thereby on any of the collateral purported to be covered thereby, or the Company or any of its Subsidiaries (or any other Person who may have granted or purported to grant such Lien) shall so state in writing;

    Section 7.13   Change of Control.  The occurrence of a Change of Control;

    Section 7.14 Mandatory Prepayments. The Company shall fail to make any mandatory prepayment required by Section 2.10; or

    Section  7.15   Material  Adverse  Event.   The  occurrence  of any event or
condition that the Majority Lenders believe in good faith to have resulted in a Material Adverse Effect;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written or telex request of the Majority Lenders, shall, by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note, to enforce its claims against the Company: (i) declare the Revolving Credit Commitment, and other lending obligations, if any, terminated, whereupon the Revolving Credit Commitment and other lending obligations, if any, of each Lender shall terminate immediately; or (ii) declare the entire principal amount of and all accrued interest on all Lender Indebtedness then outstanding to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest, notice of protest or dishonor, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived by the Company, and thereupon take such action as it may deem desirable under and pursuant to the Financing Documents; provided, that, if an Event of Default specified in Section 7.08 shall occur, the result which would occur upon the giving of written notice by the Administrative Agent to the Company, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such notice.


                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

    Section 8.01 Appointment of Administrative Agent. Each Lender and the Issuing Bank hereby designate Banque Paribas, as Administrative Agent to act as herein specified. Each Lender and the Issuing Bank hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the Notes, and the other Financing Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its Administrative Agents or employees.

    Section 8.02 Nature of Duties of Administrative Agent and Documentation Agent. The Administrative Agent and the Documentation Agent shall have no duties or responsibilities except those expressly set forth with respect to each of the Administrative Agent or the Documentation Agent in this Agreement.
Neither the Administrative Agent, the Documentation Agent nor any of their respective officers, directors, employees or Administrative Agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent and the Documentation Agent shall be mechanical and administrative in nature; the Administrative Agent and the Documentation Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent or the Documentation Agent any obligations in respect of this Agreement except as expressly set forth herein.

    Section 8.03 Lack of Reliance on the Administrative Agent and the Documentation Agent.

         (a) Independent Investigation. Independently and without reliance upon the Administrative Agent or the Documentation Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Company, and, except as expressly provided in this Agreement, the Administrative Agent and the Documentation Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the consummation of the transactions contemplated herein or at any time or times thereafter.

         (b) Agent Not Responsible. The Administrative Agent and the Documentation Agent shall not be responsible to any Lender or the Issuing Bank for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, the Letters of Credit or the other Financing Documents or the financial condition of the Company or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes or the other Financing Documents, or the financial condition of the Company, or the existence or possible existence of any Default or Event of Default.

    Section 8.04 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Majority Lenders with respect to any act or action (including the failure to act) in connection with this Agreement, the Notes and the other Financing Documents, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Majority Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement, the Notes and the other Financing Documents in accordance with the instructions of the Majority Lenders.

    Section 8.05 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Administrative Agent may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

    Section 8.06 Indemnification of Administrative Agent and the Documentation Agent. To the extent the Administrative Agent or the Documentation Agent is not reimbursed and indemnified by the Company, each Lender will reimburse and indemnify the Administrative Agent or the Documentation Agent, as applicable, in proportion to its Percentage Share, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent or the Documentation Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement; provided that no Lender shall be liable to the Administrative Agent or the Documentation Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from, as to the Administrative Agent, the Administrative Agent's gross negligence or willful misconduct or, as to the Documentation Agent, the Documentation Agent's gross negligence or willful misconduct.

    Section 8.07 The Administrative Agent and Documentation Agent in their Individual Capacity. With respect to their obligations under this Agreement, the Loans made by it and the Note issued to it, the Administrative Agent and Documentation Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties, if any, specified herein; and the terms "Lenders," "Majority Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent and Documentation Agent in their individual capacity. The Administrative Agent and Documentation Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any affiliate  of  the  Company as if it were not performing the duties, if any, specified herein, and may accept fees and other consideration from the Company for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

    Section 8.08 Lender as Owner. The Administrative Agent and the Documentation Agent may deem and treat each Lender as the owner of such Lender's Note for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the owner of a Note shall be conclusive and binding on any subsequent owner, transferee or assignee of such Note or any promissory note or notes issued in exchange therefor.

    Section 8.09   Successor Administrative Agent.

         (a) Agent Resignation. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the Issuing Bank and the Company and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority
    Lenders shall have the right, upon five days' notice to the Company, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then, upon five days' notice to the Company, the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $250,000,000.

         (b) Rights, Powers, etc. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring
    Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                                   ARTICLE IX

                                 MISCELLANEOUS

    Section 9.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including, telecopy or similar teletransmission or writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify by notice to the Administrative Agent and the Company; provided that a copy of all notices to the Administrative Agent (a) which are Advance Notices shall also be sent to Banque Paribas, 1200 Smith Street, Suite 3100, Houston, Texas 77002, Telecopier No.
(713) 659-5305, Attention: Leah Evans-Hughes, and (b) which are requests for the issuance of a Letter of Credit by

Banque Paribas shall also be sent to Banque Paribas, 1200 Smith Street, Suite 3100, Houston, Texas 77002, Telecopier No. (713) 659-3832, Attention: Cheryl Johnson. Each such notice, request or other communication shall be effective
(i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (ii) if given by any other means (including, but not limited to, by air courier), when delivered at the address specified in this Section; provided that notices to the Administrative Agent shall not be effective until received.

    Section 9.02 Amendments, etc. Any provision of this Agreement or any other Financing Document may be amended, modified or waived with the Company's and the Majority Lenders' prior written consent; provided that (a) no amendment, modification or waiver which extends the due date or maturity of the Loans, the Revolving Credit Maturity Date, releases all or substantially all of the Collateral, reduces the interest rate applicable to the Loans or the fees payable to the Lenders generally, releases the Company or any material Guarantor from its respective obligation to pay principal or interest on the Loans, affects this Section 9.02 or Section 9.04 or modifies the definition of "Majority Lenders", shall be effective without consent of all Lenders; (b) no amendment, modification or waiver which increases the Commitment of any Lender shall be effective without the consent of such Lender; (c) no amendment, modification or waiver which modifies the rights, duties or obligations of the
Administrative Agent shall be effective without the consent of the Administrative Agent; (d) no amendment, modification or waiver which modifies the rights, duties or obligations of the Documentation Agent shall be effective without the consent of the Documentation Agent; and (e) no amendment, modification or waiver which modifies the rights, duties or obligations of either Issuing Bank shall be effective without the consent of the applicable Issuing Bank. Notwithstanding anything in this Section to the contrary, unless instructed to the contrary by the Majority Lenders, the applicable Issuing Bank shall extend each Letter of Credit prior to any expiration date thereof pursuant to the terms of such Letter of Credit or its related Application if a failure to so extend such Letter of Credit would result in entitling the beneficiary thereof to draw thereon.

    Section 9.03 No Waiver; Remedies Cumulative. No failure or delay on the part of the Company or the Administrative Agent or any Lender or any holder of any Note in exercising any right or remedy under this Agreement or any other Financing Document and no course of dealing between the Company and the Administrative Agent or any Lender or any holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under the Notes, this Agreement or any other Financing Document preclude any other or further exercise thereof or the exercise of any other right or remedy under the Notes, this Agreement or any other Financing Document. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Company, the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Company not required under the Notes, this Agreement or any other Financing Document in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

    Section 9.04 Payment of Expenses, Indemnities, etc. The Company agrees to (and shall be liable for):

         (a) Expenses. Whether or not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and each Issuing Bank in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and, after a Default, refinancing, renegotiation or restructuring of, this Agreement, the Notes, and the other Financing Documents and any amendment, waiver or consent relating thereto (including, but not limited to, the reasonable fees and disbursements of counsel for the Administrative Agent and in the case of enforcement for any of the Lenders) and promptly reimburse the Administrative Agent for all amounts expended, advanced, or incurred by the Administrative Agent or the Lenders to satisfy any obligation of the Company or the Guarantors under this Agreement or any other Financing Document;

         (b) Indemnification. Indemnify the Administrative Agent, the Documentation Agent, the Issuing Banks and each Lender, each of their respective officers, directors, employees, representatives, agents and Affiliates from, hold each of them harmless against, and promptly upon demand pay or reimburse each of them for, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, costs, losses, liabilities, damages or expenses of any kind or nature whatsoever which may be incurred by or asserted against or involve any of them (whether or not any of them is designated a party thereto) as a result of, arising out of or in any way related to (i) any actual or proposed use by the Company or any Subsidiary of the Company of the proceeds of any of the Loans; or (ii) any other aspect of this Agreement, the Notes, and the Financing Documents, including but not limited to the reasonable fees and disbursements of counsel (including allocated costs of internal counsel) and all other expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any investigations, litigation or inquiries) or claim, and including all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, costs, losses, liabilities, damages or expenses arising by reason of ordinary negligence of any of the Administrative Agent, the Documentation Agent, the Issuing Banks and each Lender, each of their respective officers, directors, employees, representatives, agents and Affiliates; provided, however, the provisions of this Section 9.04(b) shall not apply to any action, suits, proceedings, claims, costs, losses, liabilities, damages, or expenses to the extent, but only to the extent, caused by the gross negligence or willful misconduct of the party seeking indemnification;

         (c) Environmental Indemnification. Indemnify and hold harmless from time to time the Administrative Agent, the Documentation Agent, the Issuing Banks and the Lenders, each Person claiming by, through, under or on account of any of the foregoing and the respective directors, officers, counsel, employees, agents, successors and assigns of each of the foregoing from and against any and all losses, claims, cost recovery actions, administrative orders or proceedings, damages and liabilities (which relate to or arise as a result of the Loans, the Letters of Credit or any Financing Document) to which any such Person may become subject and including any and all losses, claims, cost recovery actions, administrative orders or proceedings, damages and liabilities (which relate to or arise as a result of the Loans, the Letters of Credit or any Financing Document) arising by reason of the ordinary negligence of the Administrative Agent, the Documentation Agent and the Lenders, each Person claiming by, through, under or on account of any of the foregoing and the respective directors, officers, counsel, employees, agents, successors and assigns of each of the foregoing (1) under any Environmental Law applicable to the Company or any of its Subsidiaries or any of their respective Properties, including without limitation, the treatment or disposal of Hazardous Substances on any of their respective Properties, (2) as a result of the breach or non-compliance by the Company or any of its Subsidiaries with any Environmental Law applicable to the Company or any of its Subsidiaries, (3) due to past ownership by the Company or any of its Subsidiaries of any of their respective Properties or past activity on any of their respective Properties or past activity on any of their respective Properties which, though lawful and fully permissible at the time, could result in present liability, (4) the presence, use, release, storage, treatment or disposal of Hazardous Substances on or at any of the Properties owned or operated by the Company or any of its Subsidiaries, or
    (5) any other environmental, health or safety condition in connection with this Agreement, the Notes or any other Financing Document; provided, however, no indemnity shall be afforded under this Section 9.04(c) in respect of any Property for any occurrence arising solely and directly from the acts or omissions of the Administrative Agent or any Lender during the period after which such Person, its successors or assigns shall have obtained possession of such Property (whether by foreclosure or deed in lieu of foreclosure, as mortgagee-in-possession or otherwise); and

         (d) Environmental Waiver. Without limiting the foregoing provisions, and hereby does waive, release and covenant not to bring against any of the Persons identified in this Section 9.04 any demand, claim, cost recovery action or lawsuit they may now or hereafter have or accrue (which relate to or arise as a result of the Loans, the Letters of Credit or any Financing Document) arising from (1) any Environmental Law now or hereafter enacted (including those applicable to the Company or any of its Subsidiaries) unless the acts or omissions of any such person or their respective successors and assigns are the sole and direct cause of the circumstances giving rise to such demand, cost recovery action or lawsuit, (2) the presence, use, release, storage, treatment or disposal of Hazardous Substances on or at any of the Properties owned or operated by the Company or any of its Subsidiaries, or (3) the breach or non-compliance by the Company with any Environmental Law or environmental covenant applicable to the Company or any of its Subsidiaries, unless the acts or omissions of such Person, its successors and assigns are the sole and direct cause of the circumstances giving rise to such demand, claim, cost recovery action or lawsuit.

If and to the extent that the obligations of the Company under this Section are unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The Company's obligations under this Section shall survive any termination of this Agreement and the payment of the Notes.

    Section 9.05 Right of Setoff. In addition to and not in limitation of all rights of offset that any Lender or either Issuing Bank may have under applicable law, each Lender or other holder of a Note, or any other Lender Indebtedness shall, upon the occurrence of any Event of Default and at any time during the continuance thereof and whether or not such Lender, the Issuing Bank or such holder has made any demand or the Company's obligations are matured, have the right at any time and from time to time, without notice to the Company (any such notice being expressly waived by the Company) to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Lender or the Issuing Bank to or for the credit or the account of the Company against any and all of the Lender Indebtedness then outstanding.

    Section 9.06   Benefit of Agreement.

         (a) Benefit of Parties. The Notes, this Agreement and the other Financing Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Company may not assign or transfer any of its interest hereunder or thereunder without the prior written consent of the Lenders. In the event that any Lender sells participations in the Notes or other Lender Indebtedness of the Company incurred or to be incurred pursuant to this Agreement, to other banks or entities, each of such other banks or entities shall have the rights of set-off against such Lender Indebtedness and similar rights or Liens to the same extent as may be available to the Administrative Agent or the Lenders.

         (b)  Branch  Offices,  Affiliates.   Any  Lender  may  make,  carry  or
    transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

    Section 9.07   Assignments and Participations.

         (a) No Company Assignments. The Company may not assign its rights and obligations hereunder or under the Notes.

         (b) Assignment by Lenders. Each Lender may, upon the written consent of the Administrative Agent and, so long as no Default exists, the Company (which consent shall not be unreasonably withheld), assign to one or more Eligible Transferees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance Agreement substantially in the form of Exhibit D (an "Assignment and Acceptance") provided, however, that (i) any such assignment shall be in the aggregate amount of at least $5,000,000 or such lesser amount to which the Company has consented (or if the aggregate amount of any Lender's Loans and Commitments is less than $5,000,000, then the entire amount of such Lender's Loans and Commitments), and (ii) the assignee shall pay to the Administrative Agent a processing and recordation fee of $2,500; and, further provided, however, any Lender may assign its rights and obligations hereunder to an Affiliate pursuant to the foregoing terms and conditions, except that (i) no consent from the Administrative Agent and the Company shall be required and (ii) no processing and recordation fee shall be required. Any such assignment will become effective upon the recording by the Administrative Agent of such assignment in the Register of the resultant effects thereof on the Commitment of the assignor and assignee, and the principal amount outstanding of the Loans owed to the assignor and assignee, the Administrative Agent hereby agreeing to effect such recordation no later than five Business Days after its receipt of an Assignment and Acceptance executed by all parties thereto. Promptly after receipt of an Assignment and Acceptance executed by all parties thereto, the Administrative Agent shall send to the Company a copy of such executed Assignment and Acceptance. Upon receipt of such executed Assignment and Acceptance, the Company, will, at its own expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear on the Register. Upon the effectiveness of any assignment pursuant to this subsection, the assignee shall be deemed automatically to have become a party hereto, if not already a party hereto, and shall become a "Lender," if not already a "Lender," for all purposes of this Agreement and the other Financing Documents. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder). The Administrative Agent will prepare on the last Business Day of each month during which an assignment has become effective pursuant to this subsection a new schedule giving effect to all such assignments effected during such month, and will promptly provide the same to the Company, the Issuing Banks and each of the Lenders.

         (c) Participations. Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests hereunder pursuant to this subsection to any Person, provided that: (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of this Agreement, the Notes or any Financing Document except to the extent such amendment or waiver would (x) extend the Revolving Credit Maturity Date of any of the Commitments or Loans in which such participant is participating, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Commitments or Loans in which such participant is participating, or postpone the payment of any thereof, or (z) release all or substantially all of the collateral or guaranties (except as expressly provided in the Financing Documents) supporting any of the Commitments or Loans in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Financing Documents (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by the Company hereunder shall be determined as if such Lender had not sold such participation, provided that such participant shall be entitled to receive additional amounts under Sections 2.16 and 2.18 on the same basis as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of
    Section 9.15. Notwithstanding anything in this Section 9.07(c) to the contrary, the purchase by each Lender of a participation in the Letters of Credit on the Effective Date and any subsequent assignment of all or any part of any such Lender's Percentage Share in any Letter of Credit and its related Letter of Credit Liabilities pursuant to Section 9.07(b) shall not be considered a participation pursuant to this Section 9.07(c).

         (d) Registration Statements; Blue Sky Laws. Notwithstanding any other provisions of this Section 9.07, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Company or any Guarantor to file a registration statement with the Securities and Exchange Commission or to qualify the Loans under the "Blue Sky" laws of any state.

         (e) Certain Representations. Each Lender initially party to this Agreement hereby represents, and each Person that becomes a Lender pursuant to an assignment permitted by subsection (b) above will, upon its becoming party to this Agreement, represent that it is an Eligible Transferee, and that it will make or acquire Loans only for its own account in the ordinary course of its business; provided, however, that subject to the preceding Subsections (b) through (d), the disposition of any promissory notes or other evidences of or interests in Lender Indebtedness held by such Lender shall at all times be within its exclusive control.

         (f) Assignees Treated as Lenders. The entries in the Register shall be conclusive in the absence of manifest error and the Company, the Administrative Agent, the Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and the other Financing Documents. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) The Lenders may furnish any information concerning the Company and the Subsidiaries in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section 9.15 hereof.

         (e) Notwithstanding anything in this Section 9.07 to the contrary, any Lender may assign and pledge its Note to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.


    Section 9.08   Governing Law; Submission to Jurisdiction; Etc.

         (a) Governing Law. This Agreement and the rights and obligations of the parties hereunder and under the Notes shall be construed in accordance with and be governed by the laws of the State of Texas and to the extent controlling, laws of the United States of America. Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not apply to this Agreement or the other Financing Documents.

         (b) Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement, the Notes or the other Financing Documents may be brought in the courts of the State of Texas or of the United States of America for the Southern District of Texas, and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The company hereby irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

         (c) Waiver of Jury Trial, etc. The Company and each Lender hereby (i) irrevocably and unconditionally waive, to the fullest extent permitted by law, trial by jury in any legal action or proceeding relating to this Agreement or any Financing Document and for any counterclaim therein; (ii) certify that no party hereto nor any representative or agent of counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (iii) acknowledge that it has been induced to enter into this Agreement, the Financing Documents and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this section 9.08.

         (d) Designation of Administrative Agent. The Company hereby irrevocably designates its General Counsel, currently designated as James C. Reed, Jr., as the designee, appointee and agent of the Company to receive, for and on behalf of the Company, service of process in such respective jurisdictions in any legal action or proceeding with respect to this Agreement, the Notes, or the other Financing Documents. It is understood that a copy of such process served on such agent will be promptly forwarded by mail to the Company at its address set forth opposite its signature below, but the failure of the Company to receive such copy shall not affect in any way the service of such process. The Company further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its said address, such service to become effective 30 days after such mailing.

         (e) Service of Process. Nothing herein shall affect the right of the Administrative Agent or any Lender or any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

    Section 9.09 Independent Nature of Lenders' Rights. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

    Section 9.10 Invalidity. In the event that any one or more of the provisions contained in the Notes, this Agreement or in any other Financing Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any other Financing Document.

    Section 9.11 Survival of Agreements. All representations and warranties of the Company or its Subsidiaries or any other Person herein or in the other Financing Documents, and all covenants and agreements herein not fully performed before the Effective Date, shall survive such date or dates.

    Section 9.12 Renewal, Extension or Rearrangement. All provisions of this Agreement and of any other Financing Documents relating to the Notes or other Lender Indebtedness shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Lender Indebtedness originally represented by the Notes, or of any part of such other Lender Indebtedness.

    Section 9.13 Interest. It is the intention of the parties hereto to conform strictly to usury laws applicable to the Administrative Agent, the Documentation Agent, the Issuing Banks and the Lenders (collectively, the "Financing Parties") and the Transactions. Accordingly, if the Transactions would be usurious as to any Financing Party under laws applicable to it, then, notwithstanding anything to the contrary in the Notes, this Agreement or in any other Financing Document or agreement entered into in connection with the Transactions or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Financing Party that is contracted for, taken, reserved, charged or received by such Financing Party under the Notes, this Agreement or under any of such other Financing Documents or agreements or otherwise in connection with the Transactions shall under no circumstances exceed the maximum amount allowed by such applicable law, (ii) in the event that the maturity of the Notes is accelerated for any reason, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Financing Party may never include more than the maximum amount allowed by such applicable law, and (iii) excess interest, if any, provided for in this Agreement or otherwise in connection with the Transactions shall be canceled automatically by such
Financing Party and, if theretofore paid, shall be credited by such Financing Party on the principal amount of such Financing Party's Indebtedness (or, to the extent that the principal amount of such Financing Party's Indebtedness shall have been or would thereby be paid in full, refunded by such Financing Party to the Company). The right to accelerate the maturity of the Notes does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Financing Parties do not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to the Financing Parties for the use, forbearance or detention of sums included in the Lender Indebtedness shall, to the extent permitted by law applicable to such Financing Party, be amortized, prorated, allocated and spread throughout the full term of the Notes until payment in full so that the rate or amount of interest on account of the Lender Indebtedness does not exceed the applicable usury ceiling, if any. As used in this Section, the terms "applicable law" or "laws applicable to any Financing Party" shall mean the law of any jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement, or law of the United States of America applicable to any Financing Party and the Transactions which would permit such Financing Party to contract for, charge, take, reserve or receive a greater amount of interest than under such jurisdiction's law. To the extent that
Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to any Financing Party for the purpose of determining the Highest Lawful Rate, such Financing Party hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to such Financing Party's right subsequently to change such method in accordance with applicable law.

    Section 9.14 Taxes, etc. Any taxes (excluding income taxes) payable or ruled payable by federal or state authority in respect of the Notes, this Agreement or the other Financing Documents shall be paid by the Company, together with interest and penalties, if any.

    Section 9.15 Confidential Information. The Administrative Agent and each Lender agree that all documentation and other information made available by the Company to the Administrative Agent or such Lender under the terms of this Agreement shall (except to the extent such documentation or other information is publicly available or hereafter becomes publicly available other than by action of the Administrative Agent or such Lender, or was theretofore known or hereinafter becomes known to the Administrative Agent or such Lender independent of any disclosure thereto by the Company) be held in the strictest confidence by the Administrative Agent or such Lender and used solely in the administration and enforcement of the Loans from time to time outstanding from such Lender to the Company and in the prosecution of defense of legal proceedings arising in connection herewith; provided that (i) the Administrative Agent or such Lender may disclose documentation and information to the Administrative Agent and/or to any other Lender which is a party to this Agreement or any Affiliates thereof and (ii) the Administrative Agent or such Lender may disclose such documentation or other information to any other bank or other Person to which such Lender sells or proposes to make an assignment or sell a participation in its Loans hereunder if such other bank or Person, prior to such disclosure, agrees in writing to be bound by the terms of the confidentiality statement customarily employed by the Administrative Agent in connection with such potential transfers. Notwithstanding the foregoing, nothing contained herein shall be construed to prevent the Administrative Agent or a Lender from (a) making disclosure of any information (i) if required to do so by applicable law or regulation or accepted banking practice, (ii) to any governmental agency or regulatory body having or claiming to have authority to regulate or oversee any aspect of such Lender's business or that of such Lender's corporate parent or affiliates in connection with the exercise of such authority or claimed authority, (iii) pursuant to any subpoena or if otherwise compelled in connection with any litigation or administrative proceeding, (iv) to correct any false or misleading information which may become public concerning such Person's relationship to the Company, or (v) to the extent the Administrative Agent or such Lender or its counsel deems necessary or appropriate to effect or preserve its security for any Lender Indebtedness or to enforce any remedy provided in the Financing Documents, the Notes or this Agreement or otherwise available by law; or (b) making, on a confidential basis, such disclosures as such Lender reasonably deems necessary or appropriate to its legal counsel or accountants (including outside auditors). If the Administrative Agent or such Lender is compelled to disclose such confidential information in a proceeding requesting such disclosure, the Administrative Agent or such Lender shall seek to obtain assurance that such confidential treatment will be accorded such information; provided, however, that the Lender shall have no liability for the failure to obtain such treatment.

    Section 9.16 Entire Agreement. The Notes, this Agreement and the other Financing Documents embody the entire agreement and understanding between the Administrative Agent, the Documentation Agent, the Issuing Bank or the Lenders and the other respective parties hereto and thereto and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent agreements of the parties. There are no unwritten oral agreements between the parties.

    Section 9.17 Attachments. The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

    Section 9.18 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.

    Section 9.19   Survival  of  Indemnities.   The  Company's obligations under
Sections 2.16, 2.18, 2.21 and 9.04 shall survive the payment in full of the Loans and the Letter of Credit Liabilities.

    Section 9.20 Headings Descriptive. The headings of the several sections and subsections of this Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

    Section 9.21 Satisfaction Requirement. If any agreement, certificate, instrument or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any party, the determination of such satisfaction shall be made by such party in its sole and exclusive judgment exercised reasonably and in good faith.

    Section 9.22 Effectiveness. This Agreement shall not be effective until executed by all signatories hereto and delivered to the Administrative Agent in the State of Texas and accepted by the Administrative Agent in such state.

    Section  9.23   Conflict  with  E&P  Mortgage.   In  the event of a conflict
between the terms of the E&P Mortgage and the terms of this Agreement, the terms of this Agreement shall control.

    Section  9.24   Exculpation  Provisions.    Each   of   the  parties  hereto
specifically agrees that it has a duty to read this Agreement and the other Financing Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Financing Documents; that it has in fact read this Agreement and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement; that it has been represented by legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the other Financing Documents; and has received the advice of its attorneys in entering into this Agreement and the other Financing Documents; and that it recognizes that certain of the terms of this Agreement and the other Financing Documents result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. Each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement and the other Financing Documents on the basis that the party had no notice or knowledge of such provision or that the provision is not "conspicuous."

                        [SIGNATURES BEGIN ON NEXT PAGE]

    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.


COMPANY:                     TESORO PETROLEUM CORPORATION


                             By:  /s/ G. A. Wright
                                 Name: G. A. Wright
Address:                         Title:     Vice President, Corporate
                                         Communications and Treasurer
8700 Tesoro Drive
San Antonio, Texas  78217
Telecopier No. (210) 283-2003



ADMINISTRATIVE AGENT,
DOCUMENTATION AGENT,
ISSUING BANKS
AND THE LENDERS:                  BANQUE PARIBAS
                             Individually, as an Issuing Bank and as
                             Administrative Agent



                                  By:  /s/ Brian Malone
Address:                             Name: Brian Malone
                                     Title:     Vice President
1200 Smith Street, Suite 3100
Houston, Texas  77002
Attention:  Mr. Brian Malone      By: /s/ Barton D. Schouest
Telecopier No. (713) 659-6915        Name: Barton D. Schouest
                                     Title:     Group Vice President

                                      S-1

                             THE BANK OF NOVA SCOTIA
                             Individually and as Documentation Agent


                             By:  /s/ A.S. Norsworthy
Address:                         Name:  F.C.H. Ashby
                                 Title: Senior Manager
                                        Loan Operations
600 Peachtree Street N.E.
Suite 2700
Atlanta, Georgia  30308                 A.S. Norsworthy
Attention:  Mr. Claude Ashby         Sr. Team Leader-Loan Operations
Telecopier No. (404) 888-8998


With Copy To:

1100 Louisiana Street, Suite 3000
Houston, Texas  77002
Attention:  Mr. Michael W. Nepveux
Telecopier No. (713) 752-2425



Address:                     BANK OF SCOTLAND

565 5th Avenue
New York, New York  10017
Attention:  Ms. Catherine Oniffrey          By:   /s/ Catherine Oniffrey
Telecopier No. (212) 557-9460                  Name:
                                               Title:
With Copy To:

1200 Smith Street
1750 Two Allen Center
Houston, Texas  77002
Attention:  Ms. Janna Blanter
Telecopier No. (713) 651-9714

                                      S-2


                             CHRISTIANIA BANK OG KREDITKASSE


                                   By: /s/ Peter M. Dodge
Address:                              Name:   Peter M. Dodge
                                      Title:  Vice President
11 West 42nd Street, 7th Floor
New York, New York  10036
Attention:  Mr. Steve Phillips     By: /s/ Carl-Petter Svendsen
Telecopier No. (212) 827-4888         Name:   Carl-Petter Svendsen
                                      Title:  First Vice President


                             THE FIRST NATIONAL BANK OF CHICAGO,
                             Individually and as an Issuing Bank


                                   By: /s/ George R. Schanz
Address:                              Name:   George R. Schanz
                                      Title:  Vice President
One First National Plaza
Chicago, Illinois 60670
Attention:  Mr. George R. Schanz
Telecopier No. (312) 732-3055


                             FIRST UNION NATIONAL BANK OF NORTH
                             CAROLINA


                                   By: /s/ Michael J. Kolosowsky
Address:                              Name:   Michael J. Kolosowsky
                                      Title:  Vice President
1001 Fannin Street, Suite 2255
Houston, Texas  77002
Attention:  Mr. Paul N. Riddle
Telecopier No. (713) 650-6354

                                      S-3


                             NATIONAL BANK OF CANADA


                                   By:  /s/ Larry L. Sears
Address:                              Name:  Larry L. Sears
                                      Title: Group Vice President
125 West 55th Street
New York, New York 10019-5366
Attention:  Mr. Wayne Rosen        By: /s/ Doug Clark
Telecopier No. (212) 632-8736         Name:  Doug Clark
                                      Title: Vice President

With Copy To:

2121 San Jacinto, Suite 1850
Dallas, Texas 75201
Attention:  Mr. Doug Clark
Telecopier No. (214) 871-2015
                                      S-4

                             THE FROST NATIONAL BANK


                                   By: /s/ James B. Crosby
Address:                              Name:  James B. Crosby
                                      Title: Senior Vice President
100 W. Houston Street
P. O. Box 1600
San Antonio, Texas  78296
Attention:  Ms. Jenny Crabtree
Telecopier No. (210) 220-4626


                             DEN NORSKE BANK ASA


                                   By: /s/ Haakon Sandborg
Address:                              Name:  Haakon Sandborg
                                      Title: Senior Vice President
Three Allen Center
333 Clay Street, Suite 4890
Houston, Texas 77002               By: /s/ Byron L. Cooley
Attention:  Mr. Byron Cooley           Name:  Byron L. Cooley
Telecopier No. (713) 757-1167          Title: First Vice President

                                      S-5



                                    ANNEX I

                                  Commitments


                                                 Revolving
                                                 Credit
          Banks                                  Commitment
          -----                                  ----------
                                                    ($'s)

          Banque Paribas                          24,000,000
          The Bank of Nova Scotia                 24,000,000
          Bank of Scotland                        20,000,000
          Christiania Bank OG Kreditkasse         20,000,000
          The First National Bank of Chicago      20,000,000
          National Bank of Canada                 12,000,000
          First Union National Bank of
            North Carolina                        10,000,000
          The Frost National Bank                 10,000,000
          Den norske Bank ASA                     10,000,000
                                                 -----------
                              Total              150,000,000

                                   Annex I-1

                                   EXHIBIT A

                  FORM OF REVOLVING CREDIT NOTE


$__________                                          June 7, 1996


    TESORO PETROLEUM CORPORATION, a Delaware corporation (the "Company"), for value received, promises and agrees to pay to the order of (the "Lender") at the Payment Office of BANQUE PARIBAS (the "Administrative Agent"), at
_________________________,         the          principal         sum         of
___________________________________  DOLLARS  ($___________________),  or   such
lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by Lender hereunder to the Company under the Credit Agreement, as hereafter defined, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement referred to below, and to pay interest on the unpaid principal amount as provided in the Credit Agreement for such Revolving Credit Loans made by the Lender to the Company under the Credit Agreement, at such office, in like money and funds, for the period commencing on the date of each such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

    In addition to and cumulative of any payments required to be made against this note pursuant to the Credit Agreement, this note, including all principal and accrued interest then unpaid, shall be due and payable on April ________, 1999, its final maturity. All payments shall be applied first to accrued interest and the balance to principal, except as otherwise expressly provided in the Credit Agreement. Prepayments on this note shall be applied in the manner set forth in the Credit Agreement.

    This note is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of the 7th day of June, 1996, by and among the Company and Banque Paribas, individually, as Issuing Bank and as Administrative Agent, The Bank of Nova Scotia, individually and as Documentation Agent and financial institutions parties thereto (including the Lender) (such Credit Agreement, together with all amendments or supplements thereto, being the "Credit Agreement"). This note evidences the Revolving Credit Loans made by the Lender thereunder and shall be governed by the Credit Agreement. Capitalized terms used in this note and not defined in this note, but which are defined in the Credit Agreement, have the respective meanings herein as are assigned to them in the Credit Agreement.

    The Lender is hereby authorized by the Company to endorse on Schedule A (or a continuation thereof) attached to this note, the Type of each Revolving Credit Loan, the amount and date of each payment or prepayment of principal of each such Revolving Credit Loan received by the Lender and the Interest Periods and interest rates applicable to each Revolving Credit Loan, provided that any failure by the Lender to make any such endorsement shall not affect the obligations of the Company under the Credit Agreement or under this note in respect of such Revolving Credit Loans.

    Except only for any notices which are specifically required by the Credit Agreement or the other Financing Documents, the Company and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including but not limited to notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty

                                      A-1

or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete enforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

    The Credit Agreement provides for the acceleration of the maturity of this note upon the occurrence of certain events and for prepayment of Revolving Credit Loans upon the terms and conditions specified therein. Reference is made to the Credit Agreement for all other pertinent purposes.

    This note is issued pursuant to and is entitled to the benefits of the Credit Agreement and is secured by the Security Instruments.

    THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.


                             TESORO PETROLEUM CORPORATION



                             By:______________________________
                                Name:
                                Title:

                                      A-2

                                   EXHIBIT B

                           FORM OF BORROWING REQUEST

                           __________________, 199__

    TESORO PETROLEUM CORPORATION, a Delaware corporation (the "Company"), hereby requests a Borrowing on the date and in the amount as follows:



    $___________________ under the Revolving Credit Notes

    Requested funding date:  ________________, 199__

    Type of Borrowing:  ______ Base Rate Loans
                        ______ Eurodollar Loans

    If Eurodollar Loans, length of Interest Period:
                   ______ one month
                   ______ two months
                   ______ three months
                   ______ six months


pursuant to the Credit Agreement dated as of June 7, 1996 (as the same may be amended or supplemented, the "Credit Agreement") among the Company, Banque Paribas, individually, as Issuing Bank, and as Administrative Agent, The Bank of Nova Scotia, individually, and as Documentation Agent and the financial institutions now or hereafter parties thereto. Capitalized terms used herein and not defined herein shall have the meaning given such term in the Credit Agreement. The undersigned certifies that he is the __________________ of the Company, and that as such he is authorized to execute this certificate on behalf of the Company. The undersigned further certifies, represents and warrants on behalf of the Company that (i) the Company is entitled to receive the requested Revolving Credit Loan under the terms and conditions of the Credit Agreement and
(ii) after giving effect to any requested Revolving Credit Loan, the aggregate principal amount of outstanding Revolving Credit Loans will not exceed the Maximum Revolving Credit Loan Available Amount.


                             TESORO PETROLEUM CORPORATION


                             By:___________________________________
                                 Name:
                                 Title:

                                      B-1

                                   EXHIBIT C


         SUBSIDIARIES                                      GUARANTORS
         ------------                                      ----------

         Tesoro Petroleum Companies, Inc.                       X
         Digicomp, Inc.                                         X
         Tesoro Technology Partners Company                     X
         Tesoro Alaska Petroleum Company                        X
         Interior Fuels Company                                 X
         Tesoro Alaska Pipeline Company                         X
         Tesoro Northstore Company                              X
         Tesoro Refining, Marketing & Supply Company            X
         Tesoro Exploration and Production Company              X
         Tesoro E&P Company, L.P.                               X
         Tesoro Gas Resources Company, Inc.                     X
         Tesoro Natural Gas Company                             X
         Tesoro Bolivia Petroleum Company                       X
         Kenai Pipe Line Company                                X
         Tesoro Vostok Company                                  X
         Coastwide Marine Services, Inc.                        X
         Tesoro Coastwide Services Company                      X
         Tesoro Environmental Resources Company
         Tesoro Environmental Products Company
         Tesoro Indonesia Petroleum Company
         Tesoro Tarakan Petroleum Company
         Tesoro Equipment Company
         Tesoro Crude Oil Company
         Tesoro Gasoline Marketing Company
         Tesoro Pump & Valve Company
         Tesoro Petroleum (Singapore) Pte. Ltd.

                                      C-1

                                   EXHIBIT D

                                    FORM OF

                           ASSIGNMENT AND ACCEPTANCE

                            Dated: __________, 199__

    Reference is made to the Credit Agreement dated as of April ______, 1996 (as restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement"), among TESORO PETROLEUM CORPORATION, a Delaware corporation, BANQUE PARIBAS, individually, as Issuing Bank and as Administrative Agent, THE BANK OF NOVA SCOTIA, individually and as Documentation Agent, and the financial institutions parties thereto (the "Lenders"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. This Assignment and Acceptance, between the Assignor (as defined and set forth on Schedule I hereto and made a part hereof) and the Assignee (as defined and set forth on Schedule I hereto and made a part hereof) is dated as of the Effective Date (as set forth on Schedule I hereto and made a part hereof).

    1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, an undivided interest (the "Assigned Interest") in and to all the Assignor's rights and obligations under the Credit Agreement respecting the credit facilities contained in the Credit Agreement as set forth on Schedule I (herein referred to as the "Assigned Loans"), in a principal amount for each Assigned Loan as set forth on Schedule I.

    2. The Assignor (i) represents and warrants that it owns the Assigned Interest free and clear from any lien or adverse claim; (ii) other than the representation and warranty set forth in clause (i) above, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument, document or agreement delivered in connection therewith, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or its Subsidiaries or the performance or observance by the Company or its Subsidiaries of any of its respective obligations under the Credit Agreement, or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes held by it evidencing the Assigned Loans and requests that the Administrative Agent exchange such Note(s) for a new Note or Notes payable to the Assignor (if the Assignor has retained any interest in the Assigned Loans) and new Notes payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

    3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance and that it is an Eligible Transferee under of the Credit Agreement; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.06, or if later, the most recent financial statements delivered pursuant to Section 5.15 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis; (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;

                                      D-1
(iv) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender and hereby makes the Lender representations set forth in Section 2.21(f) of the Credit Agreement; and
(vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States and required pursuant to Section 2.21 of the Credit Agreement certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

    4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent and the Company for acceptance by each of them and recording by the Administrative Agent pursuant to Section 9.07(b) of the Credit Agreement, effective as of the Effective Date (which Effective Date shall, unless otherwise agreed to by the Administrative Agent, be at least five Business Days after the execution of this Assignment and Acceptance).

    5. Upon acceptance and recording by the Administrative Agent, all payments under the Credit Agreement in respect of the Assigned Interest (including without limitation, all payments of principal, interest and fees with respect thereto) for the period up to, but not including, the Effective Date, shall be made to the Assignor, and for the period from and after the Effective Date shall be made to the Assignee. Assignor and Assignee hereby agree that if Assignor receives any of the payments referred to in the preceding sentence which should have been made to Assignee, or if Assignee receives any of the payments referred to in the previous sentence which should have been made to Assignor, such payments shall promptly be paid by Assignor to Assignee, or by Assignee to Assignor, as the case may be, in full.

    6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance and Section 9.07 of the Credit Agreement, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance and Section 9.07 of the Credit Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

    7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

    IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on
Schedule I hereto.



                             as Assignor


                             By: _____________________________________________
                                Name:
                                     Title:

                                      D-2

                             as Assignee

                             By: _____________________________________________
                                     Name:
                                     Title:


                             ACCEPTED:

                             TESORO PETROLEUM CORPORATION



                             By: _____________________________________________
                                     Name:
                                     Title:


                             BANQUE PARIBAS, as Administrative Agent



                             By: _____________________________________________
                                     Name:
                                     Title:



                             By: _____________________________________________
                                     Name:
                                     Title:

                                      D-3

                    SCHEDULE I TO ASSIGNMENT AND ACCEPTANCE
                        RESPECTING THE CREDIT AGREEMENT,
                         DATED AS OF JUNE 7, 1996 AMONG
                        TESORO PETROLEUM CORPORATION AND
                                BANQUE PARIBAS,
          INDIVIDUALLY, AS Administrative Agent AND AS  ISSUING BANK,
      AND THE BANK OF NOVA SCOTIA INDIVIDUALLY AND AS Documentation Agent
                        AND THE LENDERS PARTIES THERETO


Assignor: _________________________________________________

Assignee: _________________________________________________

Effective Date of Assignment: _________________, 199__



                                                Percentage Assigned (to at
                    Principal Amount (sum       least 8 decimals) shown as a
Assigned Loans      of Commitment and           percentage of aggregate
     and            outstanding amounts)        original principal amount
Commitments              Assigned                     of all Lenders
- -----------              --------                     --------------

Revolving Credit Loans
and Commitments       $____________________               _______%


Assignee's Base Rate                        Address for Notice:
Lending Office

__________________________             ___________________________
__________________________             ___________________________
__________________________             ___________________________

Assignee's Eurodollar                    Telex No.:_______________________
Lending Office

___________________________              Telecopy No.:____________________
___________________________
___________________________

                                      D-4

                                   EXHIBIT E

                         FORM OF BORROWING BASE REPORT



Pursuant to subsection 5.15(h) of the Credit Agreement dated as of June 7, 1996, among Tesoro Petroleum Corporation, Banque Paribas, individually, as Issuing Bank and as Administrative Agent, The Bank of Nova Scotia, individually, and as Documentation Agent, and the other financial institutions parties thereto (as amended, restated, modified or supplemented and in effect from time to time the "Credit Agreement", defined terms from which being used herein with the meanings assigned to such terms in the Credit Agreement), the undersigned hereby certifies to the Administrative Agent and the Lenders that the inventory and accounts have been valued in accordance with the terms of the Credit Agreement.

I.  The Borrowing Base as of __________________________ was $___________________
    computed as follows:

    A.   Eligible Accounts

         1.   Eligible Accounts
              (see Schedule I)                        $______________
         2.   80% of Line I.A.1                       $______________

    B.   Eligible Inventory

         1.   Loan Value of Eligible Inventory
              (see Schedule II)                       $______________
         2.   60% of Line I.B.1.                      $______________

    C.   E&P Borrowing Base                           $______________

         BORROWING BASE (Sum of Lines 1.A.2, I.B.2 and
           I.C.1)                                     $______________

    Certified as of the ______ day of _________________________.


                             TESORO PETROLEUM CORPORATION


                             By:_____________________________________
                             Printed Name:___________________________
                             Title:___________________________________

                                      E-1

                                   SCHEDULE I

                          SUMMARY OF ELIGIBLE ACCOUNTS

                                     [DATE]


         Loan Party                    Eligible Accounts
         ----------                    -----------------

    Tesoro Alaska Petroleum Company    $______________
    Tesoro Refining, Marketing &
      Supply Company                    _______________
    Kenai Pipe Line Company             _______________
    Tesoro Vostok Company               _______________


    TOTAL OF ELIGIBLE ACCOUNTS         $_______________

                                      E-2

                                  SCHEDULE II
                        LOAN VALUE OF ELIGIBLE INVENTORY
                                     [DATE]



A.  TESORO ALASKA PETROLEUM COMPANY

              State     Volume    Market         Market
    Product   Location  Bls.      Price/Bbl.     Value
    --------------------------------------------------

    ________  _________ ______    $__________    $________
    ________  _________ ______    ___________    _________
    ________  _________ ______    ___________    _________
    ________  _________ ______    ___________    _________
    ________  _________ ______    ___________    _________
    ________  _________ ______    ___________    _________
    ________  _________ ______    ___________    _________
    ________  _________ ______    ___________    _________

    TOTAL LOAN VALUE OF TESORO ALASKA PETROLEUM COMPANY'S
    ELIGIBLE INVENTORY                           $________ (1)


B.  KENAI PIPE LINE COMPANY

              State     Volume    Market         Market
    Product   Location  Bls.      Price/Bbl.     Value
    --------------------------------------------------

    ________  _________ ______    $__________    $________
    ________  _________ ______    ___________    _________
    ________  _________ ______    ___________    _________
    ________  _________ ______    ___________    _________
    ________  _________ ______    ___________    _________
    ________  _________ ______    ___________    _________
    ________  _________ ______    ___________    _________
    ________  _________ ______    ___________    _________

    TOTAL LOAN VALUE OF KENAI PIPELINE COMPANY'S
     ELIGIBLE INVENTORY                          $________ (2)

                                      E-3


C.  TESORO REFINING, MARKETING & SUPPLY COMPANY

              State     Volume    Market         Market
    Product   Location  Bls.      Price/Bbl.     Value
    --------------------------------------------------

    ________  _________ ______    $__________    $________
    ________  _________ ______    ___________    _________
    ________  _________ ______    ___________    _________
    ________  _________ ______    ___________    _________
    ________  _________ ______    ___________    _________
    ________  _________ ______    ___________    _________
    ________  _________ ______    ___________    _________
    ________  _________ ______    ___________    _________

    TOTAL LOAN VALUE OF TESORO REFINING, MARKETING
      & SUPPLY COMPANY'S ELIGIBLE INVENTORY      $________ (3)


D.  TOTAL LOAN VALUE OF ELIGIBLE INVENTORY
      (Sum of Lines (1), (2) and (3))            $________ (4)

                                      E-4

                                   EXHIBIT F

                    FORM OF LETTER TO HYDROCARBON PURCHASERS

                           [Letterhead of Mortgagor]



                            ________________, 19___



[Purchaser of Hydrocarbons]

    Re:  [Descriptions of Field and Division Order Identification Number]

Gentlemen:

    You are currently paying for purchases of hydrocarbons from ________________________ ("_______________") with respect to the above property.
By instrument entitled  ______________________  (the "Mortgage"), ______________
has mortgaged its interest in this property to ____________________________ (the "Bank "). The Mortgage provides for an assignment to the Bank of the proceeds arising from the purchases of hydrocarbons from the properties mortgaged thereby, which properties include the above property. Notwithstanding the foregoing, you are directed to continue to make checks, wire transfers and other remittances and payments (collectively, the "Payments") payable and to mail, wire transfer or otherwise direct all Payments to Tesoro E&P Company, L.P., or its designee, unless and until you should receive from the Bank contrary written instructions.

                             ____________________________________

                             By: ________________________________
                                  Name:
                                  Title:


                             ____________________________________
                             [Name of Bank]


                             By: ________________________________
                                  Name:
                                  Title:

                                      F-1